Exhibit 10.17

Execution Version

LEASE AGREEMENT

LANDLORD:

Somerset Holmdel Development I Urban Renewal, L.P.

101 Crawfords Corner Road

Holmdel, NJ 07733

TENANT:

iCIMS, Inc.

90 Matawan Road

Matawan, NJ 07747

PREMISES:

Building 3

Suite 3-200

Bell Works

101 Crawfords Corner Road

Holmdel Township, Monmouth County, NJ

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SCHEDULE LIST

SCHEDULE “A”	Fixed Rent Schedule
SCHEDULE “B”	Operating Expense Payments

EXHIBIT LIST

EXHIBIT “A”:	Floor Plan of Premises
EXHIBIT “B”:	Key Plan
EXHIBIT “B-1”	Construction Schedule for Tenant’s Work
EXHIBIT “B-2”	Landlord’s Base Building and Core Improvements Work
EXHIBIT “C”:	Confirmation Agreement
EXHIBIT “D”:	Tax Projections
EXHIBIT “E”:	Office Cleaning Specifications and Frequencies
EXHIBIT “F”:	Rules and Regulations
EXHIBIT “G-l”:	Affirmative Action & Prevailing Wage Addendum to Construction Contract

EXHIBIT “G-2”:	Green Building Standards Guidance for Potential GrowNJ Applicants
EXHIBIT “H”:	Existing Options
EXHIBIT “I”:	Executive Patio Size and Location
EXHIBIT “J”:	Payment Schedule
EXHIBIT “K”:	Auditorium
EXHIBIT “L”:	Banquet Area
EXHIBIT “M”:	Atrium Event Space
EXHIBIT “N”:	Stairway Penetration Locations
EXHIBIT “O”:	Secure Access Point Locations
EXHIBIT “P”:	Common Rooftop Deck
EXHIBIT “Q”:	Building Security
EXHIBIT “R”:	Form of Letter of Credit
EXHIBIT “S”:	Temporary Conference Rooms
EXHIBIT “T”:	Preliminary Event Space Plan

TABLE OF DEFINED TERMS

ADA	15
Additional Rent	7
adequate assurance of future performance	26
Affiliate	20
Agreement	8
Alterations	18
Antenna	48
Association	46
Atrium Event Space	61
Auditorium	62
Available Offer Space	58
Banquet Area	62
Base Operating Expenses	7
Base Tax	9
Billboard	42
Billboard Termination Date	41
Building	1
Commencement Date for the Available Offer Space	60
Common Areas	3
Completion Date	36
Concourse Level Floor Space	1
Condominium	47
Construction Manager	35
Contingency Deadline	55
control	20
Decorations	18
Default	22
Default Rate	5
deficiency	24
Delivery of Possession	4
Effective Date	4
Electing Party	26
Election Notice	57
Environmental Laws	42
Event of Landlord Default	27
Executive Order	45
Expiration Date	4
Exterior Signage	42
Facilities	65
Facilities License	65
Facilities Licensed Areas	65
Facilities Plan	65
fair market rent	46
Fifth Floor Space	2
Final Construction Documents	35
First Floor Space	1
First Offer Leasing Notice	59
First Phase Contribution	37
First Phase Rent Commencement Date	4

First Phase Rent Credit	5
Fitout Price	36
Fixed Rent	4
Force Majeure	14
Fourth Floor Space	2
Improvement Delay	63
Incentive Award	55
Indemnitees	31
Land	1
Landlord	1
Landlord’s Broker	39
Landlord’s Contribution	37
Landlord’s Notice	28
Law	15
Laws	15
Lease Year	7
Letter of Credit	50
Loss Factor	1
Money Laundering Act	45
National Holidays	11
Negotiation Period	46
NJEDA	55
Occupancy Date	44
OFAC	45
Offer Space	58
Operating Expenses	7
Parties	1
Phase	1
Premises	1
Project	1
Real Property	7
Reletting Expenses	24
Renewal Term	45
Rent	7
Rentable Area of the Premises	1
Reservation Period	57
Reservation Space	57
Reservation Space Commencement Date	57
Right of First Offer	58
RSF	1
Second Floor Space	2
Second Phase Contribution	37
Second Phase Rent Commencement Date	4
Second Phase Rent Credit	6
Security Deposit	50
Supplemental Cooling System	51
Supplemental Cooling System License	51
Supplemental Cooling System Licensed Areas	51
Supplemental Cooling System Plan	51
Supplemental System Licensed Use	51
Tax Charge	8
Taxes	7
Temporary Rent	47
Tenant	1
Tenant Additions	29
Tenant and Others in Interest	45

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Tenant Delay	39
Tenant Representative	43
Tenant’s ASC	8, 9
Tenant’s Broker	39
Tenant’s Notice	19
Tenant’s Security System	12
Tenant’s Share	7
Tenant’s Work	35
Term	4
Third Floor Space	2
Third Phase Contribution	37
Third Phase Rent Commencement Date	4
Third Phase Rent Credit	6
Township	8
Uncontrollable Costs	8
Value Engineering	36

LEASE AGREEMENT

THIS AGREEMENT OF LEASE (“Lease”) made this 8th day of July, 2016, by Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey Limited Partnership with an address of 101 Crawfords Corner Road, Holmdel, NJ 07733 (“Landlord”) and iCIMS, Inc., a New Jersey corporation with an address of 90 Matawan Road, Matawan, NJ 07747 (“Tenant” and collectively with Landlord, the “Parties”).

ARTICLE 1. LEASE OF PREMISES

1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the spaces depicted on Exhibit “A” (“Premises”) that is located in the Building (as defined in Section 1.2 of this Lease) for the Term (as defined in Section 2.1 of this Lease) upon the conditions provided in this Lease. Landlord will deliver the Premises to Tenant in 3 Phases, i.e., the First Phase, the Second Phase, and the Third Phase (each, a “Phase”).

1.2. The Premises, which is designated as Suite 3-200, is located in “building 3” of that certain mixed use building known as “Bell Works” (“Building”) having an address of 101 Crawfords Corner Road, Holmdel Township, Monmouth County, New Jersey and containing approximately 1,182,729 rentable square feet of office space, as same may be adjusted by Landlord from time to time. The Building, the parcel(s) of real estate upon which the Building is located (“Land”), and any other improvements located on the Land, are collectively referred to in this Lease as the “Project.”

1.3. As used in this Lease, “Rentable Area of the Premises” or “RSF” means the sum of

(A) the total number of square feet contained in the areas on the Concourse Level of “building 3” (“Concourse Level Floor Space”) as shown on Exhibit “A”, computed in accordance with “Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2010)” by measuring to the prominent inside face of the perimeter walls to the inside face of the opposite interior corridor walls to the inside face of all vertical penetrations and to the centerline of all the separation walls of the Concourse Level Floor Space, excluding all existing and new electrical and mechanical rooms within the Concourse Level Floor Space and those along the perimeter of the Concourse Level Floor Space, plus

(B) an appropriate adjustment of a 20% loss factor for the share of the Building that is used for public corridors including without limitation, the concourse areas, public toilets, air-conditioning rooms, fan rooms, janitor’s closets, electrical closets, telephone closets, storage closets, mechanical rooms, elevator shafts, loading areas, flues, stacks, pipe shafts and vertical ducts with their enclosing walls (“Loss Factor”) allocable to the Concourse Level Floor Space, plus

(C) the total number of square feet contained in the areas on the 1st floor of “building 3” (“First Floor Space”) as shown on Exhibit “A”, computed in accordance with “Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2010)” by measuring to the prominent inside face of the perimeter corridor glass wall to the inside face of the opposite atrium facing wall to the inside face of all vertical penetrations and to the centerline of all the separation walls of the First Floor Space, excluding all existing and new electrical and mechanical rooms within the First Floor Space and those along the perimeter of the First Floor Space, plus

(D) the Loss Factor allocable to the First Floor Space, plus

(E) the total number of square feet contained in the areas on the 2nd floor of “building 3” (“Second Floor Space”) as shown on Exhibit “A”, computed in accordance with “Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2010)” by measuring to the prominent inside face of the exterior building wall to the inside face of the opposite atrium facing wall to the inside face of all vertical penetrations, including all new and existing electrical closets except those along the perimeter of the Second Floor Space that separates the Second Floor Space from the perimeter corridors, including mechanical rooms within the Second Floor Space but excluding riser closets along the perimeter of the Second Floor Space, plus

(F) the Loss Factor allocable to the Second Floor Space, plus

(G) the total number of square feet contained in the areas on the 3rd floor of “building 3” (“Third Floor Space”) as shown on Exhibit “A”, computed in accordance with “Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2010)” by measuring to the prominent inside face of the exterior building wall to the inside face of the opposite atrium facing wall to the inside face of all vertical penetrations, including all new and existing electrical closets except those along the perimeter of the Third Floor Space that separates the Third Floor Space from the perimeter corridors, including mechanical rooms within the Third Floor Space but excluding riser closets along the perimeter of the Third Floor Space, plus

(H) the Loss Factor allocable to the Third Floor Space, plus

(I) the total number of square feet contained in the areas on the 4th floor of “building 3” (“Fourth Floor Space”) as shown on Exhibit “A”, computed in accordance with “Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2010)” by measuring to the prominent inside face of the exterior building wall to the inside face of the opposite atrium facing wall to the inside face of all vertical penetrations, including all new and existing electrical closets except those along the perimeter of the Fourth Floor Space that separates the Fourth Floor Space from the perimeter corridors, including mechanical rooms within the Fourth Floor Space but excluding riser closets along the perimeter of the Fourth Floor Space, plus

(J) the Loss Factor allocable to the Fourth Floor Space, plus

(K) the total number of square feet contained in the areas on the 5th floor of “building 3” (“Fifth Floor Space”) as shown on Exhibit “A”, computed in accordance with “Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2010)” by measuring to the prominent inside face of the exterior building wall to the inside face of the opposite atrium facing wall to the inside face of all vertical penetrations, including all new and existing electrical closets except those along the perimeter of the Fifth Floor Space that separates the Fifth Floor Space from the perimeter corridors, including mechanical rooms within the Fifth Floor Space but excluding riser closets along the perimeter of the Fifth Floor Space, plus

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(L) the Loss Factor allocable to the Fifth Floor Space.

In computing the Rentable Area of the Premises and the Rentable Area of the Building, no deduction will be made for columns and projections necessary for the structural integrity of the Building and the agreed upon measurements provided to Landlord by both Tenant’s and Landlord’s architects will be conclusive and binding upon Landlord and Tenant. Landlord’s and Tenant’s architects will each submit their initial measurements to the other no later than 30 days after the First Phase Rent Commencement Date. Landlord’s architect and Tenant’s architect will then work together in good faith to resolve and agree on any discrepancies between their measurements no later than 5 business days after the last to submit its measurements to the other architect. In the event that (a) there is a discrepancy between the measurements made by Landlord’s architect and Tenant’s architect and (b) Landlord and Tenant cannot after good faith efforts resolve the dispute, the parties will appoint a third, independent, licensed architect under the laws of the State of New Jersey (with not less than 7 years of experience with office space design) whose determination as to the RSF of the Premises (that will be computed in accordance with this Section 1.3) will be conclusive and binding, and whose fees will be borne equally by Landlord and Tenant; provided, however, that if the parties cannot agree on the third architect, either party may seek the appointment of the aforementioned independent, licensed architect by a court of competent jurisdiction in Monmouth County, NJ. Subject to the agreed upon measurements by Landlord’s architect and Tenant’s architect, the Rentable Area of the Premises is 342,375 RSF [198,529 RSF (First Phase consisting of 41,023 RSF (Concourse Level Space) + 13,660 RSF (First Floor Space) + 71,923 RSF (Second Floor Space) + 71,923 RSF (Third Floor Space)) + 71,923 RSF (Second Phase consisting of the Fourth Floor Space) + 71,923 RSF (Third Phase consisting of the Fifth Floor Space)]. Notwithstanding anything herein to the contrary, the final calculated RSF for the Premises will not be more than the foregoing stipulated RSF for the Premises.

1.4. Tenant, its employees, agents, contractors, and invitees will have the right, in common with Landlord and other tenants of the Project, and their employees, agents, contractors, and invitees, to use the Common Areas (as defined in this Section 1.4). As used in this Lease, “Common Area” means those Project areas, structures, parking areas, access driveways, roadways, sidewalks, plazas, landscaped areas, traffic lights, storm drainage facilities, sanitary sewer, domestic and lire water systems, fire protection installations, electric power and telephone cables and lines and other utility connections, facilities and other improvements (above and below ground) which now exist or hereafter are constructed on the Land for use in common by Landlord, Tenant, and other tenants located in other buildings which are part of the Project.

ARTICLE 2. TERM

2.1. The term (“Term”) of this Lease will commence on the date upon which the last party to execute this Lease has done so, as evidenced by the date noted below its signature (“Effective Dat”) and expire on the Expiration Date (as defined in Section 2.5 of this Lease), unless sooner terminated as provided in this Lease.

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2.2. The “First Phase Rent Commencement Date” of this Lease will be the date in accordance with the schedule set forth on Exhibit “B-l” upon which Landlord delivers possession of the entire First Phase to Tenant (“Delivery of Possession”), which will be the earlier to occur of (i) the day upon which Tenant commences business in any portion of the Premises or (ii) the Completion Date (as defined in Section 20.3(C) of this Lease).

2.3. The “Second Phase Rent Commencement Date” will be the earlier to occur of (i) the day upon which Tenant commences business in the Second Phase, or (ii) the Completion Date for the Second Phase that as of the Effective Date is anticipated to occur on April 1,2018.

2.4. The “Third Phase Rent Commencement Date” will be the earlier to occur of (i) the day upon which Tenant commences business in Third Phase or (ii) the Completion Date for the Third Phase that as of the Effective Date is anticipated to occur on October 1, 2019.

2.5. The “Expiration Date” will occur at 11:59 p.m. on the last day of the 180th full calendar month following the date of Delivery of Possession or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

2.6. Once established the Rent Commencement Date for each Phase, the Expiration Date and other pertinent matters will be confirmed by Landlord and Tenant by execution of the Confirmation Agreement attached hereto at Exhibit “C”, and by this reference is hereby made a part hereof, which Confirmation Agreement will be executed by Landlord and Tenant within 30 days of the occurrence of the applicable Rent Commencement Date; however, the enforceability of this Lease will not be affected should either party fail or refuse to execute the Confirmation Agreement.

ARTICLE 3. FIXED RENT

3.1. Commencing on the Rent Commencement Date for each Phase, Tenant agrees to pay to Landlord or Landlord’s assignee or designee promptly when due, without notice or demand and without counterclaim, deduction or setoff of any kind or amount for any reason whatsoever except as is expressly set forth in this Lease, and continuing to and including the last day of the Term annual fixed rent (“Fixed Rent”) payable in equal monthly installments, in advance on the first day of each and every calendar month of the Term of this Lease in lawful money of the United States of America as more particularly set forth on Schedule A. If (i) the Rentable Area of the First Phase is other than 198,529 RSF, (ii) the Rentable Area of the Second Phase is other than 71,923 RSF, or (iii) the Rentable Area of the Third Phase is other than 71,923 RSF, Schedule A (and the charts set forth in Sections 3.6—3.8 of this Lease) will be revised accordingly and the Parties will sign an amendment to this Lease memorializing the actual RSF and the amounts of Fixed Rent for the Premises.

3.2. Tenant will pay Landlord the first installment of Fixed Rent for the First Phase within 1 business day of the Effective Date.

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3.3. Unpaid Rent (as defined in Section 4.1(G) below) will bear interest at 2% above the prime rate then most recently announced by Citibank, N.A. as its corporate base lending rate, from time to time announced, but in no event higher than the lower of 5% or the maximum rate permitted by law (“Default Rate”) from the date due until paid, if such Rent is not paid within 10 days after the date due.

3.4. If the option set forth in Article 28 of this Lease is exercised by Tenant, all Fixed Rent and Additional Rent (as defined in Section 4.1(A) of this Lease) payable pursuant to this Lease will continue to be paid by Tenant as set forth in this Lease.

3.5. Tenant will mail Rent payments to Landlord at the following address: Somerset Hohndel Development I Urban Renewal, L.P., 101 Crawfords Corner Road, Holmdel, NJ 07733, Attn.: Mr. Pat Garofalo, or to such other place or to such other party as Landlord may from time to time designate in a written notice to Tenant or at Tenant’s election, Tenant may wire Rent payments to an account designated by Landlord.

3.6. Provided that (i) Tenant is then in actual physical possession of the First Phase and (ii) Tenant is not then in Default (as defined in Section 10.1 of this Lease and subject to Section 10.9 of this Lease), Tenant will be granted a credit in the amount of 100% of Fixed Rent for the First Phase (198,529 RSF) otherwise payable by Tenant for months 2 13 during the Term (individually and collectively, the “First Phase Rent Credit”) as follows.

Month(s)	RSF	Fixed Rent (per RSF)	RSF	Fixed Rent (per RSF)	Monthly Amount of First Phase Rent Credit	Total Amount of First Phase Rent Credit
2-12	157,506	$24.00	41,023	$12.00	$356,035.00	$3,916,385.00
13	157,506	$24.40	41,023	$12.20	$361,285.20	$361,285.20
						$4,277,670.20

In the event that on the date any such First Phase Rent Credit is to be applied, Tenant is in Default (subject to the terms of Section 10,9 of the Lease), any portion of the First Phase Rent Credit to be applied against Fixed Rent will be entirely forfeited.

3.7. Provided that (i) Tenant is then in actual physical possession of the First Phase and the Second Phase and (ii) Tenant is not then in Default, Tenant will be granted a credit in the amount of 100% of Fixed Rent for the Second Phase (71,923 RSF) otherwise payable by Tenant for the initial 12 month period during the Term commencing on the Second Phase Rent Commencement Date (individually and collectively, the “Second Phase Rent Credit”) as follows.

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Month(s)	Fixed Rent (per RSF)	Monthly Amount of Second Phase Rent Credit	Total Amount of Second Phase Rent Credit
10-12	$24.00	$143,846.00	$431,538.00
13 21	$24.40	$146,243.43	$1,316,190.87
			$1,747,728.87

In the event that on the date any such Second Phase Rent Credit is to be applied, Tenant is in Default (subject to Section 10.9 of the Lease), any portion of the Second Phase Rent Credit to be applied against Fixed Rent will be entirely forfeited.

3.8. Provided that (i) Tenant is then in actual physical possession of the Premises and (ii) Tenant is not then in Default, Tenant will be granted a credit in the amount of 100% of Fixed Rent for the Third Phase (71,923 RSF) otherwise payable by Tenant for the initial 12 month period during the Term commencing on the Third Phase Rent Commencement Date (individually and collectively, the “Third Phase Rent Credit”) as follows.

Month(s)	Fixed Rent (per RSF)	Monthly Amount of Third Phase Rent Credit	Total Amount of Third Phase Rent Credit
28-36	$24.80	$148,640.87	$1,337,767.83
37-39	$25.20	$151,038.30	$453,114.90
			$1,790,882.73

In the event that on the date any such Third Phase Rent Credit is to be applied, Tenant is in Default (subject to Section 10.9 of the Lease), any portion of the Third Phase Rent Credit to be applied against Fixed Rent will be entirely forfeited.

3.9. During any period(s) that the Rent Credit applies Tenant will be responsible for Tenant’s electric charges under Section 5.3 of this Lease and Tenant’s Share (as defined in Section 4.1(I) of this Lease) of any Additional Rent.

3.10. As used in this Lease, “Lease Year” means with respect to the first Lease Year, the 12 month period beginning on the first day of the first month following the First Phase Rent Commencement Date (unless the First Phase Rent Commencement Date is the first day of a calendar month in which case beginning on the First Phase Rent Commencement Date), and thereafter, each subsequent 12 month, or shorter, period until the Expiration Date.

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ARTICLE 4. ADDITIONAL RENT

4.1. As used in this Lease, the following terms have the following meanings:

(A) “Additional Rent” means all charges, costs, and expenses set forth in this Lease other than Fixed Rent.

(B) “Base Operating Expenses” mean those Operating Expenses incurred during Calendar Year 2018.

(C) Intentionally omitted.

(D) Intentionally omitted.

(E) “Operating Expenses” means all of Landlord’s direct costs and expenses of operating, managing, maintaining, repairing, replacing and insuring the Common Areas solely attributable to (i) the office segment of the Project and (ii) the office portion of those costs and expenses which are shared by both the office and retail segment of the Project, including but not limited to parking areas, sidewalks, landscaping, and lighting in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, but which may be altered from time to time. Operating Expenses will not include costs and expenses which are solely attributable to the retail portion of the Project.

(F) “Real Property” means the Building, the Land, any other improvements located on the Land, exclusive of personal property.

(G) “Rent” means Fixed Rent and Additional Rent.

(H) “Taxes” means all taxes, assessments, general and special, ordinary as well as extraordinary, charges, levies and impositions or payments required to be made in lieu thereof, presently or hereinafter in effect, which are or may be made liens upon or against the Building, the Land, or both and which are allocable to the Term; provided, however that Taxes will not include any income taxes of Landlord..

(I) “Tenant’s Share” means 16.45% as of the First Phase Rent Commencement Date, 22.53% as of the Second Phase Rent Commencement Date, and 28.61% as of the Third Phase Rent Commencement Date, which percentages represent the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as may be adjusted from time to time during the Term.

4.2. Landlord and Tenant agree that notwithstanding anything to the contrary contained in this Lease, for purposes of this Lease it will be conclusively deemed that Base Operating Expenses are fixed at $10.00 per RSF and except as set forth in this Section 4.2, thereafter for each calendar year during the Term the amount of Operating Expenses, i.e., $10.00 per RSF, will be compounded annually at the rate of 3% and paid by Tenant to Landlord in the amounts set forth on Schedule “B”; however, Operating Expenses associated with insurance premiums, snow removal and the treatment of ice, security associated with the office portion of

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the Project, and utilities (collectively, “Uncontrollable Costs”) will NOT be subject to the aforementioned 3% cap, but will increase at the rate (per RSF) that any Uncontrollable Costs actually increases from the Base Operating Expenses (per RSF) associated with such Uncontrollable Cost as determined by Landlord. However, Landlord will only pass thru any increase in Uncontrollable Cost if the actual Base Operating Expense, as compounded annually by 3% for any given calendar year, exceeds the Base Operating Expense as compounded for that given year. By way of example and not of limitation, in Year 4 the Base Operating Expense are $10.93 per RSF (as per Schedule “B”), (i) if the actual Base Operating Expenses in Year 4 are $10.98 per RSF and the escalation is due to increase in janitorial services (a controllable expense), Landlord will not pass thru the increase to Tenant, (ii) if the escalation is due to increase in utilities (an Uncontrollable Cost), Landlord will pass thru the $0.05 per RSF increase to Tenant, and (iii) if the actual Base Operating Expenses in Year 4 are $10.90 per RSF and there is an increase in utilities, Landlord will not pass thru the increase cost of utilities to Tenant. Tenant will pay Landlord any sums due pursuant to this Section 4.2 as Additional Rent within 30 days of Landlord’s demand therefor. Landlord and Tenant agree that the first calendar year for which Tenant is obligated to pay increases above Base Operating Expenses as set forth in this Section 4.2 will be pro-rated as may be required to reflect the intention of the parties that Tenant will not be obligated to pay for increases in Operating Expenses during the 12 calendar month period following the First Phase Rent Commencement Date. By way of example, if the First Phase Rent Commencement Date is July 1, 2017, Tenant’s obligation to pay for increases in Operating Expenses as set forth in this Section 4.2 will commence on July 1, 2018.

(A) Intentionally omitted.

(B) Intentionally omitted.

(C) Tax Escalation—A portion of the Fixed Rent payable by Tenant under this Lease includes an allocation for Taxes. The Township of Holmdel (“Township”) has approved a long term tax exemption pursuant to the Long Term Tax Exemption Law, N.J.S.A. 40A:20-l et seq„ for the Building, whereby in accordance with that certain June 17, 2014 Financial Agreement (“Agreement”) by and between Township and Landlord, Township will accept an annual service charge, which charge includes an administrative fee, in lieu of real property taxes paid by Landlord to Township. For such period of time during the Term in which the Agreement is in effect, Tenant will pay Landlord, as Additional Rent, an amount (“Tax Charge”) equal to difference between Tenant’s annual service charge (“Tenant’s ASC”) (as defined in Section 4.2(C)2 of this Lease) per RSF and the Base Tax (as defined in Section 4.2(C)(1) of this Lease) per RSF, the result of which will be multiplied by the RSF of the Premises, pro-rated for each Calendar Year, as may be applicable, to account for the delivery of the Premises in Phases in accordance with the provisions of this Lease. In no event will the Tax Charge be less than the Base Tax. The Tax Charge will be billed quarterly by Landlord. A copy of Tenant’s tax projections is attached as Exhibit “D”; however, Landlord and Tenant acknowledge and agree that in the event that (i) the RSF of any of Phase is determined after the final measurement of such Phase (performed in accordance with Section 1.3 of this Lease) to be different from the amount of RSF attributable to such Phase in this Lease, i.e., First Phase—198,529 RSF; Second Phase—71,923 RSF; and Third Phase—71,923 RSF, or (ii) the Rent Commencement Date of any Phase is a date other than what is anticipated in this Lease, i.e., First Phase—July 1, 2017; Second Phase—April 1, 2018; and Third Phase—October 1, 2019, Exhibit “D” will be revised accordingly and the Parties will sign an amendment to this Lease memorializing Tenant’s revised tax projections.

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1.

“Base Tax” means the amount equal to the product of the annual Fixed Rent per RSF payable by Tenant under this Lease for calendar year 2017 (adjusted proportionately for periods less than a calendar year and excluding any “free-rent” or “rent credit” provided by Landlord) multiplied by initial PILOT Rate under the Agreement, i.e., 10.25%.

2.

“Tenant’s ASC” means the amount equal to the product of the annual Fixed Rent per RSF payable by Tenant under this Lease for each calendar year during the Term subsequent to the calendar year in which Delivery of Possession occurs (anticipated to be 2017) multiplied by the PILOT Rate pursuant to the Agreement for the year in question.

For such period of time during the Term in which the Agreement is not in effect, if the Taxes for the Real Property for any calendar year or partial calendar year, during the Term are greater than the Taxes for the year subsequent to the calendar year in which Delivery of Possession occurs (anticipated to be 2017 Taxes) (adjusted proportionately for periods less than a calendar year), then Tenant will pay to Landlord as Additional Rent, Tenant’s Share of all such excess Taxes. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall not be responsible for any increase in Taxes solely due to a future sale or transfer of the Premises or the Building. As more particularly set forth in Section 4,2, Base Operating Expenses are fixed at $10.00 per RSF and Tenant will not be obligated to pay for increases in Operating Expenses during the 12 calendar month period following the First Phase Rent Commencement Date.

(D) Intentionally omitted.

4.3. During the Term, Landlord will maintain books of account which will be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Uncontrollable Costs have, in fact, been paid or incurred; provided, however, that Tenant will not be permitted to perform any such inspection and/or audit more than 1 time in any rolling 12 calendar month period. Tenant’s representatives mean only (i) Tenant’s employees or (ii) a Certified Public Accounting firm, and neither Tenant’s employees nor any Certified Public Accounting firm will be permitted to perform such inspection and/or audit on a contingency basis. At Landlord’s request, Tenant and Tenant’s Certified Public Accounting firm will execute a confidentiality agreement reasonably acceptable to Landlord prior to any examination of Landlord’s books and records. If Tenant disputes any one or more of such charges, Tenant will attempt to resolve such dispute with Landlord, provided that if such dispute is not satisfactorily settled between Landlord and Tenant within 30 days, then upon request of either party, the dispute will be referred to an independent certified public accountant to be mutually agreed upon to arbitrate the dispute, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on

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the dispute will be final and binding upon both parties, which will jointly share any cost of such arbitration. If it is determined that Tenant has overpaid or underpaid, as may be applicable, by more than 3% of Tenant’s Share of Uncontrollable Costs, Landlord will pay Tenant’s actual and reasonable costs for such audit; provided, however, that in no event will Landlord be obligated pay Tenant more than $2,500.00 for such audit. Pending resolution of the dispute, Tenant will pay to Landlord the sum so billed by Landlord, subject to its ultimate resolution as set forth above. The arbitration mechanism set forth above will be the sole process available to resolve such disputes.

4.4. Tenant may dispute any such charge under this Article 4 for a period of 12 months after such charge is billed to Tenant, and Tenant specifically waives any right to dispute any such charge any time after the expiration of the 12 month period.

ARTICLE 5. LANDLORD’S GENERAL SERVICES

5.1. So long as this Lease is in full force and effect and Tenant has paid all Fixed Rent and all undisputed amounts of Additional Rent then due, Landlord will furnish the following services:

(A) heat and air-conditioning in the Premises, Monday through Friday from 7:00 A.M. to 7:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays (as defined in Section 5.1(C) of this Lease, as necessary in Landlord’s reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable mandatory laws and provided that Tenant’s use of heat generating machines or equipment does not exceed the limits established by Landlord and provided that the Tenant’s occupancy or electrical load does not exceed the Building standards thereby affecting the temperature otherwise maintained by the air-cooling system; provided, however, the Premises will have an HVAC in accordance with the standard set forth on Exhibit “B-2”. If the HVAC standards set forth on Exhibit “B-2” are not met, Tenant will provide Landlord with written notice of such failure (which notice will include a description of Tenant’s complaint in sufficient detail for Landlord to ascertain the alleged problem). If Landlord fails to undertake any repairs or replacements to be made to the HVAC system components which are Landlord’s responsibility pursuant to this Lease within 10 days of Tenant’s written notice to Landlord, provided that, in the case of a failure which for causes beyond Landlord’s reasonable control cannot with due diligence be cured within such 10- day period, such 10 day period will be extended for such period as may be necessary to cure such failure provided that Landlord is diligently prosecuting such cure; then at Tenant’s election, Tenant may take such actions as may be reasonably necessary to cure such failure, provided the performance of such obligation by Tenant does not adversely affect the structure, electrical, HVAC, plumbing or mechanical systems of the Building. Landlord will reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in performing same within 30 days after receipt by Landlord of a written statement from Tenant as to the amount of such costs. If Tenant exercises its self-help in accordance with this provision and Landlord fails to reimburse Tenant within such 30 day period, then Tenant may set-off or deduct against Fixed Rent the amounts reasonably and actually expended by Tenant pursuant to the preceding sentence; provided that Tenant’s

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right to set off or deduct from any given monthly installment of Fixed Rent hereunder will be limited to 25% of such monthly installment of Fixed Rent. For purposes hereof, Landlord will be deemed to have commenced to cure a failure if Landlord has begun to take such action as is reasonably practicable under the circumstances, e.g.. inspecting the situation, calling necessary contractors, etc., even though actual repairs may not have commenced. In exercising its self-help in accordance with this provision Tenant agrees that (i) Tenant will use only those contractors then on the approved list of contractors for the Building as such list may be furnished from time to time during the Term by Landlord to Tenant, provided that such contractors respond to Tenant’s request within a commercially reasonable time, (ii) Tenant will indemnify, defend, pay on behalf of and hold harmless Landlord and its respective partners, joint venturers, directors, officers, invitees, agents, servants and employees from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys’ fees and disbursements) suffered by any third party arising from or in connection with Tenant’s negligence or willful misconduct in the exercise of such self-help remedies under Section 5.1(A), and (iii) Tenant will be liable to Landlord for any willful misconduct arising from Tenant’s exercise of its self-help remedies under this Section 5.1(A). In no event will Tenant have any rights under this Section 5.1(A), if the failure of Landlord to perform was caused by Force Majeure or any act, omission, negligence or willful misconduct of Tenant or any of its contractors, agents, employees, servants, licensees or invitees or if Tenant is in Default under this Lease.

(B) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building. Tenant will pay Landlord at rates fixed by Landlord (not to exceed Landlord’s cost), charges for all water furnished to the Premises for other purposes if, based on a survey conducted by Landlord and/or Landlord’s consultant Landlord determines that Tenant’s use of water is disproportionate to the water use of other tenants in the Building;

(C) customary cleaning and janitorial services in the Premises Monday through Friday, excluding New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays designated by the Federal Government from time to time (“National Holidays”), in accordance with the specifications attached to this Lease as Exhibit “E”; and

(D) access to the Premises 24 hours per day, 7 days per week, 365 days per year.

5.2. During the Term, Landlord will provide security for the Building substantially as depicted on Exhibit “Q”. Notwithstanding anything to the contrary contained in this Lease, except in the event of Landlord’s willful misconduct, Landlord will not be liable for, and Landlord is hereby released from any responsibility for, any damage either to person or property (specifically including any damage or injury resulting from a criminal or terrorist attack) sustained by Tenant incurred in connection with or arising from any acts or omissions of such access control personnel or services. Subject to Article 8 and Article 11 of this Lease, Tenant may, at its own expense, install its own access/security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant will coordinate the installation and operation of

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Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s access control services and the Building systems and to the extent that Tenant’s Security System is not compatible with Landlord’s access control services and the Building systems, as Landlord determines in its sole discretion, Tenant will not be entitled to install or operate Tenant’s Security System. Tenant will be solely responsible, at Tenant’s sole cost and expense, for the monitoring, maintenance, operation, and removal of Tenant’s Security System.

5.3. Tenant agrees to pay, as Additional Rent, for electricity service usage by Tenant in the Premises including, but not limited to, lighting, electric appliances, adding machines, computers or other office equipment. Landlord, at its cost, will install, meter(s) or submeter(s), as applicable, to measure consumption of electricity at the Premises. Bills will be rendered from time to time in accordance with this provision and the amount will be due and payable at the same time as the next following monthly installment of Fixed Rent. The cost of such electricity will be calculated by Landlord and billed to Tenant at the same cost as Landlord is charged for such electrical service by the utility or supplier providing such electricity. Tenant covenants and agrees that at all times its use of electric current will never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Tenant also agrees to purchase from Landlord or its agents at competitive prices fixed by Landlord for all tenants in the Building all lamps, bulbs, ballasts and starters used in the Premises. Tenant will make no alterations or additions to the electric equipment or systems without the prior written consent of Landlord in each instance. There is currently available to the Premises 5.5 watts per RSF foot for Tenant’s utilization (excluding building standard HVAC service and lighting). Notwithstanding the foregoing, while Tenant and Landlord understand and agree that 5.5 watts per RSF of electric service (excluding building standard HVAC service and lighting) is adequate for Tenant’s anticipated use of the Premises provided that the Delivery of Possession of each phase of the Premises occurs timely in accordance with the terms of this Lease (as may be extended due to Tenant Delay, Force Majeure, damage by fire or other casualty, or eminent domain), and further provided that notwithstanding any Landlord delay, no Landlord delay will be deemed to have occurred if Delivery of Possession occurs timely in accordance with the terms of this Lease (subject to extension as aforesaid), Landlord agrees that Landlord will provide for any additionally required electric service at Landlord’s sole cost and expense and that Tenant will not be responsible for any costs to bring in more electrical power to the Premises to the extent Tenant’s use exceeds 5.5 watts per RSF, in the event such additional electric supply requirement of Tenant is solely due to Landlord’s delay (exclusive of any delay resulting from a Tenant Delay, Force Majeure, damage by fire or other casualty, or eminent domain) in Delivery of Possession of any phase of the Premises to Tenant.

5.4. At Tenant’s request, Landlord will furnish additional quantities of any of the services or utilities specified in Section 5.1, if Landlord can reasonably do so, on the terms set forth herein. Tenant will deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a

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National Holiday. For additional services or utilities requested by Tenant and furnished by Landlord, Tenant will pay to Landlord as a charge therefor Landlord’s prevailing published rates for such services and utilities (notwithstanding the provisions of this sentence the charge for additional HVAC service will be $100.00 per hour per floor (or any portion thereof)), subject, however, to adjustment for any increases in utility rates that may occur from time to time. If Tenant fails to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of the additional services. In addition, at Tenant’s request, provided such capacity is available, Landlord will furnish additional cooling or condenser capacity for Tenant’s non-exclusive use, if either capacity is available in the Building. Landlord makes no warranty or representation that such cooling or condenser capacity is or will be available during the Term.

5.5. Except as to Landlord’s Work as related to Tenant’s initial occupancy of the Premises, all telephone and electric connections which Tenant desires must first be reasonably approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith will be performed by contractors reasonably approved by Landlord. Landlord reserves the right to restrict and control access to telephone cabinets. Tenant will be responsible for and will pay all costs incurred in connection with the installation of Tenant’s telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there will be included in Operating Expenses for the Building all installation, hookup or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises, after reasonable prior notice (except in the case of an emergency when no notice will be required) and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). Tenant agrees that neither Landlord nor any of its agents or employees will be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

5.6. Tenant agrees that Landlord will not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or by an event of Force Majeure (as hereinafter defined) provided; however, that if any essential service to the Premises or Building renders the Premises unusable for Tenant to conduct its business for more than 3 consecutive business days and such interruption is due to the acts or omissions of Landlord or Landlord’s agents, commencing on the third consecutive business day, Tenant will receive an abatement of Fixed Rent otherwise due and payable under this Lease until the date that such essential service is restored. No such failure or delay will be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from performing any other obligations of Tenant under this Lease. In no event will Landlord be liable to Tenant for any consequential damages. Landlord will use reasonable efforts to minimize interference with the conduct of Tenant’s business from the Premises.

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(A) As used in this Lease, “Force Majeure” means any casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of a Party, it’s agents, contractors, subcontractors (provided that a failure by a party’s agents, contractors or subcontractors other than contractors and subcontractors selected and approved by Tenant performing any of Tenant’s Work will not be deemed Force Majeure, unless such party has experienced an event beyond its reasonable control) and/or employees, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, but specifically excluding any and all governmental approvals required to construct or for Tenant to operate in the Premises (other than any approvals required from the National Park Service); however, Force Majeure will not operate to excuse Tenant from the prompt payment of Rent when and as due under any provision of this Lease.

5.7. Landlord will implement a Building-wide Cellular Distributed Antenna System that the major cellular phone carriers will utilize to provide their coverage. Verizon has contracted with Landlord to install an antenna on the Land which will provide coverage for Verizon’s subscribers in the Building. Additionally, as of the Effective Date, Landlord is also working to implement cellular services from AT&T, T-Mobile and Sprint.

5.8. From and after the Occupancy Date (as defined in Section 26.2 of this Lease) until such time as the Concourse Level Floor Space is substantially complete and delivered to Tenant, Tenant will be permitted to use the temporary conference rooms shown on Exhibit “S” attached hereto and made a part of this Lease and when completed Concourse Level conference center, the approximate locations of which are as generally shown on Exhibit “T”, all at no cost (rental fee, A/V etc). Subject to Force Majeure and damage and destruction, Landlord agrees to substantially complete (including furniture and audio/visual) the Concourse Level conference center on or before the First Phase Rent Commencement Date.

ARTICLE 6. USE OF PREMISES

6.1. Tenant will occupy and use the Premises only for general office use and no other purpose. Tenant will not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which:

(A) is unlawful or in violation of any laws, ordinances, rules, regulations and other requirements currently existing and/or adopted by any governmental body, or agency or department having jurisdiction over the Project, the Premises or Landlord’s or Tenant’s activities at the Premises and/or the Project and any covenants, conditions or restrictions of record which affect the Project (individually, a “Law” and collectively the “Laws”);

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(B) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations;

(C) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building as may be promulgated by Landlord from time to time during the Term;

(D) permits amplifying communications signals used or operated as a part of a telecommunications network or global positioning system, or otherwise emitting or receiving signals, frequencies, video, data or voice communications, including, without limitation, any dish, panel, antenna, satellite, “Wi-Fi”, or cellular communications equipment, amplifiers, or other similar devices or equipment which transmits or receives signals into or from the Common Area from the Premises or which otherwise interferes with the operation of any other transmission or receiving device at the Building; provided, however, that subject to Landlord’s prior written approval, which will not be unreasonably withheld, delayed or conditioned, Tenant may install 1 or more signal enhancers for cellular service in the Premises but in no event will any such signal enhancer interfere with any existing wireless communications

(E) permits the operation of any electronic devices through the use of Landlord’s public wireless fidelity (Wi-Fi) network or

(F) would tend to create or continue a nuisance.

6.2. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The Parties hereby agree that: (a) Landlord will be responsible for ADA Title III compliance as of the date of this Lease, and also throughout this Lease as to the Common Areas (and the costs of such work will be amortized over its useful life and included in Operating Expenses), except as provided below, and in connection with the completion of Landlord’s Work, (b) Tenant will be responsible for ADA Title III compliance in the Premises for all work other than Landlord’s Work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant will be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations in the Premises following Delivery of Possession, and (d) Landlord may perform, or require Tenant to perform, and Tenant will be responsible for the cost of ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant will be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees. As of the Rent Commencement Date for each Phase, the applicable Phase will be in compliance with ADA Title III and all other applicable laws relating thereto.

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6.3. Tenant will permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents will have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable upon not less than 24 hours’ prior notice to Tenant (unless an emergency exists in which event no prior notice will be required). Any entry or work by Landlord may be during normal business hours upon 24 hours’ prior notice to Tenant (except in the event of an emergency with respect to which any entry or work may be done at any time) and Landlord will use reasonable efforts to see that any entry or work will not materially interfere with Tenant’s occupancy of the Premises. Landlord agrees to use commercially reasonable efforts to avoid seeking out ANY Tenant confidential information (as such term is defined at www.icims.com/gc as of the Effective Date) when access to the Premises by Landlord, Landlord’s agents, or both, is permitted in accordance with the terms of this Lease and Landlord, Landlord’s agents, or both, to the extent reasonably practicable, will be accompanied by an agent or employee of Tenant when entering the Premises in accordance with the terms of this Lease. Landlord agrees that prior to accessing the Premises, Landlord and Landlord’s agents, e.g., third party vendors, will enter into confidentiality agreements on terms and conditions reasonably acceptable to Tenant and Tenant agrees to cooperate with Landlord with regard such confidentiality agreements.

6.4. So long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant will have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord and subject to the rights of any mortgagee or ground lessor.

6.5. Tenant will comply with and execute at its own expense during and throughout the term of this Lease, all Laws, ordinary or extraordinary, foreseen or unforeseen, concerning the Premises, its occupancy or use thereof, or its physical condition.

6.6. Notwithstanding anything to the contrary contained in this Lease, Tenant will be responsible, at Tenant’s expense, for obtaining any and all licenses, permits, authorizations and approvals which may be required by any Law to be obtained for the proper and lawful conduct of Tenant’s business in the Premises, exclusive of a certificate of occupancy (or local equivalent) required for Tenant’s initial occupancy of the Premises, which certificate of occupancy will be the responsibility of Landlord to obtain at Landlord’s sole cost and expense.

6.7. During the Term the Building will not be used for senior citizen housing, assisted living facilities, or nursing home, or any other similar type uses unless Landlord is required by any governmental body, or agency or department having jurisdiction over the Project to provide such uses in the Building; however, if such uses are provided in the Building during the Term, such uses will only be located in “building 1” and in the half of “building 4” that is farthest from Tenant’s Premises and such uses will be designed so to prevent any interference with Tenant’s use and enjoyment of the Premises and Common Areas; provided, however, that if Tenant using

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its commercially reasonable judgment, in good faith determines that any of the uses set forth in this Section 6.7 diminishes the value of Tenant’s leasehold estate, Tenant, upon providing written notice to Landlord of such diminution, will be provided with a reduction of Fixed Rent in the amount of $1.00 per RSF for such time as any of the uses set forth in this Section 6.7 are located in “building 1” and the aforementioned portion of “building 4” provided that in no event will the maximum aggregate Fixed Rent reduction provided to Tenant pursuant to this Section 6.7 exceed $3,000,000.

ARTICLE 7. MAINTENANCE

7.1. Subject to the provisions of Article 13 of this Lease, Landlord will maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building located inside and outside of the Premises and the public corridors, washrooms and lobby of the Building, except that:

(A) Landlord will not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems, set forth above, which are located within the Premises, unless such systems or portions thereof are utilized by Landlord for servicing other portions of the Project outside of the Premises; and

(B) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, will be paid by Tenant.

7.2. Tenant, at its expense, will keep and maintain the interior of the Premises in good order, condition and repair (reasonable wear and tear and damage caused by fire or other casualty and not the fault of Tenant or its agents, invitees, licensees, employees or representatives excepted) and in accordance with all Laws. Any repairs or maintenance will be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance will be performed only by contractors or mechanics reasonably approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 7.2, Landlord may, in its sole discretion and upon 5 business days prior written notice to Tenant (except in the case of emergencies in which event no notice is required or in the event of any actual or threatened disharmony or interference, in which event on not 24 hours prior notice), perform the same, and Tenant will pay to Landlord, as Additional Rent, any actual and reasonable costs or expenses incurred by Landlord within 30 days after demand.

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ARTICLE 8. ALTERATIONS AND IMPROVEMENTS

8.1. Tenant will not, except as provided herein, without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed, make or cause to be made any alterations (“Alterations”) in or to the Premises or any Building systems serving the Premises except that Tenant may, without the requirement of Landlord’s prior approval make such minor alterations costing less than $100,000 in the aggregate (“Decorations”) to the Premises which do not require a building permit and which do not affect any Building systems serving the Premises. Prior to making any Alterations, Tenant will give Landlord 10 days’ prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Tenant will furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Alterations will be completed at such time and in such manner as Landlord may from time to time reasonably designate, and only by contractors or mechanics approved by Landlord, which approval will not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Alterations will not in any way adversely affect the Building’s systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate and reasonable evidence of Tenant’s ability to complete and pay for the completion of the Alterations such as a performance bond or letter of credit if Tenant’s own financial resources are reasonably deemed inadequate by Landlord. Upon completion of the Alterations, Tenant will deliver to Landlord a digitized set of plans and specifications for the Alterations.

8.2. Tenant will pay the cost of all Alterations and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Alterations, other than Decorations, Tenant will pay Landlord a supervision fee and design review fee at Landlord’s then standard reasonable rates which will not exceed 3% of the cost of the Alterations. Upon completion of Alterations, Tenant will furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or its mortgagee.

8.3. Tenant agrees to complete all Alterations (i) in accordance with all Laws, all requirements of applicable insurance companies, and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant will notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Alterations and will immediately take such steps as are necessary to remedy such violation. In no event will such supervision or right to supervise by Landlord nor will any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use, or of compliance with the requirements of this Section 8.3 (i) and (ii) above, or impose any liability upon Landlord in connection with the performance of such work.

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8.4. Landlord, at the time it gives its consent to the installation of an Alteration will have the right to elect that Tenant remove from the Premises at the expiration or sooner termination of the Term of this Lease any Alteration made to, or installed by Tenant in, the Premises or the Building, as determined by Landlord it its sole discretion. In the event Landlord does not require the removal of such Alteration at the time it gives its initial consent to such Alteration, Tenant will not be required to thereafter remove such Alteration at the Expiration Date or earlier termination of this Lease. Notwithstanding the foregoing at the Expiration Date or earlier termination of this Lease, Tenant will remove its Decorations, personal property, equipment and trade fixtures from the Premises.

8.5. Tenant will not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant will within 30 days (or 10 days, if necessary, to avoid interference in Landlord’s consummating a transaction involving the Building) of receiving notice of such lien or claim (i) have such lien or claim for lien released of record or (ii) deliver to Landlord a bond in form, content, amount, and issued by surety, reasonably satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant will, as Additional Rent, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s reasonable expenses and reasonable attorneys’ fees.

ARTICLE 9. ASSIGNMENT AND SUBLETTING

9.1. Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, without the prior written consent of Landlord, which will not be unreasonably withheld, delayed or conditioned. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant will deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information reasonably sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least 30 days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Premises, the space proposed to be sublet and the space retained by Tenant must have appropriate ingress and egress, as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord will notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 9.5 of this Lease within 15 days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign this Lease to any other tenant of the Building and/or to any person or entity that Landlord has submitted a formal proposal to lease space in the Building during the 6 month period immediately prior to Tenant’s Notice. Notwithstanding the foregoing, Landlord’s consent is not required (and the provisions of

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Sections 9.5 and 9.6 of this Lease will not apply) with respect to any assignment of this Lease to any successor to Tenant by merger, consolidation or purchase of all or substantially all of Tenant’s assets or to any assignment described in Section 9.4 of this Lease (but only provided that at the time of such assignment [and after taking into effect consummation of the transaction constituting the assignment] Tenant’s sublessor or purchaser has a net worth (on a consolidated basis) at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth just prior to such merger, consolidation or purchase, and is engaged in the regular conduct of business operations), or to any of Tenant’s wholly owned subsidiaries or to an Affiliate (as defined in Section 9.1(A) of this Lease) of Tenant, or to any entity of which Tenant is a wholly owned subsidiary in all cases subject to the net worth test set forth in this sentence. Tenant will submit for Landlord’s approval (which approval will not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet or assigned.

(A) “Affiliate” means, with respect to any individual or entity (i) that either directly or indirectly, through one or more intermediaries, entities or individuals, controls, is controlled by or is under common control with Tenant, (ii) any individual or entity directly or indirectly owning or controlling 10% or more of the outstanding voting securities or interests of such entity, (iii) any officer, member, employee, shareholder, director, fiduciary or trustee of such entity, (iv) if such entity is an officer, member, employee, shareholder, director, fiduciary or trustee, any entity for which such entity acts in any such capacity, and (v) as to any individual or entity, or any officer, member, employee, shareholder, director, fiduciary or trustee mentioned above who is an individual, the members of the immediate family of such individual. For purposes of this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

9.2. In making its determination of whether to consent to any proposed sublease or assignment (which consent, subject to the provisions of this Section 9.2 will not be unreasonably withheld, delayed, or conditioned), Landlord may take into consideration the business reputation and credit-worthiness of the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee, which must be in conformance with the use herein permitted and whether such business would be deleterious to the reputation of the Building or Landlord, consistent with a first class mixed use building, or would violate the provisions of this Lease and/or any other leases of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; whether the occupancy of the proposed subtenant and/or assignee would increase the cost of insurance to be maintained in the Building; and any other reasonable factors which Landlord will deem relevant. In no event will Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of this Lease if a Default then exists under this Lease, or (ii) assignment of this Lease which would assign less than all of Tenant’s obligation under this Lease and/or the entire Premises. In the event that Tenant alleges that Landlord has wrongfully withheld its consent to any proposed sublease of the Premises or assignment of this Lease, Tenant’s sole and exclusive remedy therefor will be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

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9.3. Any approved sublease or assignment will be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee will execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of such obligations and liabilities. Tenant will deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease or assignment will not constitute a waiver of Landlord’s right under this Article 9 with regard to further assignments or subleases.

9.4. For purposes of this Article 9, an assignment will be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant will be deemed to be an assignment. The provisions of this Section 9.4 will not be applicable to Tenant if it is a corporation whose stock is publicly traded. In no event will Tenant be permitted to assign (or otherwise transfer) this Lease or Sublease all or any portion of the Premises for the purpose of avoiding Tenant’s obligations under and pursuant to this Lease and any such action and/or attempt at such action will be null and void.

9.5. Intentionally omitted.

9.6. Tenant will pay Landlord on the first day of each month during the term of the sublease, 50% of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant for such month exceeds that portion of the monthly Fixed Rent and due under this Lease for said month which is allocable to the space sublet, less the actual expenses incurred by Tenant in connection with such subletting including reasonable legal fees, brokerage commissions to persons not affiliated with Tenant and standard market concessions given by Tenant to sublessee. Tenant will pay Landlord on the effective date of the assignment 50% of the amount of all consideration (direct or indirect) due by the assignee to Tenant.

9.7. In the event of any sublease Tenant will not be released or discharged from and will remain solely liable for any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option. In the event of any assignment, Tenant will not be released or discharged from and will remain solely liable for any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option; provided, however, that subject to Landlord’s prior written consent that will not be unreasonably withheld, and Landlord’s receipt of an executed estoppel certificate from Tenant in form and substance acceptable to Landlord and the written instrument that satisfies the requirements of Section 9.8 of this Lease, Tenant will be released and discharged for any liability arising after the effective date of any assignment. Tenant acknowledges and agrees that Landlord’s consent will be deemed reasonably withheld if in Landlord’s good faith judgment: (i) the proposed assignee does not have the financial strength (taking into account all of the assignee’s other actual or potential obligations and liabilities) and proposed lease guarantees to perform its obligations with respect to the proposed assignment (or otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants

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under direct leases of comparable economic scope); or (ii) any mortgagee whose consent to such release of Tenant is required fails to consent to such release. If Tenant requests Landlord’s consent to a sublease or assignment, Tenant will pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to each such request for any assignment or sublease; however, neither Tenant’s payment of this fee nor Landlord’s acceptance of the fee will be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

9.8. If Tenant assigns this Lease as permitted herein, the assignee will expressly assume all of the obligations of Tenant hereunder from and after the date of the Assignment in a written instrument satisfactory to Landlord and furnished to Landlord not later than 15 days prior to the effective date of the assignment. If Tenant subleases the Premises as permitted herein, Tenant will, at Landlord’s option, within 15 days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord.

9.9. Except as set forth in Section 9.7 of this Lease, nothing in this Lease will be construed as relieving Tenant (or in the event of a merger, the surviving entity), in the event of an assignment of this Lease or a subletting of all or a portion of the Premises, of the primary liability to Landlord for the full and faithful performance of the covenants and agreements contained in this Lease.

ARTICLE 10. DEFAULT AND REMEDIES

10.1. The occurrence or existence of any one or more of the following will constitute a “Default” by Tenant under this Lease:

(A) Tenant fails to pay any installment or other payment of Rent within 5 business days of written notice that the same was not paid when due; however, Landlord will not be obligated to provide more than 1 written notice within any rolling 12 calendar month period;

(B) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease, including any Rules and Regulations set forth in Exhibit “F” or any other reasonable rules and regulations promulgated by Landlord from time to time during the Term, and fails to cure such default within 30 days after written notice thereof to Tenant, provided that if such failure to observe or perform cannot, with the exercise of reasonable effort be cured within such 30 day period, the same will not constitute a default if Tenant commences to cure during such 30 day period and thereafter diligently and continuously prosecutes such cure to completion;

(C) the interest of Tenant in this Lease is levied upon under execution or other legal process;

(D) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement the Bankruptcy Act or any similar law, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within 60 days;

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(E) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors;

(F) a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within 60 days;

(G) Tenant having abandoned the Premises; provided, however, Tenant will not be deemed to have abandoned the Premises if (i) Tenant otherwise performs or causes to be performed its obligations under this Lease, and (ii) Tenant permits Landlord to install, at Landlord’s sole cost and expense, timers in the reception area of the Premises to enable the lighting in the reception area to turn on at dusk and off at dawn.

(H) upon the dissolution of Tenant;

(I) Tenant fails to maintain the insurance required pursuant to Article 15 of this Lease after written notice and a 20 day opportunity to cure; provided, however, that notwithstanding the aforementioned 20 day cure period, if Tenant fails to maintain the insurance required pursuant to Article 15 of this Lease, Landlord may obtain such required insurance on behalf of Tenant and such event, Tenant will pay Landlord, as Additional Rent, the costs incurred by Landlord in obtaining such insurance within 20 days of Landlord’s demand therefor;

(J) Tenant fails to accept delivery of possession of any Phase of the Premises on the applicable Rent Commencement Date provided that the requirements for delivery of possession of such Phase of the Premises have been substantially completed by Landlord;

(K) The material failure of any representation or warranty made hereunder by Tenant which failure continues for a period of 30 days after written notice to Tenant specifying the nature of such failure; or

(L) upon the 3rd occurrence within any Lease Year that Tenant fails to pay Fixed Rent, or undisputed amount of Additional Rent, or both, when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period), provided notice has been delivered as herein required.

10.2. If a Default occurs, Landlord will have the rights and remedies hereinafter set forth, which will be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord’s election to do so, in which event, the term of this Lease will end and all of Tenant’s rights and interests will expire on the date stated in such notice; (ii) Landlord may terminate Tenant’s right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right of possession will end on the date specified in such notice but Tenant will nevertheless remain liable for the payment of Rent, which obligations will expressly survive the termination of this Lease; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due for the balance of the Term from Tenant under any of the provisions of this Lease.

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10.3. In the event that Landlord terminates this Lease or Tenant’s right to possession, subject to Landlord’s obligation to attempt to mitigate its damages pursuant to applicable laws, Landlord will be entitled to recover as damages for loss of the bargain and not as a penalty, Rent for the balance of the Term (as provided for in Section 10.4(A) of this Lease or on the dates that any future or remaining payments of Rent are due), plus all Landlord’s reasonable expenses of reletting, including without limitation, repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions (collectively, the “Reletting Expenses”); provided, however, that the commencement or maintenance of any one or more actions or proceedings will not bar Landlord from bringing other or subsequent actions or proceedings for further accruals pursuant to the provisions of this Lease either in a single action or proceeding at the end of the Term or any one or more actions or proceedings.

10.4. In the event of any such termination of this Lease, if the Premises has not been relet, Tenant will pay to Landlord each month the Fixed Rent and Additional Rent and other payments required to be paid by Tenant under this Lease up to the time of such termination:

(A) The amount of the Fixed Rent and Additional Rent if this Lease were still in effect together with any and all reasonable, actual and verifiable costs paid or incurred by Landlord as a result of such termination, which costs will be payable by Tenant forthwith, less

(B) The net proceeds, if any, of any reletting, after deducting all of Landlord’s reasonable expenses in connection with such reletting, including all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees, alternation costs, repairs and other expenses of preparation for such reletting.

Tenant will pay such current damages (“deficiency”) to Landlord monthly on the days on which the Fixed Rent would have been payable under this Lease if this Lease were still in effect, and Landlord will be entitled to recover from Tenant each monthly deficiency as the same will arise. Landlord reserves the right to bring actions or proceedings for the recovery of any deficiency remaining unpaid without being obliged to await the end of the Term for a final determination of Tenant’s account, and the commencement or maintenance of any one or more actions or proceedings will not bar Landlord from bringing other or subsequent actions or proceedings for further accruals pursuant to the provisions of this Lease.

10.5. Landlord will utilize commercially reasonable measures to mitigate its damages as a result of a Default. For purposes of a reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord’s Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant will pay Landlord upon demand any such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder will not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

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10.6. If a Default occurs, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession will not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord will in no event, be responsible for the value, preservation or safekeeping thereof. Tenant will pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same will be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken from storage by Tenant within 30 days after the Termination Date, will be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

10.7. Tenant will pay upon demand, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing Tenant’s performance of its obligations under this Lease, or resulting from Tenant’s Default, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned and likewise, Landlord will pay upon demand, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in enforcing Landlord’s performance of its obligations under this Lease, or resulting from an Event of Landlord Default (as defined in Section 10.10 of this Lease), or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant, without Tenant’s fault, to become involved or concerned.

10.8. The following provisions will apply in the event of the bankruptcy or insolvency of Tenant:

(A) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of Section 10.8 (B) and (C) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord will immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(B) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for the Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within 15 days from the date of assumption and it will cure all nonmonetary defaults under this Lease within 30 days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

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(C) If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

1.

The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

2.

Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(D) Landlord’s acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

10.9. Notwithstanding anything to the contrary in this Lease, under no circumstances will any Default prevent Tenant from receiving the First Phase Rent Credit, the Second Phase Rent Credit, the Third Phase Rent Credit, or Landlord’s Contribution unless and until Tenant has been given an additional 10 days’ prior written notice and the opportunity to cure in the event of a monetary Default, and an additional 20 days’ prior written notice and the opportunity to cure in the event of a non-monetary Default, and notwithstanding the foregoing in the event the cure of any non-monetary Default cannot reasonably completed in the aforementioned timeframes, then so long as Tenant is diligently pursuing such cure, Tenant shall be afforded such additional time as may be necessary to complete such cure.

10.10. The following will constitute an event of default by Landlord hereunder (an “Event of Landlord Default”):,

(A) Landlord’s failure to make any payment of money due hereunder to Tenant, within 30 days after the receipt of written notice from Tenant that same is overdue; or

(B) Landlord’s failure to perform any nonmonetary obligation of Landlord hereunder within 30 days after receipt of written notice from Tenant to Landlord specifying such failure and demanding that the same be cured; provided that, if such failure cannot with reasonable diligence be wholly cured within such 30 day period, Landlord will have such longer period as may be reasonably necessary to cure the failure, so long as Landlord proceeds promptly to commence the cure of same within such 30 day period and diligently prosecutes the cure to completion; or

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(C) The material failure of any representation or warranty made hereunder by Landlord which failure continues for a period of 30 days after written notice to Landlord specifying the nature of such failure.

Upon the occurrence of an Event of Landlord Default, Tenant’s remedies will be either (i) sue for damages including but not limited to reasonable attorneys’ fees; provided, however, in no event will Landlord be liable for Tenant or anyone claiming by or through Tenant under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits, exemplary, punitive, special incidental, indirect or consequential damages or (ii) to cure any such Event of Landlord Default on its own accord and deduct the actual and reasonable costs thereof from any payment of Fixed Rent due to Landlord under this Lease; provided that Tenant’s right to set off or deduct from any given monthly installment of Fixed Rent hereunder will be limited to 25% of such monthly installment of Fixed Rent.

ARTICLE 11. SURRENDER OF PREMISES

11.1. Upon the Expiration Date, Tenant will surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, and good and tenantable condition, ordinary wear and tear, obsolescence, condemnation, and damage from the elements, fire and other casualty excepted. Tenant will deliver to Landlord all keys to the Premises. Tenant will remove from the Premises all movable personal property of Tenant, Tenant’s trade fixtures, Decorations, and such Alterations which Landlord has elected pursuant to Section 8.4 of this Lease to have Tenant remove from the Premises. Tenant will remove cabling, hardware, and equipment installed by or on behalf of Tenant from the ceiling plenum spaces, and/or concealed in wall cavities, including cabling related to Tenant’s movable wall systems or partition office furniture, if any, and IT and telecommunications systems, without damaging existing infrastructure and pathways that may support fire alarm systems, lighting systems, electrical systems, fire protection systems, and/or HVAC systems. Tenant immediately will repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions, If possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant fails to remove those items described above, Landlord may, at Tenant’s expense, and upon not less than 10 business days’ written notice to Tenant, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable consistent with the requirements of this Section 11.1.

11.2. All property which may be removed from the Premises by Landlord will be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 10.6. Tenant will also reimburse Landlord for all reasonable costs and expenses incurred by Landlord in removing any Alterations, and in restoring the Premises to the condition required by this Lease at the Expiration Date which will be the same condition of the Premises as of each Phase Rent Commencement Date, subject to normal wear and tear and any Alterations which are not required to be removed pursuant to Section 8.4 of this Lease.

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ARTICLE 12. HOLDING OVER

Tenant will pay Landlord 150% of the monthly Rent (except that for the first 30 days of the holdover Tenant will pay 125% of the monthly Rent payable for the month immediately preceding the holding over). The provisions of this Article will not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises will be as a tenancy in sufferance, absent a written agreement by and between Landlord and Tenant. Notwithstanding anything to the contrary contained in this Lease, if Tenant fails to surrender the Premises upon the Expiration Date or earlier termination of the Term, Tenant will indemnify Landlord against loss, cost, liability or reasonable expense resulting from such failure including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded on such failure. Tenant’s obligations under this Article 12 will survive the expiration or earlier termination of this Lease.

ARTICLE 13. DAMAGE BY FIRE OR OTHER CASUALTY

13.1. If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord will, with reasonable promptness not to exceed 45 days after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and will by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed 180 days from the date such damage occurred, then Landlord, or Tenant (but with respect to Tenant only if all or a substantial portion of the Premises, or the Common Areas used to access the Premises, is rendered untenantable and the time period of in excess of 180 days relates to the repair of the Premises and Common Areas, if applicable), will have the right to terminate this Lease retroactively to the date of such damage upon giving written notice to the other at any time within 20 days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination. However, in the event (i) a fire or other casualty renders all or a substantial portion of the Premises or the Building untenantable prior to the First Phase Rent Commencement Date and (ii) if the estimated time to substantially complete the repair and restoration set forth in Landlord’s Notice exceeds 180 days from the anticipated First Phase Rent Commencement Date, then either party may terminate this Lease upon giving written notice to the other at any time within 20 days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

13.2. Unless this Lease is terminated as provided in the preceding subparagraph, Landlord will proceed with reasonable promptness, to repair and restore the Premises to its condition as existed prior to such casualty, exclusive of any Alterations, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect;. Landlord will have no liability to Tenant, and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed no later than 60 days or such longer period as may be required so long as Landlord proceeds with reasonable diligence to complete such repairs and restoration.

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13.3. Tenant acknowledges that Landlord will be entitled to the full proceeds of any insurance coverage, whether earned by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own Alterations (which Landlord has elected pursuant to Section 8.4 of this Lease to have Tenant remove from the Premises), personal property and equipment which would be removable by Tenant at the Expiration Date. All such insurance proceeds will be payable to Landlord whether or not the Premises are to be repaired and restored.

13.4. Notwithstanding anything to the contrary set forth in this Lease, (i) Landlord will have no duty to repair or restore any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds (including Landlord’s deductible) paid to Landlord and available for the repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant may not to terminate this Lease if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.

(A) “Tenant Additions” means any, and collectively all improvements to the Premises completed by Tenant for Tenant’s original occupancy thereof and Alterations.

13.5. Any repair or restoration of the Premises performed by Tenant will be in accordance with the provisions of Article 8 of this Lease.

13.6. If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord will proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last 18 months of the Term, in which event either Tenant or Landlord will have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within 20 days after the date of such casualty.

13.7. Tenant will give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event

ARTICLE 14. EMINENT DOMAIN

14.1. In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease will terminate as of the date title vests in such authority, and Rent will be apportioned as of the Expiration Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of this Lease), Landlord may elect to terminate this Lease. Additionally, if more than 25% of the area of the Premises is taken or conveyed, or if 25% or less of the area of the Premises is being taken or conveyed and Tenant, in Tenant’s reasonable discretion, determines that it is unable to continue its operation in the Premises for the use permitted in this Lease, Tenant may elect to terminate this Lease as of the day possession is taken. If so much of the parking facilities are taken or conveyed so that the number of parking spaces necessary, in Landlord’s judgment, for the continued operation of the Building is not available, Landlord may, by notice to Tenant, terminate this Lease as of the day possession is taken.

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14.2. If a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, this Lease will be amended to reduce the Fixed Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) will make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.

14.3. Notwithstanding the foregoing in Section 14.2, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building as determined by Landlord, Landlord and Tenant will each have the right to terminate this Lease upon 90 days prior written notice to the other and Rent will be adjusted as of such date of termination. Landlord will promptly provide Tenant with notice of any proposed takings and will thereafter provide Tenant with monthly updates on any proposed takings and will promptly notice Tenant of any final judgment or settlement with any condemning authority.

14.4. Landlord will be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant will have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, for moving expenses and Tenant additions and Alterations paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE 15. INSURANCE

15.1. Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, subject to the terms, conditions and exclusions on the general liability policy. Such insurance will be for such limits that are reasonably required by Landlord from time to time but not less than $2,000,000.00 combined single limit, per occurrence, and $3,000,000.00 general, aggregate per location; (b) Workers’ Compensation and Employers’ Liability Insurance for an amount in accordance with the laws of The State of New Jersey; (c) Special Form (“All Risks”) property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy will contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; and (d) if a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than $2,000,000.00 combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or

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hired motor vehicles; (e) business interruption or rental loss insurance sufficient to cover for a minimum of 12 full calendar- months all Rent and other payment obligations of Tenant under this Lease which would be borne by or due from Tenant under this Lease if the Premises and Tenant’s business were fully open and operating; (f) builder’s risk insurance during any period Tenant is performing any construction, improvement or alteration in the amount of the proposed improvements; and (g) such other insurance or coverages as Landlord may reasonably require not more than once every 4 years or which a mortgagee or prospective mortgagee may require from time to time; provided; however, that in either event the required insurance or coverages will be comparable to such insurance or coverages which is then being maintained by prudent landlords of comparable buildings in the New Jersey metropolitan area. The insurance required to be maintained by Tenant pursuant to this Section 15.1 may be carried under blanket insurance policies covering the Premises and other properties owned or leased by the Tenant or Tenant’s Affiliates, so long as such policies comply with this Lease and the coverage provided by such policies will at all times meet the requirements of this Lease, without co-insurance.

15.2. Each policy referred to in Section 15.1 will satisfy the following requirements. Each policy will (i) name Landlord, any mortgagee or ground lessor of the Land, the property manager and the leasing manager for the Project and their respective directors, officers, agents, shareholders, partners and employees (collectively, the “Indemnitees”) as additional insured; provided, however that this requirement (i) will only apply to Tenant’s commercial general liability insurance policy, (ii) be issued by one or more responsible insurance companies licensed to do business in the State of New Jersey reasonably satisfactory to Landlord and satisfactory to Landlord’s mortgagee, if applicable, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) provide that such insurance may not be canceled or amended without 30 days’ prior written notice to Landlord and Landlord’s mortgagee, if applicable, (v) provide that the policy will not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for lossess covered by such policies, and (vi) be on an occurrence basis, not a claims-made basis. Tenant will deliver to Landlord, certificates of insurance summarizing the terms and conditions of all policies and renewals thereof to be maintained by Tenant hereunder, not less than 10 business days prior to the Commencement Date and thereafter during the Term, prior to the expiration date of each policy. Tenant will give Landlord 30 days’ prior notice of any cancellation, failure to renew, reduction of amount of insurance, or change in coverage of any insurance required by Section 15.1.

15.3. Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of New Jersey on the Building in amounts not less than the agreed insurance replacement cost against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance will be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct and Tenant will have no right to any proceeds obtained or received by Landlord with respect to any such insurance.

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15.4. Landlord will include in its Special Form (“All Risks”) policies appropriate clauses pursuant to which the insurance companies waive all right of subrogation against Tenant with respect to losses payable under such policies,

15.5. Tenant will include in its Special Form (“All Risks”) policies or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance companies waive all right of subrogation against Landlord with respect to losses payable under such policies.

ARTICLE 16. WAIVER OF CLAIMS AND INDEMNITY

16.1. To the extent permitted by law, Tenant releases the Indemnitees from, and waives all claims for, damage to property sustained by Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Real Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents, except where resulting from the willful act of any of the Indemnitees. If any such damage, whether to the Premises or to any part of the Project, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees and customers, Tenant will be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant will, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within 30 days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant will not be liable for any damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

16.2. To the extent permitted by Law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all non-Indemnitee third party actions, claims, demands, costs and expenses, including reasonable attorney’s fees and expenses for the defense thereof, from the undertaking of any Tenant Additions or repairs to the Premises, arising from the conduct of Tenant’s business on and/or Tenants occupancy of the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any negligent act of Tenant, its agents, contractors, servants, or employees, in or about the Premises. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

ARTICLE 17. RULES AND REGULATIONS

17.1. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the Rules and Regulations listed on Exhibit “F” attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time. In the case of any conflicts between the provisions of this Lease and any rule and/or regulation the provisions of this Lease will control. Notwithstanding anything to the contrary in this Lease or Exhibit “F” Landlord hereby agrees that any and all Rules and Regulations will be administered hi such a manner so as to be even-handedly and equally applied to all tenants and occupants of the Project.

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17.2. Landlord will use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant will pay to Landlord all damages caused by Tenant’s failure to comply with the provisions of this Article 17 and will also pay to Landlord, as Additional Rent, an amount equal to any increase in insurance premiums caused by such failure to comply.

ARTICLE 18. LANDLORD’S RESERVED RIGHTS

18.1. Landlord will have the following rights exercisable without notice to Tenant and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to change the Building’s name or street address upon 90 days’ prior written notice to Tenant; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that maybe visible from the exterior of the Premises, which includes any soffit lighting at the entrance to the Premises; (iv) upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last 12 months of the Term, and at all reasonable times during the Term to prospective lenders, partners, joint venturers, purchasers or other interested parties upon not less than 48 hours prior notice (which notice may be oral or provided via email); (v) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right will not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (vi) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building and any and all components of the Common Areas, and to close entrances, doors, corridors, elevators or other facilities of the Common Areas, provided that such action will not materially and adversely interfere with Tenant’s access to the Premises or the Building; (vii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; (viii) to close the Building after normal business hours, except that Tenant and its employees and invitees will be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes; and (ix) to expand, reduce or otherwise change the size or configuration of the Building.

18.2. The Land is being re-developed as a “town center” consisting of a mixed use community that is anticipated to consist of a variety of uses including, without limitation, retail, office, health care, wellness, hotel, conference facilities, a museum of Bell Laboratories, the scientific research area of the former Bell Telephone Company, a working lab for children, the Holmdel Town Library, and a sport complex. Accordingly, notwithstanding anything in this Lease to the contrary, Landlord reserves the right to utilize portions of the Common Area, from time-to-time, for shows, rides, entertainments, displays, advertising, educational purposes, demonstrations, civic and charitable functions, promotions, exhibits, or events, the leasing of kiosks and food facilities, landscaping, decorative items, and other uses which, in Landlord’s judgment, tends to attract customers to, or benefit the invitees and customers of the Project or

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which may attract the public to the Project or create goodwill, community interest or other beneficial interest with respect to the Project. Landlord may convert Common Area to leaseable space outside of the Premises, so long as those Common Areas depicted on Exhibits K, L, M or P are not diminished and convert leaseable space outside of the Premises to Common Area, from time-to-time. Landlord may (i) close, if necessary, all or any portion of the Common Area to such extent as may be reasonably necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, (ii) close temporarily all or any portion of the Common Area to discourage non-customer use, (iii) use portions of the Common Area while engaged in making additional improvements, repairs or alterations to the Building and/or Real Property, (iv) transfer, in whole or in part, any of Landlord’s rights and/or obligations under Article 5 to any party as Landlord may from time-to-time determine, (v) temporarily close and/or restrict access to portions of the Common Area from time-to-time, for shows, rides, entertainments, displays, advertising, educational purposes, demonstrations, civic and charitable functions, promotions, exhibits, or events, the leasing of kiosks and food facilities, landscaping, decorative items, and other uses which, in Landlord’s judgment, tends to attract customers to, or benefit the invitees and customers of the Project or which may attract the public to Project or create goodwill, community interest or other beneficial interest with respect to the Project provided that such action will not materially and adversely interfere with Tenant’s access to the Premises or the Building, and (vi) do and perform such other acts in, to and with respect to, the Common Area as Landlord will determine, in its business judgment, to be appropriate for the Project provided that such action will not materially and adversely interfere with Tenant’s access to the Premises or the Building. No actions taken by Landlord pursuant to this Section 18.2, including without limitation, any development, redevelopment or expansion activities of Landlord, will (a) impair access to the Premises; or (b) materially affect the conduct of Tenant’s business in the Premises.

ARTICLE 19. ESTOPPEL CERTIFICATE

Within 10 business days after request therefor by Landlord, Landlord’s mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof) and that all sums, if any, required to be paid by Landlord to Tenant on account of Tenant’s work have been paid in full; (vi) the Premises have been completed in accordance with the terms and provisions of this Lease; (vii) Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or if that not be the case, stating such claims); (viii) if an assignment of rents or leases has been served upon the Tenant by a mortgagee, Tenant will agree to be bound by the provisions thereof; (ix) intentionally omitted; (x) the Commencement Date and Expiration Date of this Lease; and (xi) certifying to any other information reasonably requested.

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ARTICLE 20. INITIAL PREPARATION OF THE PREMISES

20.1. Landlord will construct Tenant’s Work in phases in accordance the Construction Schedule annexed hereto as Exhibit “B-l”. All time periods set forth in the aforementioned Construction Schedule are deemed to refer to calendar days. The construction documents as approved by Landlord and Tenant in accordance with Exhibit B-l will be the final construction documents for the Premises (the “Final Construction Documents”). Landlord will be responsible to file the Final Construction Documents with the municipality. Tenant, at its sole cost and expense, will be responsible for (i) all third party arms-length, actual out of pocket consulting costs associated with Landlord’s review and approval of the Final Construction Documents, including without limitation, architectural, MEP and engineering, structural, master architect, and National Park Services and (ii) any increased insurance premiums incurred by Landlord as a result of Landlord performing Tenant’s Work.

20.2. Landlord, at its sole cost and expense, will construct the Base Building and Core Improvements Work listed on Exhibit “B-2”. The Premises will be constructed by Landlord in phases in accordance with the Final Construction Documents, as approved by the municipality, and as modified by any change orders pursuant to Section 20.3(K) of this Lease (“Tenant’s Work”). Landlord will be responsible for a certificate of occupancy for Tenant’s Work.

20.3. Landlord will construct Tenant’s Work pursuant to the following terms and conditions:

(A) Tenant’s Work will be managed by a construction manager or a general contractor (“Construction Manager”) which will be determined as set forth in this Section 20.3(A). Landlord will solicit at least 3 bids for the construction of Tenant’s Work, which bids will include Hollister Construction Services, Torcon, Inc., Structuretone and Sweetwater, as well as any bidders submitted by Tenant which are acceptable to Landlord and, Landlord’s acceptance not to be unreasonably withheld, conditioned or delayed and may include not more than 1 bidder who is a related entity of Landlord. Tenant will be permitted to review all submitted bids before Landlord chooses the bid to be accepted. Landlord agrees it will accept the lowest qualified bid, or such other bid as may be mutually agreeable between Landlord and Tenant. If after receipt of the bids Tenant desires to eliminate or alter work identified on the Final Construction Documents for the purpose of reducing the cost to construct Tenant’s Work (“Value Engineering”), Tenant will be provided with a 1 time right to eliminate and/or modify items identified on the Final Construction Documents without the same constituting a Tenant Delay (as defined in Section 20.5 of this Lease), provided (i) Tenant releases all trades not essential to Value Engineering, and (ii) Tenant advises Landlord in writing of the changes and/or modifications to the Final Construction Documents within 5 days of the opening of the bids. Any additional changes to the Final Construction Documents after Tenant’s 1 time right described in the preceding sentence will be treated as a change order in accordance with Section 20.3(K) of this Lease. Landlord will ensure that there are no trade or jurisdictional disputes through use of labor or methods of installation and that Tenant’s Work will be performed in harmony with all other trades engaged by Landlord to complete Tenant’s Work and all other work occurring in the Building.

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(B) All bids received will be submitted to Tenant with a recommended selection, which will be subject to Tenant’s approval, which approval will not be unreasonably withheld, delayed, or conditioned and will be made within 14 days’ of receipt of Landlord’s analysis of the bids along with copies of all bids.

(C) The completion of each phase of Tenant’s Work will be that actual date in which such phase is substantially completed by Landlord, subject to Tenant Delay and/or Landlord delay, which as of the Effective Date are anticipated to be as set forth on Exhibit “B-l” (the “Completion Date”).

(D) Landlord will use only new, first-class materials in Tenant’s Work. Landlord will obtain such usual and customary warranties from the general contractor or Construction Manager of at least 1 year’s duration from the Completion Date against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of Tenant’s Work.

(E) Landlord will not deviate from the Final Construction Documents in performance of Tenant’s Work, except as approved by Tenant in writing, which consent will not be unreasonably withheld, delayed, or conditioned. Notwithstanding the foregoing, Tenant’s consent will not be required in connection with minor deviations required by applicable laws or governmental authority.

(F) Landlord will give notice to Tenant of the Landlord’s overall price to perform Tenant’s Work (the “Fitout Price”) utilizing the bid of the Construction Manager selected in accordance with Section 20.3(A) of this Lease. The Fitout Price will include (i) the Construction Manager’s aggregate price (which will include additional costs of any change orders) for Tenant’s Work, including but not limited to labor, materials, overhead, insurance, and fees; (ii) a Landlord markup not to exceed $250,000.00 (which markup will include additional costs of any change orders and will be applied as follows: $150,000.00 against the First Phase Contribution, $50,000.00 against the Second Phase Contribution, and $50,000.00 against the Third Phase Contribution) for the Tenant’s Work as payment in full of Landlord’s design review fee and Landlord’s construction supervision fee, and (iii) all permitting fees.

(G) The cost of Tenant’s Work will not include the cost of constructing the Base Building and Core Improvements Work listed on Exhibit “B-2”.

(H) Intentionally omitted.

(I) Provided that subject to the terms of Section 10.9 of this Lease (i) no Default has occurred or (ii) if a Default has occurred, Tenant has previously cured it in full or Landlord has have waived such Default, Landlord will (a) credit against any amount otherwise due to Landlord from Tenant as contemplated by this Article 20, including, but not limited to, Landlord’s price to perform Tenant’s Work, up to an amount equal to the balance of $13,968,415.00 [$8,933,805.00 ($45.00 multiplied by the Rentable Area of the First Phase based upon 198,529 RSF) (“First Phase Contribution”) + $2,517,305.00 ($35.00 multiplied by the Rentable Area of the Second

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Phase based upon 71,923 RSF) (“Second Phase Contribution”) + $2,517,305.00 ($35.00 multiplied by the Rentable Area of the Third Phase based upon 71,923 RSF) (“Third Phase Contribution”)], net of Landlord’s markup contemplated by Section 20.3(F)(ii) above, which amounts are collectively referred to as “Landlord’s Contribution”. If the amount of the Fitout Price applicable to each Phase is less than or equal to the applicable Contribution, i.e., the First Phase Contribution, the Second Phase Contribution, or the Third Phase Contribution, Landlord will pay 100% of each of the Construction Manager’s invoices for the construction of Tenant’s Work for the applicable Phase. If the total amount of the Fitout Price for an applicable Phase is more than Landlord’s Contribution, Landlord will promptly deliver a complete copy of each invoice from the Construction Manager to Tenant, and Landlord will credit and fund payment of that amount of each such invoice which bears the same ratio to the total amount of the respective invoice as Landlord’s Contribution payable to the Construction Manager bears to the total amount of Fitout Price; and at the same time, Tenant will fund payment of the balance of the respective invoice by paying such balance to Landlord in accordance with the Payment Schedule attached to this Lease as Exhibit “J”. If, after the completion of any Third Phase punch list items, the total amount of Landlord’s price to perform Tenant’s Work is less than Landlord’s Contribution, subject to the terms of Section 10.9 of this Lease, provided that (i) no Default has occurred or (ii) if a Default has occurred, Tenant has previously cured it in full or Landlord has waived such Default, the remaining portion of Landlord’s Contribution will be paid to Tenant or credited against monthly payment(s) of Rent, at Tenant’s election. Notwithstanding anything to the contrary in this Lease, if Landlord fails to make any payment due to the Construction Manager under this Section 20.3(1) and as a result the Construction Manager stops or otherwise delays the performance of Tenant’s work, then Tenant will deliver Landlord written notice of such event, and if Landlord does not cause the Construction Manager to re-commence Tenant’s Work within 2 business days’ of receipt of such written notice from Tenant, then Tenant, may, but will not be obligated to, make payment to the Construction Manager on behalf of Landlord. In such event, Landlord will reimburse Tenant in the amount of the payment within 5 business days of Tenant’s written demand therefore, which written demand will be accompanied by evidence of such payment reasonably acceptable to Landlord and if Landlord fails to so reimburse Tenant within the aforementioned 5 business day period, Tenant may deduct the amount of such payment together with interest at the rate of 10% per annum from the Fixed Rent due and owing to Landlord under this Lease.

(J) All books, records, and documents and correspondence related to billing and payment of actual invoices relating to the Tenant Work will be made available to Tenant. During each calendar month during Tenant’s Work, Landlord will deliver to Tenant: (i) with respect to the costs of Tenant’s Work, a request for payment, approved by Landlord, in standard AIA form, showing the schedule, by trade, of percentage of completion of Tenant’s Work, detailing the portion of Tenant’s Work completed and the portion not completed, and demonstrating that the relationship between the cost of Tenant’s Work completed and the cost of Tenant’s Work to be completed complies with the terms of the construction budget previously approved by Tenant; (ii) copies of invoices from all of Landlord’s contractors, for labor rendered and materials delivered to the Premises; (ii) copies of executed construction lien releases from all of Landlord’s contractors for previous payments; and (iv) with respect to non-construction costs, reasonably detailed invoices from each vendor.

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(K) Tenant will submit in writing any request for any structural changes or modifications to the Final Construction Documents, which will be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. If Landlord reasonably estimates that such structural changes or modifications will increase the costs of Tenant’s Work or delay substantial completion of Tenant’s Work, then Landlord will advise Tenant in its written approval notice of the cost of such change order and the delay in substantial completion that is due to the change order and that would be Tenant’s sole responsibility. Tenant will have 3 business days following receipt of such information from Landlord to elect to (i) revoke such request, or (ii) continue with the modifications (it being agreed that Tenant’s failure to respond within such 3 day period will be deemed an election to continue with the modifications). Landlord agrees that it will not be permitted to effect any change orders to the construction contract with respect to Tenant’s Work (or otherwise increase the cost or time to complete thereof) without the written approval of Tenant, not to be unreasonably withheld, conditioned or delayed. Landlord will have no rights of approval over any changes to the Final Construction Documents other than those which effect the structural components of the Building.

20.4. Within 15 days after the Effective Date, Tenant will appoint an agent of Tenant to act as a construction representative to be available to Landlord to answer questions and coordinate the construction of Tenant’s Work. Tenant may change its construction representative from time to time upon written notice to Landlord. Landlord will appoint David Schreiber as its construction representative or such other representative, including without limitation, Tenant’s construction representative, as Landlord may so elect from time to time upon prior written notice to Tenant.

20.5. As of the Effective Date, Landlord anticipates that the Completion Date for the First Phase will occur on the later of (i) October 1, 2017 and (ii) the date that is 429 days after the Effective Date. Unless adjusted as set forth in this Section 20.5, the Rent Commencement Date for each phase will be the actual Completion Date for each phase, adjusted to an earlier date to compensate the Landlord for the cumulative number of days of Tenant Delay, if any. “Tenant Delay” means any period of delay in achieving the Completion Date for each phase, as applicable, to the extent caused by the Construction Manager, Tenant or Tenant’s contractors, employees, agents or licensees, including but not limited to change orders (structural and non- structural) and value engineering changes requested by Tenant; provided, however, that with respect to the construction of the First Phase of the Premises, if the Completion Date occurs on or before October 1, 2017 there will be no adjustment to the First Phase Rent Commencement Date. By way of example and not of limitation, if during the course of construction of Tenant’s Work for the First Phase, there are 31 days of Tenant Delay but the Completion Date nevertheless occurs on October 1,2017, the First Phase Rent Commencement Date will remain October 1, 2017; however, if as a result of the aforementioned 31 day Tenant Delay the Completion Date for the First Phase occurs on November 1, 2017, the First Phase Rent Commencement Date will adjusted to October 1, 2017 to account for the 31 days of Tenant Delay.

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20.6. Tenant and Tenant’s representatives, agents, contractors and employees will be afforded access to the Premises, upon advance reasonable coordination with Landlord, during regular business days and hours after the Effective Date for the purposes of monitoring Tenant’s Work, installation of Tenant’s furniture, fixtures, security system, and will require access to the IT room at least 60 days prior to the applicable Completion Date for installation of Tenant’s telecommunications equipment, if and to the extent such installation does not unreasonably interfere with Landlord’s construction activities within the Premises or delay the anticipated date of completion thereof. During such early occupancy period, Tenant will be subject to all the terms, covenants, and conditions of this Lease (including but not limited to obtaining and carrying applicable insurance required pursuant to this Lease) except for Tenant’s obligation to pay Rent and such early occupancy (or the failure of Landlord to afford such early occupancy) will not affect the determination of any Completion Date. Tenant hereby acknowledges that such access and installation may cause a Tenant Delay.

20.7. Within 30 days after the Completion Date for each Phase, Tenant’s architect and MEP engineer will create a punchlist for Landlord’s review. Landlord will, within 30 days following receipt of the punch list items, commence to repair or complete such punch list items and will complete such items with due diligence.

ARTICLE 21. REAL ESTATE BROKERS

Tenant and Landlord represent that, except for The Garibaldi Group, LLC (“Landlord’s Broker”) and CBRE, Inc. (“Tenant’s Broker”), neither party has dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant and Landlord hereby agree to indemnify, protect, defend and hold each other, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord will be responsible to Landlord’s Broker and Tenant’s Broker but only in accordance with and to the extent as provided in separate agreement(s) entered into between Landlord and Landlord’s Broker and Landlord and Tenant’s Broker.

ARTICLE 22. MORTGAGEE PROTECTION

22.1. This Lease will, at Landlord’s option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of the underlying leases and the mortgages or trust deed.

22.2. Landlord will utilize commercially reasonable efforts to obtain from all present and future ground lessors and mortgagees a non-disturbance agreement which provides that so long as Tenant is not in default in the payment of Rent and the performance and observance of all covenants, conditions, provisions, terms, and agreements to be performed or observed by Tenant under this Lease, the holder of such ground leases and mortgages will not interfere with, hinder, or molest Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business therein in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such ground lease or mortgage will not cover any of Tenant’s trade fixtures or personal property located in or on the Premises.

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ARTICLE 23. NOTICES

23.1. All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

23.2. All notices, demands or requests to be sent pursuant to this Lease will be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

(A) Notices to Landlord will be addressed:

Somerset Holmdel Development I Urban Renewal, L.P.

101 Crawfords Corner Road

Holmdel, NJ 07733

Attn.: Mr. Pat Garofalo

with a copy to the following:

Giordano, Halleran & Ciesla, P.C.

125 Half Mile Road, Suite 300

Red Bank, NJ 07701-6777

Attn.: Laurence I. Rothstein, Esq.

(B) Notices to Tenant will be addressed:

iCIMS, Inc.

90 Matawan Road

Matawan, NJ 07747

Attn.: General Counsel

with a copy to the following:

Sills Cummis & Gross, P.C. One Riverfront Plaza

Newark, NJ 07102

Attn.: Jason L. Sobel, Esq.

23.3. If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests will be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given will commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of notice, demand or request sent.

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23.4. Notices may also be served by personal service upon any officer, director or partner of Tenant or in the case of delivery by Federal Express or other overnight courier service, notices will be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. A notice given by counsel for Landlord or Tenant will be deemed a valid notice if addressed and sent in accordance with the provisions of this Article.

23.5. By giving to the other party at least 30 days’ written notice thereof either party will have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address will be within the United States of America.

ARTICLE 24. SIGNAGE

24.1. Tenant’s name, at Landlord’s cost and expense, will be included for identification purposes on a suitable number of listings on any Landlord controlled Building directory.

24.2. Tenant, at Tenant’s cost and expense, will be provided suite signage subject to Landlord’s prior written approval.

24.3. During the Term, if (i) Tenant is not then in Default, and (ii) Tenant is occupying a greater amount of RSF than any other tenant in the portion of the Building designated as “building 3”, “building 3” will be designated as the “iCIMS Tower” and all wayfinding signage will include Tenant’s branding; provided, however, that Landlord may revoke such designation (and remove Tenant’s branding from such way finding signage) at any time during the Term if any of the aforementioned 2 criteria are not satisfied.

24.4. Landlord represents to Tenant that as of the Effective Date, Landlord or an affiliate of Landlord, has contractual rights until March 1, 2019 (“Billboard Termination Date”), to use an existing Garden State Parkway billboard (“Billboard”) that is located along the southbound lanes of the Garden State Parkway near the Driscoll Bridge. From and after the date of the Incentive Award (as defined in Section 35.1 of this Lease) until the Billboard Termination Date, provided that Tenant is not then in Default, Landlord, at its sole cost, will incorporate Tenant’s logo and Tenant’s mascot, i.e., “Ike”, onto the Billboard in a more prominent size than that of any other tenant or occupant of the Project.

24.5. Subject to Laws, including National Park Service approval, Landlord will endeavor to find a suitable location for the installation of the current (as of the Effective Date) Tenant building sign (including “Ike”).

24.6. Tenant may seek Landlord’s prior written consent for the installation of Tenant signage upon the Building exterior and/or to paint the water tower for the Project with Tenant’s chosen colors, name or logo (collectively the “Exterior Signage”), provided, however, that Tenant acknowledges and agrees that such consent will be determined in Landlord’s sole discretion, as Landlord using its business judgment will determine whether such requested Exterior Signage would be appropriate for the Project. If such consent is granted by Landlord, Tenant may petition all governmental bodies, agencies or departments having jurisdiction over the Project, including the Township, the State Historic Preservation Office, and the National Park Service, to permit such Landlord approved Exterior Signage. If Landlord approves Exterior

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Signage for another tenant in the Project, provided that Tenant is not then in Default, Landlord will provide Tenant with identical signage rights. Tenant’s sole and exclusive remedy on account of Landlord’s breach of provisions of this Section 24.6 with respect to signage rights will be the right to seek specific performance, i.e., adjustment of the signage rights as set forth in this Section 24.6 and reimbursement of reasonable attorneys’ fees and actual incurred costs relative to any litigation involving same; provided, however, that Tenant will not have the right to seek specific performance or any other type of judicial relief with regard to Landlord’s withholding of consent for any requested Tenant Exterior Signage.

24.7. During the Term, if Landlord approves interior Building signage for another tenant in the Building, provided that Tenant is not then in Default, Landlord will provide Tenant with identical signage rights. Tenant’s sole and exclusive remedy on account of Landlord’s breach of provisions of this Section 24.7 with respect to signage rights will be the right to seek specific performance, i.e., adjustment of the signage rights as set forth in this Section 24.7 and reimbursement of reasonable attorneys’ fees and actual incurred costs relative to any litigation involving same.

ARTICLE 25. ENVIRONMENTAL

25.1. Tenant will, at Tenant’s own expense, promptly comply with each and every federal, state, county and municipal environmental law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing (collectively, “Environmental Laws”), applicable to the Premises, Tenant, Tenant’s operations at the Premises, or all of them.

25.2. Tenant will, at Tenant’s own expense, comply with ISRA with respect to any ISRA triggering event caused by Tenant or relating to Tenant’s use of the Premises.

25.3. At no expense to Landlord or Tenant as the case may be, Tenant and Landlord will promptly provide each other with all information and sign all documents reasonably requested by Landlord or Tenant, as the case may be, with respect to compliance with Environmental Laws.

25.4. Tenant will permit Landlord and its representatives access to the Premises and the Land from time to time to conduct an environmental assessment, investigation and sampling at Landlord’s own expense, upon giving reasonable advance notice to Tenant.

25.5. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of hazardous substances in, on, under, or about, or migrating from or onto the Premises, the Building or the Project, as a result of the action or omission of Tenant or any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, subtenant or invitee of Tenant or any third party for whom Tenant is legally responsible (individually a “Tenant Representative”) then, in addition to being in default under this Lease and Landlord having all rights available to Landlord under this Lease and by law by reason of such default, Tenant will, at Tenant’s own expense, in accordance with Environmental Laws, undertake all action required by any governmental authority, including, without limitation, promptly obtaining and delivering to Landlord a site wide, unrestricted use Response Action Outcome determination from a Licensed Site Remediation Professional. In no event will any of

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Tenant’s remedial action involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Tenant’s remedial action will meet all governmental requirements in connection therewith. Promptly upon completion of all required investigatory and remedial activities, Tenant will, at Tenant’s own expense, to Landlord’s reasonable satisfaction, restore the affected areas of the Premises or the Land, as the case may be, to their condition prior to the investigatory or remedial work.

25.6. During the Term, upon Landlord’s request, Tenant will complete, execute and deliver to Landlord an environmental questionnaire in form and substance satisfactory to Landlord.

25.7. During the Term, promptly upon receipt by Tenant or Tenant’s Representatives, Tenant will deliver to Landlord all environmental documentation concerning the Premises or the Land, in the possession or under the control of Tenant, including, without limitation, plans, reports, correspondence and submissions concerning or generated by or on behalf of Tenant, whether currently or hereafter existing. In addition, Tenant will promptly notify Landlord of any release, discharge of Hazardous Materials, or violation of Environmental Laws of which Tenant has knowledge, which exist in, on, under, or about, or migrating from or onto the Building, the Premises, or the Land.

25.8. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Tenant is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises or the Land, as the case may be, then, at Landlord’s discretion, Landlord will have the right, upon notice to Tenant, from time to time, to perform such activities at Tenant’s expense, and all reasonable sums incurred by Landlord will be paid by Tenant, as Additional Rent, upon demand.

25.9. Tenant will indemnify, defend and hold harmless Landlord, Landlord’s officers, directors, shareholders, employees and personal or legal representatives from and against any and all third party claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Tenant’s actions or omissions with regard to Tenant’s obligations under this Article 25.

25.10. This Article 25 will survive the expiration or earlier termination of this Lease. Tenant’s failure to abide by the terms of this Article will be restrainable or enforceable, as the case may be, by injunction.

25.11. Landlord will deliver the Premises to Tenant in compliance with all applicable Environmental Laws. Landlord hereby certifies to Tenant that as of each Phase Rent Commencement Date that the portion of the Premises being delivered to Tenant on such date will in compliance with all applicable Environmental Laws. Landlord will, upon the request of Tenant, deliver to Tenant any and all reports and studies procured by or performed on behalf of Landlord with respect to the environmental condition of the Premises, including but not limited to any asbestos abatement reports pertaining thereto.

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25.12. Notwithstanding anything in this Article 25 to the contrary, Tenant will have no liability for, and no obligation to remediate, any hazardous substances in, on, under, or about, or migrating from or onto the Premises, the Building or the Project, unless such hazardous substances were introduced or exacerbated by Tenant or a Tenant Representative.

ARTICLE 26. PARKING

26.1. Without additional charges of any kind therefor, during the Term, Tenant, its employees, agents, and invitees will be entitled to use 5 spaces per 1,000 RSF for each Phase, e.g., 992 spaces for the First Phase (based on the First Phase consisting of 198,529 RSF), 359 spaces for the Second Phase (based on the Second Phase consisting of 71,923 RSF), and 359 spaces for the Third Phase (based on the Third Phase consisting of 71,923 RSF) in the parking area adjoining the Building, of which 70 parking spaces will initially be designated for Tenant’s exclusive use and located in close proximity to the “building 3” entrance and the remainder of the parking spaces will be undesignated for Tenant’s non-exclusive use; provided; however, at such time as the underground parking garage is completed, the aforementioned 70 exclusive parking spaces will be reduced to 50 exclusive parking spaces. Notwithstanding anything in this Section 26.1 to the contrary, should Tenant’s use 6 spaces per 1,000 RSF for each Phase, such use will not be considered a Default.

26.2. The date of Tenant’s initial occupancy of all or a portion of the Premises, which date will be set forth in a written notice provided by Tenant to Landlord is referred to in this Lease as the “Occupancy Date”. Not later than the date that is 24 months from the Occupancy Date, Tenant will be granted the greater of (i) 25 parking spaces and (ii) 25% of all parking spaces in the underground parking garage, for Tenant’s exclusive use in the underground parking garage.

26.3. All parking privileges will be subject to Landlord’s Rules and Regulations, as may be reasonably amended from time to time, a current copy of which is attached to this Lease as Exhibit “F”. Notwithstanding anything to the contrary in this Lease, or Exhibit “F”, Landlord hereby agrees that any and all Rules and Regulations will be administered in such a manner so as to be even-handedly and equally applied to all tenants and occupants of the Building.

26.4. At least 3 electric vehicle charging stations will be provided in the parking area adjoining the Building and at least 3 electric vehicle charging stations will be provided in the underground parking garage located under the Building. Landlord agrees use commercially reasonable efforts to increase the number of electric vehicle charging stations in the Project from time to time during the Term so as to provide a reasonably comparable number of electric vehicle charging stations, as determined by Landlord, to those provided by comparable Class A Office buildings 100,000 sf or greater in Monmouth County, New Jersey and/or other multi-use properties located within a 10 mile radius of the Project.

26.5. If required, Landlord will provide, at its sole cost and expense, an overflow parking area within the Project to provide Tenant with a total of no less than 6 spaces per 1000 RSF of space within the Premises.

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ARTICLE 27. OFAC COMPLIANCE

Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or entity that directly owns a 10% percent or greater equity interest in Tenant nor any of its officers, directors or managing members is a person or entity (collectively, “Tenant and Others in Interest”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and titled, “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 of the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term, Tenant will comply with the Executive Order and with the Money Laundering Act.

ARTICLE 28. RENEWAL OPTION

28.1. If the Term of this Lease is then in full force and effect and Tenant has complied fully with its obligations hereunder, Tenant will have will have the option to extend the term of this Lease for one, 2 year period and thereafter for two, successive 5 year’ periods; (each period hereinafter called a “Renewal Term”), provided however that Tenant will give Landlord notice of Tenant’s election to extend the term no later than 12 months prior to the Expiration Date, time being of the essence.

28.2. Such extension of the Term will be upon the same covenants and conditions, as set forth in this Lease except for the Fixed Rent (which will be determined in the manner set forth below), and except that Tenant will have no further right to extend the Term after the exercise of the option(s) described in Section 28.1 above. If Tenant timely gives notice of its election to extend the Term, the Renewal Term will be added to and become a part of the Term and any reference in this Lease to the “Term of this Lease” or any similar expression will be deemed to include such Renewal Term, and, in addition, the Expiration Date will thereafter mean the last day of such Renewal Term.

28.3. If Tenant exercises its option for the Renewal Term, the Fixed Rent during the Renewal Term will be 90% of the fair market rent for the Premises (hereinafter “fair market rent”).

28.4. Landlord and Tenant will use commercially reasonable efforts, within 30 days after Landlord receives Tenant’s notice of its election to extend the Term for the Renewal Term (“Negotiation Period”), to agree upon the Fixed Rent to be paid by Tenant during the Renewal Term. If Landlord and Tenant agree upon the Fixed Rent for the Renewal Term, the parties will promptly execute an amendment to this Lease stating the Fixed Rent for the Renewal Term.

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28.5. If the parties are unable to agree on the Fixed Rent for the Renewal Term during the Negotiation Period, within 15 days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, will appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Renewal Term. Each such person will be a real estate broker or appraiser with at least 10 years’ active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and Tenants) in Monmouth County, New Jersey. Each notice containing the name of a person to act as appraiser will contain also the person’s address. If a party does not appoint a person to act as an appraiser within the 15 day period, the person appointed by the other party will be the sole appraiser and will determine the fair market rent. Before proceeding to establish the fair market rent, the appraisers will subscribe and swear to an oath fairly and impartially to determine the fair market rent. If the 2 appraisers are appointed by the parties they will meet promptly and attempt to determine the fair market rent. If they are unable to agree within 45 days after the appointment of the second appraiser, they will attempt to select a third person meeting the qualifications stated above in this Section 28.5 within 15 days after the last day the 2 appraisers are given to determine the fair market rent. If they are unable to agree on the 3rd person to act as appraiser within the 15 day period, the 3rd person will be appointed by the American Arbitration Association (“Association”), upon the application of Landlord or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association will be required to meet the qualifications stated above in this Section 28.5. Each of the parties will bear 50% of the cost of appointing the 3 rd appraiser and of paying the 3rd appraiser. The 3 rd appraiser, however selected, will be required to take an oath similar to that described above in this Section 28.5. The 3 appraisers will meet and determine the fair market rent. A decision in which 2 of the 3 appraisers concur will be binding and conclusive upon the parties. In deciding the dispute, the appraisers will act in accordance with the rules then in force of the Association, subject however, to such limitations as may be placed on them by the provisions of this Lease. Notwithstanding the foregoing, in no event will the Fixed Rent during the Renewal Term be less than the Fixed Rent during the last year of the Term immediately preceding the Renewal Term.

28.6. After the fair market rent for the Renewal Term has been determined by the appraiser or appraisers and the appraiser or appraisers have notified the Parties, at the request of either party, both Parties will execute and deliver to each other an amendment of this Lease stating the Fixed Rent for the Renewal Term.

28.7. If the Fixed Rent for the Renewal Term has not been agreed to or established prior to the commencement of the Renewal Term, Tenant will pay to Landlord, in monthly installments, an annual rent (“Temporary Rent”) which Temporary Rent will be equal to the monthly Fixed Rent payable by Tenant for the last year of the Term immediately preceding the Renewal Term. Thereafter, if the Parties agree upon a Fixed Rent, or the Fixed Rent is established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent, (i) if such Fixed Rent is greater than the Temporary Rent, Tenant will promptly pay to Landlord the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Landlord will credit to Tenant’s subsequent monthly installments of Fixed Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

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28.8. In describing the fair market rent during the Renewal Term, the appraiser or appraisers will be required to take into account the rentals at which leases are then being concluded (as of the last day of the Term) (for 5 year leases without renewal options and without rental abatements (ftee rent), tenant improvement allowances and other market concessions, with the landlord and tenant each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for comparable Class A Office buildings, 100,000 sf or greater in Monmouth County, New Jersey and/or other multi-use properties located within a 10 mile radius of Bell Works, such as 1 & 2 Tower Center in East Brunswick, Middlesex County, New Jersey.

28.9. The option granted to Tenant under this Article 28 may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant’s property. Tenant will have no right to exercise this option granted to Tenant under this Article 28 unless Tenant cures any default within the applicable grace period.

ARTICLE 29. CONDOMINIUM ASSOCIATION

Tenant acknowledges that the Premises may be a single or partial condominium unit within the condominium development known as the Bell Works Condominium (“Condominium”). Landlord warrants that in such event the Condominium documents will not increase, modify (except to a de minimis extent), or expand the obligations of Tenant or reduce, limit, or otherwise materially interfere with the rights of Tenant under this Lease.

ARTICLE 30. SABBATH PROVISIONS

Tenant is willing to assist Landlord in fulfilling the prohibition against a person of the Jewish faith engaging in prohibited work activities on the Jewish Sabbath and certain Jewish holidays by agreeing that the property manager (and other support staff) employed by Landlord in connection with the operation and maintenance of the Common Areas and/or providing services, repairs, maintenance, etc., to the Premises in accordance with the provisions of this Lease will for purposes of this Article also be considered employees of Tenant and a portion of the Rent paid by Tenant to Landlord will serve as Tenant’s remuneration for such employees. Landlord and Tenant acknowledge and agree that the provisions of this Article 30 are not intended to create a legal obligation on Landlord or Tenant, nor will any indemnification obligations concerning Tenant’s employees otherwise provided for in this Lease apply to the foregoing property manager (and other support staff) employed by Landlord; accordingly, the provisions of this Article 30 will not be enforceable in a court of law or equity or by any agency or governing body and Landlord will indemnify Tenant for any liability incurred by Tenant as a result of the provisions of this Article 30. At any time during the Term, the provisions of this Article 30 may be terminated by Landlord on not less than 30 days’ written notice to Tenant. Compliance with this Article 30 will not result in any increased cost to Tenant.

ARTICLE 31. ROOF RIGHTS

31.1. Except as set forth in this Article 31, Tenant will have no right to utilize the roof of the Building for any purpose without Landlord’s prior written consent, which will not unreasonably conditioned, withheld or delayed.

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31.2. In connection with Tenant’s request to utilize the roof for the purpose of installing transmission and/or reception equipment, the following will apply:

(A) Without limiting any other provision of this Lease, Tenant will have the non exclusive right to install not more than 3 antennas, satellite dishes, or other telecommunications equipment (individually and collectively, the “Antenna”) on the roof of the Building (including necessary connection to the Premises) for use by Tenant, provided any such installations will be subject to Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Any Antenna will be installed in accordance with all applicable Laws. Tenant will remove such Antenna at the expiration or earlier termination of this Lease and Tenant will repair any damage to the roof caused by such removal. Prior to making any installations on the roof of the Building, Tenant will use a roofing contractor for all work to be performed by Tenant on the roof of the Building approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed.

(B) Tenant will furnish detailed plans and specifications for the Antenna (or any modifications thereof) to Landlord for its approval. The parties agree that Tenant’s use of the rooftop of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person for any use including installation of other antennas and support equipment. Landlord will use its commercially reasonable efforts to insure that such other persons do not interfere with Tenant’s Antenna. Likewise, Tenant will use its commercially reasonable efforts to insure that its use of the rooftop does not impair any other person’s data transmission and reception via its respective antennas and support equipment. If Tenant’s construction, installation, maintenance, repair, operation or use of the Antenna interferes with the rights of Landlord (including, without limitation, Landlord’s right to reasonable use the remainder of the roof), Tenant will cooperate with Landlord or such other tenants in eliminating such interference; provided, however, the cost of remedying such interference will be borne by whichever party last installed its equipment on the roof causing such interference.

(C) In connection with the installation, maintenance and operation of the Antenna, Tenant, at Tenant’s sole cost and expense, will comply with all applicable Laws and will procure, maintain and pay for all permits required therefor, and Landlord makes no warranties whatsoever as to the permissibility of an Antenna under applicable Laws or the suitability of the roof of the Building for the installation thereof. If Landlord’s structural engineer deems it reasonably necessary that there be structural reinforcement of the roof in connection with the installation of the Antenna, Landlord will perform same at Tenant’s cost and expense and Tenant will not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Antenna will be subject to the provisions of Article 9 of this Lease applicable to alterations and installations, except that Landlord need not notify Tenant whether Tenant must remove the Antenna at the end of the Term, it being the intent of the parties that Tenant will remove the Antenna at the end of the Term and repair any damage to the Building resulting from such installation and removal. For the purpose of installing, servicing or repairing the Antenna, Tenant will have access to the rooftop of the Building using contractors reasonably approved by Landlprd at all times during the Term. Tenant will pay for all electrical service required for Tenant’s use of the Antenna.

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(D) Tenant, at its sole cost and expense, will promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance and repair, operation or removal of the Antenna. Tenant will be responsible for all costs and expense for repairs of the roof which result from Tenant’s use of the roof for the construction, installation, maintenance, repair, operation and use of the Antenna. All installations made by Tenant on the rooftop or in any other part of the Building pursuant to the provisions of this Article 31 will be at the sole risk of Tenant, and neither Landlord, nor any agent or employee of Landlord, will be responsible or liable for any injury or damage to, or arising out of, the Antenna. Tenant’s indemnity under Section 16.2 of this Lease will apply with respect to the installation, maintenance, operations, presence or removal of the Antenna by Tenant. In addition, any costs incurred by Landlord to repair the roof as required herein after the expiration of the Term will be borne solely by Tenant.

(E) Upon the expiration of the Term, the Antenna will be removed by Tenant at its sole cost and expense, and Tenant will repair any damage to the rooftop or any other portions of the Building to substantially their condition immediately prior to Tenant’s installation of the Antenna (ordinary wear and tear excepted).

(F) If the installation of the Antenna or act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, Tenant will reimburse Landlord for any loss or damage sustained or costs or expenses incurred.

31.3. The rights granted in this Article 31 are given in connection with, and as part of the rights created under this Lease and are not separately transferable or assignable.

ARTICLE 32. SECURITY DEPOSIT

32.1. Tenant, on or before 45 days from the Effective Date, will deliver to Landlord the initial sum of $4,000,000.00 (“Security Deposit”) as security for Tenant’s full and faithful performance of all obligations under this Lease and any renewals or extensions of this Lease in the form of an irrevocable stand-by letter of credit (“Letter of Credit”) as set forth in Section 32.3 of this Lease. On the Second Phase Rent Commencement Date the amount of the Security Deposit will be increased by $1,000,000.00 (to $5,000,000.00) and on such date Tenant will deliver to Landlord an amended Letter of Credit as set forth in Section 32.3 of this Lease (increased from $4,000,000.00 to $5,000,000.00) or the sum of $1,000,000.00. Tenant will have the right to reduce the amount of the Security Deposit (not to exceed a maximum reduction to $3,000,000.00) in accordance with the provisions of Section 32.4 of this Lease. Landlord, in its sole discretion, may draw upon the Security Deposit to cure any Default under this Lease. If any such application is made, upon notice by Landlord to Tenant, Tenant, within 10 days of Landlord’s demand, will promptly replace the amount so applied in the form of an additional letter of credit with the same terms. The Security Deposit will not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor will

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it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence reasonably satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord’s interest under this Lease (and a copy of the written assumption by the transferee of Landlord’s obligations hereunder with respect to the Security Deposit sent by Landlord to Tenant), Landlord’s obligation to Tenant with respect to the Security Deposit will terminate upon assumption of such obligation by the transferee.

32.2. If Tenant is not in Default, the Security Deposit, or any balance thereof, will be returned to Tenant (or the Letter of Credit cancelled) within 30 days after the following:

(A) the expiration of the term of this Lease;

(B) the removal of Tenant and its property from the Premises;

(C) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

(D) the payment by Tenant of any outstanding Rent due pursuant to the Lease as computed by Landlord.

32.3. The Security Deposit contemplated by Section 32.1 of this Lease will be in substantially similar form to the one annexed hereto as Exhibit “R”. Tenant will cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the intent, terms and conditions of this Article 32.

32.4. Provided that no Default has occurred at any time during the Term, commencing on the 4th anniversary of the First Phase Rent Commencement Date, Tenant will have the annual right (provided that no Default has occurred in the prior 12 month period) to replace the Letter of Credit with a new Letter of Credit (in accordance with requirements of this Article 32) or amend the existing Letter of Credit (and Landlord will cooperate reasonably, at no cost to Landlord, in connection with such a replacement or reduction) with a Letter of Credit reduced by the maximum amount of $350,000.00; provided, however, that no additional reductions will be permitted after the Letter of Credit has been reduced to the amount of $3,000,000.00 as it is the intention of Landlord and Tenant that during the Term, the Security Deposit will not be less than less than $3,000,000.00.

ARTICLE 33. SUPPLEMENTAL COOLING SYSTEM

33.1. If, (i) no Default has occurred or (ii) if any Default has occurred, Tenant has previously cured it in full or Landlord has waived it, Landlord hereby grants to the Tenant a nonexclusive license (the “Supplemental Cooling System License”) subject to the following:

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(A) During the Term, at Tenant’s sole cost and expense, Tenant may install, maintain and replace a single supplemental heating and cooling system and associated equipment (“Supplemental Cooling System”) utilizing the roof of the Building, utility rooms and areas above the ceiling of the Premises, at such locations to be approved by Landlord in its sole discretion (“Supplemental Cooling System Licensed Areas”) in accordance with plans to be submitted by Tenant to Landlord regarding the installation (or, when applicable, the replacement) of the Supplemental Cooling System, which will include Supplemental Cooling System specifications, the location of the Supplemental Cooling System equipment, a coolant and condensate piping diagram, an electrical/cabling routing diagram, a diagram of the means of support for the condensing unit to be placed on the roof of the Building or on the Land, as determined by Landlord, and the location of the devices the Supplemental Cooling System is intended to serve (collectively, the “Supplemental Cooling System Plan”);

(B) During the Term, Tenant will use and operate any Supplemental System exclusively to provide cooling to equipment rooms (not cooling of people) in the Premises (the “Supplemental System Licensed Use”); and

(C) Tenant will be permitted access to the Supplemental Cooling System Licensed Areas as may be necessary to accomplish the foregoing.

33.2. Landlord is making the Supplemental Cooling System Licensed Areas available to Tenant under the Supplemental Cooling System License granted under this Article 33 in the Supplemental System Licensed Areas’ present “AS IS” condition. Landlord makes no warranty or representation that the Supplemental System Licensed Areas are or will be suitable for the Supplemental Cooling System Licensed Use. Tenant will make whatever examination and study Tenant deems necessary or appropriate to ascertain whether the Supplemental Cooling System Licensed Areas are suitable for the Supplemental Cooling System Licensed Use. Tenant waives and releases all claims against Landlord with respect to all matters pertaining to this Article 33, including without limitation, the Supplemental Cooling System License and the Supplemental Cooling System Licensed Areas, and in no event will Landlord be liable for Tenant or anyone claiming by or through Tenant under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits, exemplary, punitive, special incidental, indirect or consequential damages. The Supplemental System License granted under this Article 33 is not exclusive; and Landlord reserves the right to grant, renew or extend similar or dissimilar licenses to any and all other tenants. Tenant’s availing itself of any rights or incurring any obligations under or in connection with the Supplemental System License granted under this Article 33 will be exclusively at Tenant’s expense and risk. During the Supplemental Cooling System License, Tenant will: (i) maintain and repair any Supplemental Cooling System and repair any damage caused to the Supplemental Cooling System Licensed Areas; (ii) not damage the electrical or other systems or the structure of the Building in the course of installation, maintenance, operation, replacement, or removal of any Supplemental Cooling System; and (iii) comply with all applicable Laws regarding any Supplemental Cooling System or its installation, replacement, maintenance, removal or use. Prior to installation, Tenant will provide Landlord with 1 complete copy of the Supplemental Cooling System’s full specifications, installation manual, operational manual and any other manual provided by the manufacturer or installer and intended for the end user.

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33.3. If any component of the Supplemental Cooling System and related piping and wiring is approved by Landlord for installation on the Building’s roof, Tenant will, at its sole cost and expense, utilize a roofing contractor selected by Landlord to perform any roof penetration and restoration work (including any restoration required by Section 11 of this Lease in connection with the removal of same) so long as the cost therefor does not exceed 105% of current market costs in the State of New Jersey for such work. Tenant will cause the Supplemental Cooling System Plan to show the installation of rooftop walkways between the Building’s nearest roof access and the equipment installed for the purpose of obviating wear and tear on the roof by contractors and technicians servicing the equipment from time to time and will cause them to be installed; and, again utilizing a roofing contractor selected by Landlord subject to the above cost limitation, Tenant will, at its sole cost and expense, restore the roof in a good and workmanlike manner to the condition it was in prior to the penetration, achieving full weatherproofing in the area of the penetration.

33.4. Notwithstanding anything to the contrary set forth in this Article 33, Tenant will:

(A) be limited to a maximum of 1 roof penetration for ducts, piping and wiring;

(B) not install any component of the Supplemental Cooling System of such a size and weight that, in the reasonable opinion of Landlord’s engineer or architect, would require any structural reinforcement of the Building or any of its components;

(C) not remove, except to repair or replace, any component of the Supplemental Cooling System without the prior written consent of Landlord, which consent may be withheld for any reason in the sole discretion of Landlord; and

33.5. Upon termination of the Term, at the sole option of Landlord, at Tenant’s sole cost and expense, remove the Supplemental Cooling System from the Supplemental Cooling System Licensed Areas and restore: (i) any portions of the Supplemental Cooling System Licensed Areas, the Building and the Land damaged in the process, and (ii) the Supplemental Cooling System Licensed Areas substantially to their condition and no worse than as existed immediately prior to the commencement of the installation of the Supplemental Cooling System, reasonable wear and use excepted, including, but not limited to, utilizing a roofing contractor selected by Landlord, restoring the roof in a good and workmanlike manner to the condition it was in prior to the penetration, achieving full weatherproofing in the area of the penetration.

ARTICLE 34. MISCELLANEOUS

34.1. Asa material inducement to Landlord to enter into this Lease, Tenant hereby waives its right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises. Tenant acknowledges that it has read and understood the foregoing provision.

34.2. This Lease will not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of this Lease to Tenant does not constitute a reservation of or option for the Premises, except that it will constitute an irrevocable offer on the part of Tenant in effect for 15 days from the date of Tenant’s execution to lease the Premises on the terms and conditions herein contained.

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34.3. Tenant represents and warrants to Landlord and Landlord represents and warrants to Tenant that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority and Tenant may request that Landlord provide Tenant evidence of Landlord’s authority.

34.4. All Exhibits attached to this Lease will be deemed to be a part of this Lease and hereby incorporated herein.

34.5. This Lease will not be interpreted or construed more strictly against one party or the other merely by virtue of the fact that it was drafted by counsel to Landlord or Tenant; it being acknowledged and agreed that Landlord and Tenant have both contributed materially and substantially to the negotiation and drafting of this Lease.

34.6. This Lease, and the Exhibits attached to this Lease contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, eithei’ oral or written. This Lease will not be modified except by a writing executed by Landlord and Tenant.

34.7. If a mortgagee of Landlord requires a modification of this Lease which in Tenant’s reasonable determination will not result in any increased cost or expense to Tenant or in any other adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that upon prior written notice to Tenant, Landlord and Tenant will amend the Lease consistent with such modification and this Lease may be so modified.

34.8. Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease will only be enforced against Landlord’s equity interest in the Building and in no event against any other assets of the Landlord, or Landlord’s officers or directors.

34.9. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due will be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s-right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises will reinstate, continue or extend the Term.

34.10. This Lease will be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

34.11. The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

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34.12. This Lease will be construed in accordance with the laws of the State of New Jersey. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each item, covenant or condition of this Lease will be valid and be enforced to the fullest extent permitted by law.

34.13. In the event of any sale or other transfer of the Building, Landlord will be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord’s obligations hereunder thereafter accruing are specifically assumed by the buyer or transferee and any Security Deposit is transferred by Landlord to such buyer or transferee.

34.14. If Tenant fails timely to perform any of its duties under this Lease or comply with the Rules or Regulations attached to this Lease as may be reasonably promulgated and fairly administered and enforced by Landlord from time to time, Landlord will have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant upon prior written notice to Tenant, and all reasonable sums expended or reasonable expenses incurred by Landlord in performing such duty will be deemed to be Additional Rent under this Lease and will be due and payable on demand by Landlord.

34.15. Upon request from time to time, not to exceed once in any calendar year except in the event of a refinancing by Landlord secured in whole or in part by the Premises, Tenant will furnish current financial statements to Landlord with respect to Tenant and any Guarantor hereunder.

34.16. Except as expressly set forth in this Lease, Tenant will not use all or any portion of the roof or exterior walls of the Premises or the Building for any purpose.

34.17. Notwithstanding anything to the contrary contained in this Lease, in no event will Landlord or Tenant be liable to the other for the payment of consequential, punitive or speculative damages, except as provided in Article 12 hereof with respect to Tenant’s holding over.

34.18. This Lease may be executed in several counterparts, and all so executed will constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart. A facsimile or electronically transmitted copy of this Lease and any signatures hereon will be considered for all purposes as original.

34.19. Landlord represents to Tenant that with the exception of a building permit, National Park Service approval, and a certificate of occupancy (or local equivalent), Landlord has obtained all governmental approvals required to commence construction of the Premises and subsequently, to permit the use of the Premises by Tenant, both as contemplated in this Lease.

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ARTICLE 35. GROW NJ INCENTIVES CONTINGENCY

35.1. Landlord hereby acknowledges and agrees that Tenant is entering into this Lease on the express condition that Tenant obtains from the New Jersey Economic Development Authority (“NJEDA”) a “Grow NJ” financial incentive grant in an amount that is acceptable to Tenant in its sole discretion (“Incentive Award”).

35.2. Tenant agrees to file a complete application for the Grow NJ financial incentive grant with NJEDA on or before May 15, 2016 and provide evidence thereof to Landlord within 5 days of such filing, and to thereafter use diligent efforts to pursue its application.

35.3. Upon the final and non-appealable approval of the Incentive Award by the NJEDA, this contingency will be deemed satisfied for all purposes of this Lease. However, if Tenant is unable for any reason to obtain the final and non-appealable approval of the Incentive Award by the NJEDA Board on or before July 30, 2016 (“Contingency Deadline”), then, notwithstanding anything contained herein to the contrary, this Lease will automatically terminate and the parties hereto will thereafter be freed and relieved of all obligations hereunder, except for the return of any Security Deposit due to Tenant and except for those obligations that accrued prior to the termination date and those obligations and indemnifications that survive termination according to this Lease or by Law. Notwithstanding the foregoing, Tenant will have the right to extend the Contingency Deadline for an additional 30 days by giving written notice to Landlord not later than 5 days prior to the expiration of the Contingency Deadline, provided that such notice includes written confirmation from NJEDA that Tenant’s application is complete or substantially complete and is awaiting review and approval by NJEDA. Further notwithstanding the foregoing, Landlord may also elect, in its sole discretion, to extend the Contingency Deadline (which it will have the right to exercise at any time prior to the deadline date), in which event Tenant will thereafter cooperate with Landlord’s professional team in good faith to obtain such approval; provided, however, that Tenant may terminate any such extended period after the first 30 days thereof so long as it has cooperated with Landlord’s professional team in good faith to obtain such approval during such extended period.

35.4. Landlord hereby also acknowledges and agrees that Tenant’s eligibility for and receipt of the Incentive Award is and will be expressly conditioned, by applicable law, on compliance by Landlord with the following requirements, and Landlord agrees to comply therewith, at its sole cost and expense:

(A) with respect to any construction, alteration, refurbishment or renovation of the Premises by or on behalf of Landlord (as distinguished from ordinary maintenance and repair work) from and after the date hereof and continuing through the date which is approximately 24 months after Tenant has first received any portion of the Incentive Award (such “sunset date” to be memorialized by the parties promptly after such date is able to be determined), Landlord will ensure the payment of prevailing wages to all construction workers [P.L. 2007, c. 245 (N.J.S.A. 34:1B-5.1)] and the adherence to affirmative action in the hiring of all construction workers [P.L, 1979, c. 303 (N.J.S.A. 34:lB-5.4)], primarily by: (i) executing the NJEDA’s “Addendum to Construction Contract” (a copy of which is attached to this Lease as Exhibit “G-l”) and complying the terms thereof, (ii) attaching such Addendum to all construction contracts entered into by

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Landlord, and (iii) causing its contractor(s) to in turn attach such Addendum to all construction contracts entered into with subcontractors. Notwithstanding the foregoing, an exemption from NJEDA’s prevailing wage and affirmative action requirements is available if: (1) the Premises constitutes less than 55% of the square footage of the Building, and (2) Landlord (not Tenant) is the party to the construction contract(s) pertaining to, and responsible for payment of, all construction work, i.e., Tenant’s Work. Landlord and Tenant agree to cooperate, at Tenant’s expense, to obtain an exemption, as necessary, before the commencement of construction; however if such exemption for any reason is not obtained prior to the date on which Landlord is otherwise ready to commence Tenant’s Work, Landlord may commence construction and Tenant will be responsible for any increased costs of construction. Landlord hereby represents that the Premises constitute less than 55% of the square footage of the Building, and that Landlord (not Tenant) is the party to the construction contract(s) pertaining to, and responsible for payment of all construction work, i.e., both Landlord’s work and Tenant’s Work. Landlord will ensure that the foregoing representations remain true through the end of the aforementioned sunset date;

(B) with respect to the initial build-out/fit-up of the Premises by or on behalf of Landlord or Tenant, Landlord will: (i) cooperate with Tenant to obtain, no later than the end of schematic design and in all events prior to the commencement of any construction activity, approval by NJEDA of a green building design plan covering all construction, alteration, refurbishment or renovation of the Premises as more fully detailed in the NJEDA summary attached to Lease as Exhibit “G-2”; (ii) adhere to the NJEDA-approved green building design plan in the course of performing any build-out/fit-up work; and (c) at the completion of such work, obtain and deliver to Tenant a licensed engineer’s certification that such work adhered to the NJEDA-approved green building design plan in all material respects;

(C) comply with all applicable Laws relating to zoning, building, safety and environmental quality; and

(D) comply with the Conflicts of Interest Law as set forth in N. J.S. A. 52:13D-12 et seq.

35.5. Landlord agrees to, in a timely manner so as not to impede, prejudice or delay Tenant’s eligibility for or receipt of any portion of the Incentive Award, submit such information and participate in such meetings or conference calls as may be requested or required by NJEDA, Tenant or Tenant’s team of professionals, to ensure or confirm compliance with the foregoing requirements including, without limitation, furnishing evidence of the expenses incurred in connection with the construction or renovation of the Premises and attending a required preconstruction meeting with the NJEDA’s affirmative action/prevailing wage compliance officer.

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ARTICLE 36. EXPANSION OPTION

If no event of Default is then continuing at the time of exercise, during the period commencing on the Effective date and ending on July 1, 2020 (the “Reservation Period”), by written notice (“Election Notice”) from Tenant to Landlord provided on or before the expiration of the Reservation Period, time being of the essence, Tenant will have the non-exclusive option to lease all or a portion of 1 floor of space consisting of approximately 71,314 RSF on the 2—5th floors of Building 2 or 4 (“Reservation Space”) as designated by Landlord, under the rental rate terms, rental abatement terms, and tenant improvement terms as set forth in this Lease with respect to the Premises originally leased hereunder (with the Term pro-rated to reflect the amount of the remaining Term, excluding any Renewal Term from such proration). If Tenant elects to lease the Reservation Space from Landlord during the Reservation Period, all the obligations, terms, and conditions under this Lease will also apply to the Reservation Space, e.g., amount of Fixed Rent per RSF then-current as of the commencement date for the Reservation Space, except that as of the date which is the earlier to occur of (a) the day upon which Tenant commences business in any portion of the Reservation Space, (b) the Completion Date for the Reservation Space that is anticipated to occur 18 months from Landlord’s receipt of the Reservation Space (“Reservation Space Commencement Dat”), (i) the Reservation Space will be deemed part of the Premises, (ii) Tenant’s Share as provided in Section 4.1(I) of this Lease will be adjusted, and (iii) Landlord’s Contribution with respect to the Reservation Space will be the product of $35.00 per RSF of the Reservation Space. Landlord and Tenant will enter into a written amendment to this Lease incorporating such revisions, within 10 days after Landlord’s receipt of the Election Notice.

ARTICLE 37. RIGHT OF FIRST OFFER

37.1. During the Term, subject to the rights of existing tenant’s in the Building (as se t forth on Exhibit “H”) and further provided that no Default is then continuing, Tenant is granted a right of first offer (“Right of First Offer”) to lease such portion(s) of floors 2—5 of the Building (“Offer Space”), if and as same becomes available for lease, subject to the following terms and conditions:

37.2. At the time Tenant exercises the Right of First Offer:

(A) this Lease will be in full force and effect;

(B) no Default is continuing;

(C) the Term has at least 4 years remaining thereafter, or, if not, Tenant has exercised its option to renew in accordance with Article 28, if such an option then exists; and

(D) Tenant’s then current financial condition, as revealed by its most recent financial statements (which will include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), must demonstrate that either:

1. Tenant’s net worth is at least equal to its net worth at the time this Lease was signed; or

2. Tenant meets the financial criteria reasonably acceptable to Landlord, and.

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(E) The Right of First Offer set forth in this Article 37 is subject to the renewal rights of existing tenants in the Building (whether or not such renewal rights are set forth in the tenants’ leases).

37.3. Subject to the other terms of this Article 37, after any part of the Offer Space has or will “become available” for leasing by the Landlord in increments of not less than 1,000 rentable square feet, Landlord will not lease to another tenant that available portion of the Offer Space (“Available Offer Space”) without first offering Tenant the right to lease such Available Offer Space; provided, however, if the Available Offer Space contains more than 1,000 rentable square feet, in in no event will Landlord be obligated to reduce the square footage of the Available Offer Space. By way of example, if the Available Offer Space consists of 7,000 rentable square feet, but Tenant requests that the rentable square footage of the Available Offer Space be reduced so that it contains less than 7,000 rentable square feet, Landlord will not be obligated to reduce the rentable square footage of the Available Offer Space and Tenant will either accept or reject the First Offer Leasing Notice (as hereinafter defined in Section 37.4 of this Lease) with respect the Available Offer Space consisting of 7,000 rentable square feet.

(A) Offer Space will be deemed to “become available” when such space is vacant or the lease for any tenant of all or a portion of the Offer Space expires or is otherwise terminated.

(B) Notwithstanding Section 37.3(A), Offer Space will not be deemed to “become available” if the Offer Space is:

1. assigned or subleased by the current tenant of the space; or

2. re-let by the then current tenant of the space by renewal, extension, or renegotiation.

37.4. Landlord will not lease any such Available Offer Space to another tenant unless and until Landlord has first offered the Available Offer Space to Tenant in writing (“First Offer Leasing Notice”) and Tenant either rejects such offer or a period of 21 days has elapsed from the date that Tenant has received the First Offer Leasing Notice without Tenant having notified Landlord in writing of its acceptance of such First Offer Leasing Notice and supplied Landlord with its most recent quarterly or annual financial statements pursuant to Section 37.2(D) of this Lease, whichever event occurs first. The First Offer Leasing Notice will contain the following information:

(A) a description of the Available Offer Space (which description will include the rentable square footage amount and location of such Available Offer Space) and an attached floor plan that will depict the Available Offer Space;

(B) the date on which the Landlord expects the Available Offer Space to become available;

(C) the amount of fixed rent (per RSF) for the Available Offer Space proposed by Landlord, which will be Landlord’s reasonable determination of the fair market rent (as defined in Section 28.3 of this Lease); and

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(D) The increase in Tenant’s Share.

37.5. If Tenant timely delivers to Landlord, in accordance with the conditions of this Article 37, written notice of Tenant’s exercise of the Right of First Offer for all of the Available Offer Space (along with Tenant’s financial statements pursuant to Section 37.2(D) of this Lease, and Landlord determines that Tenant meets all of the conditions provided in this Article 37, the Available Offer Space will be deemed added to the Premises and subject to the terms and conditions in this Lease, with the exceptions of those Lease modifications set forth in Section 37.7 of this Lease.

37.6. If Tenant declines or fails to duly and timely exercise its Right of First Offer or fails to meet all of the conditions provided in this Article 37, Landlord will thereafter be free to lease the Available Offer Space in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this Article 37 and on whatever terms and conditions Landlord may decide in its sole discretion.

37.7. If Tenant leases the Available Offer Space pursuant to the terms of this Article 37, all the obligations, terms, and conditions under this Lease will also apply to the Available Offer- Space except that:

(A) the commencement date for the lease for the Available Offer Space (“Commencement Date for the Available Offer Space”) will be the day the Available Offer Space is delivered to Tenant broom clean, free of tenants or other occupants, and in its then “as is” condition;

(B) as of the Commencement Date for the Available Offer Space, the Available Offer Space will be deemed part of the Premises;

(C) as of the Commencement Date for the Available Offer Space, Tenant’s Share will be adjusted in accordance with Section 4.1 (I) of this Lease;

(D) As of the Commencement Date for the Available Offer Space, the Fixed Rent will be increased to an amount by multiplying the rentable square footage dollar amount (determined in accordance with Section 37.4(C) of this Lease) for such Available Offer Space by the number of rentable square feet deemed by Landlord to be contained in the Available Offer Space taken by Tenant; and

(E) Article 20 of this Lease will not apply to the Available Offer Space.

37.8. Within 30 days after the Commencement Date for the Available Offer Space, Landlord and Tenant will confirm the following in a written amendment to this Lease:

(A) the Commencement Date for the Available Offer Space;

(B) the location and size of the Available Offer Space that was leased by Tenant with an exhibit attached depicting the Available Offer Space;

(C) the Fixed Rent to be paid by Tenant; and

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(D) Tenant’s Share, as adjusted.

37.9. Intentionally omitted.

37.10. The provisions of this Article 37 are personal to Tenant and any assignee as part of a Permitted Assignment, and will become null and void upon the occurrence of an assignment of this Lease except in a Permitted Assignment, or with respect to the subtenant the provisions of this Article 35 will become null and void upon the occurrence of a sublet of all or a part of the Premises. The provisions of this Article 37 may not be exercised by any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant’s property.

ARTICLE 38. LANDLORD IMPROVEMENTS

38.1. Landlord will deliver the following improvements on or before the Occupancy Date:

(A) parking lot will be micro-surfaced, and restriped; no reserved or visitor’s spots will be provided.

(B) main entrance and east entrance (iCIMS Entrance) to the Building will be updated, i.e., canopy(s) refurbished, rewired, relit and restored and doors will be re-done with new fixtures;

(C) complete replacement of elevator mechanicals, i.e., elevator cabs to be totally gutted and refurbished with new controls, paneling, ceiling, flooring and lighting. Scope to be similar to those newly refurbished tower elevators and those newly refurbished glass elevators located on the west side of the Building. Landlord will solicit from Tenant design input on the elevator servicing “building 3” i.e. the “iCIMS Tower.”

(D) use of the atrium event space, as shown on Exhibit “M” (“Atrium Event Space”) space up to 5 days per calendar year at no cost (rental fee); however, Tenant will be responsible for any reasonable and customary costs, e.g., staff janitorial, audio visual, etc. Landlord has no set plans for installation of an AV system in the Atrium Event Space. If Landlord does install an AV system in the Atrium Event Space, Tenant, when using the Atrium Event Space, will be entitled to use the AV system free of charge.

(E) subject to Laws, including National Park Service approval, provide a first floor executive patio (currently anticipated to be 16’w x 48’1) adjacent to executive offices with an entrance (the location of which will be approved by Tenant) which will include pavers, seating and landscaping to match existing building landscape. See Exhibit “I” for executive patio size and location;

(F) subject to Laws, including National Park Service approval, supplemental landscaping to include foliage cover for mechanical equipment visible from the first floor executive patio (applicable);

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(G) Landlord to provide Tenant with secured space on floors 1-5 using a structure, e.g., turnstile or half glass door. The final structure design will be at Landlord’s discretion. Tenant will provide, at its sole expense, the card access security system for the structure;

(H) during the Term, if Tenant is then in actual physical possession of the Premises, Tenant will be provided with the exclusive use of the flagpole located outside of the east wing of the Building for the sole purpose of displaying the “iCIMS” flag;

(I) provide a common roof top patio, which as of the Effective Date is anticipated to be located in the area shown on Exhibit “P”; and

(J) Landlord will cause the entry roads and ring road to be crack filled and micro surfaced in accordance with that certain report titled, “Lucent-Alcatel Building Redevelopment—Phase 1” dated March 1, 2016 on or before October 31, 2018.

38.2. If the improvements set forth in set forth in Section 38.1 of this Lease are not operational and substantially completed (except for those improvements set forth in Section 38.1(E) and Section 38.1(F) which require the prior approval of governmental bodies, agencies, and/or departments having jurisdiction over the Project) on or before the Occupancy Date, subject to extension by reason of Tenant Delay, damage by fire or other casualty, and/or Force Majeure, provided that no Default exists, Tenant, as its sole and exclusive remedy, will be provided with a rent credit in the amount of 2 days’ Fixed Rent for each day after the expiration of the applicable time period, continuing until the date that the such improvements or services are available or have been substantially completed, as applicable; provided, however, in no event will Tenant be provided with a Fixed Rent credit pursuant to this Section 38.2 for more than 120 days. If any of the aforementioned improvements have not been completed or any of the aforementioned services are not available 120 days after their respective completion/offering date, commencing on the 121st day Tenant, will resume paying 100% of the Fixed Rent due and payable under this Lease but the amount of the Security Deposit will be reduced by the monthly amount of Fixed Rent paid by Tenant (and Landlord will cooperate reasonably, at no cost to Landlord, in connection with such a reduction); provided that in no event will the amount of the Security Deposit be reduced below $3,000,000.00. During any period(s) that the rent credit set forth in this Section 38.2 applies, Tenant will be responsible for Tenant’s electric charges under Section 5.3 of this Lease and Tenant’s Share of any Additional Rent.

38.3. Landlord will deliver the following improvements and provide the following services on or before the Occupancy Date:

(A) the auditorium, as shown on Exhibit “K” (“Auditorium”) will have new or refurbished seating and accommodate at least 300 people at no cost (rental fee) up to 36 times per calendar year; however, Tenant will be responsible for any reasonable and customary costs, e.g., staff, janitorial, audio visual, etc. (not to exceed $1,200 for a half day and not to exceed $2,300 for a full day); The Auditorium will have the following AV capabilities: (i) ceiling speakers throughout the space to allow for full overall coverage throughout, (ii) wireless microphone (handheld, Lavalier, or head worn), and (iii) connection points for wired microphones. An HD projection system will be installed in

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the Auditorium. From a lectern located on the stage area, a laptop will be capable of being plugged in via HDMI or VGA with audio and the laptop display will be displayed on the projection system. A wired microphone will be mounted on the lectern for speech intelligibility within the Auditorium. All audio will be audible from the speakers mounted on the columns in the Auditorium. Volume and on/off functions will be done from a touch panel located in the lectern;

(B) a banquet area, as shown on Exhibit “L” (“Banquet Area”) for reception 15 days per calendar year at no charge (rental fee); however, Tenant will be responsible for any reasonable and customary costs, e.g., staff janitorial, audio visual, etc., not to exceed $300 per day. The Banquet Area will have the following audio capabilities: (i) ceiling speakers throughout the Banquet Area to permit audible coverage throughout the Banquet Area, (ii) wireless microphone (handheld, Lavalier, or head worn), and (iii) connection points for wired microphones;

(C) a minimum of 2 eateries will be open to the public, 1 of which will be an estimated 3,000 square foot sit-down restaurant with table service, the other will be a fast casual type of eatery with counter service with the capacity to serve lunch for 800 people on a daily basis;

(D) a fitness center will be complete and operational or the existing gym will be fully upgraded and refurbished with lockers, showers for men and women and have an attendant during operating hours; and

(E) a licensed day care center will be open to care for the needs of Tenant and which will be similar in fit and finish to a “Bright Horizons” day care center in the Monmouth County, New Jersey area, a “Kiddie Academy” or such other national day care center franchise or chain;

38.4. If any of the improvements or services set forth in Section 38.3 of this Lease are not operational and substantially completed or are not offered on or before the Occupancy Date, subject to extension by reason of Tenant Delay, damage by fire or other casualty, and/or Force Majeure (an “Improvement Delay”), provided that no Default exists, Tenant, as its sole and exclusive remedy, will either elect (which election must be made within 10 days of the Occupancy Date in a written notice from Tenant to Landlord) to either (i) to be provided with a rent credit in the amount of 2 days’ Fixed Rent for each day after the expiration of the applicable time period, continuing until the date that the such improvements or services are available or have been substantially completed, as applicable; provided, however, in no event will Tenant be provided with a Fixed Rent credit pursuant to this Section 38.4 for more than 120 days except for an Improvement Delay with respect to the Auditorium or Banquet Facility, in which event the Fixed Rent credit will be extended from 120 days to 180 days. Commencing on the day following the expiration of the applicable Fixed Rent credit, Tenant will resume paying 100% of the Fixed Rent due and payable under this Lease but Tenant will be provided with a reduction of Fixed Rent in the amount of $0.50 per RSF (such Fixed Rent reduction will continue until the applicable Improvement Delays are cured) and the amount of the Security Deposit will be reduced by the monthly amount of Fixed Rent paid by Tenant (and Landlord will cooperate reasonably, at no cost to Landlord, in connection with such a reduction); provided that in no

62

event will the amount of the Security Deposit be reduced below $3,000,000.00 or (ii) cure the Improvement Delay by undertaking any and all required construction and/or repairs and deduct the actual and reasonable costs thereof from any payment, including Rent, due to Landlord under this Lease. During any period(s) that the rent credit set forth in this Section 38.4 applies, Tenant will be responsible for Tenant’s electric charges under Section 5.3 of this Lease and Tenant’s Share of any Additional Rent.

38.5. A hotel in the Building will be open for business within 3 years from Occupancy Date. If the hotel is not operational or substantially completed within 3 years from Occupancy Date, subject to extension by reason of Tenant Delay, damage by fire or other casualty, and/or Force Majeure, provided that no Default exists, Tenant, as its sole and exclusive remedy, will be provided with a rent credit in the amount of 2 days’ Fixed Rent for each day after the expiration of the applicable time period, continuing until the date that the hotel is operational or substantially completed; provided, however, in no event will Tenant be provided with a Fixed Rent credit pursuant to this Section 38.5 for more than 180 days. If the hotel is not operational or substantially completed after 180 days, commencing on the 181st day Tenant will resume paying 100% of the Fixed Rent due and payable under this Lease but Tenant will be provided with a reduction of Fixed Rent in the amount of $1.00 per RSF (continuing until the date on which the hotel opens for business) and the amount of the Security Deposit will be reduced by the monthly amount of Fixed Rent paid by Tenant (and Landlord will cooperate reasonably, at no cost to Landlord, in connection with such a reduction); provided that in no event will the amount of the Security Deposit be reduced below $3,000,000.00, During any period(s) that the rent credit set forth in this Section 38.5 applies, Tenant will be responsible for Tenant’s electric charges under Section 5.3 of this Lease and Tenant’s Share of any Additional Rent.

38.6. The underground parking garage located under the Building will be operational or substantially completed within 2 years from the Occupancy Date. If the underground parking garage is not operational or substantially completed within 2 years from Occupancy Date, subject to extension by reason of Tenant Delay, damage by fire or other casualty, and/or Force Majeure, provided that no Default exists, Tenant, as its sole and exclusive remedy, will be provided with a rent credit in the amount of 2 days’ Fixed Rent for each day after the expiration of the applicable time period, continuing until the date that the underground parking garage is operational or has been substantially completed; provided, however, in no event will Tenant be provided with a Fixed Rent credit pursuant to this Section 38.6 for more than 180 days. If the underground parking garage is not operational or has been substantially completed after 180 days, commencing on the 181st day Tenant will resume paying 100% of the Fixed Rent due and payable under this Lease but Tenant will be provided with a reduction of Fixed Rent in the amount of $1.00 per RSF (continuing until the date on which the underground parking garage is operational or has been substantially completed) and the amount of the Security Deposit will be reduced by the monthly amount of Fixed Rent paid by Tenant (and Landlord will cooperate reasonably, at no cost to Landlord, in connection with such a reduction); provided that in no event will the amount of the Security Deposit be reduced below $3,000,000.00. During any period(s) that the rent credit set forth in this Section 38.6 applies, Tenant will be responsible for Tenant’s electric charges under Section 5.3 of this Lease and Tenant’s Share of any Additional Rent.

63

38.7. Landlord, in good faith, will solicit from Tenant input regarding proposed retail tenants for occupancy of the retail space adjacent to Tenant’s entrance lobby.

38.8. Landlord will utilize commercially reasonable efforts to obtain from the operators of the gym, day care center, and hotel, a discount of not less than 10% for Tenant’s employees.

38.9. With regard to the improvements set forth in Section 38.1 (E) and Section 38.1 (F) of this Lease, Landlord will use commercially reasonable and diligent efforts in seeking the approval for such improvements from the pertinent governmental bodies, agencies, and/or departments having jurisdiction over the Project.

ARTICLE 39. FACILITIES LICENSE

39.1. If, (i) no Default has occurred or (ii) if any Default has occurred, Tenant has previously cured it in full or Landlord has waived it, Landlord hereby grants to the Tenant a nonexclusive license (the “Facilities License”) subject to the following:

(A) During the Term, at Tenant’s sole cost and expense, Tenant may install, maintain and replace wires, cables, and other appurtenant fixtures and equipment (“Facilities”) necessary or useful for Tenant’s use of the Premises utilizing the vertical and horizontal shafts, conduits, and the common areas on, within, under, across, and along the Building, at such locations to be approved by Landlord in its sole discretion (“Facilities Licensed Areas”) in accordance with plans to be submitted by Tenant to Landlord regarding the installation (or, when applicable, the replacement) of the Facilities which will detail the location and size of the Facilities (collectively, the “Facilities Plan”);

(B) During the Term, Tenant will be permitted access to the Facilities Licensed Areas as may be necessary to accomplish the foregoing.

39.2. Landlord is making the Facilities Licensed Areas available to Tenant under the Facilities License granted under this Article 39 in the Facilities Licensed Areas’ present “AS IS” condition. Landlord makes no warranty or representation that the Facilities Licensed Areas are or will be suitable for the Facilities Licensed Use. Tenant will make whatever examination and study Tenant deems necessary or appropriate to ascertain whether the Facilities Licensed Areas are suitable for the Facilities Licensed Use. Tenant waives and releases all claims against Landlord with respect to all matters pertaining to this Article 39, including without limitation, the Facilities License and the Facilities Licensed Areas, and in no event will Landlord be liable for Tenant or anyone claiming by or through Tenant under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits, exemplary, punitive, special incidental, indirect or consequential damages. The Facilities License granted under this Article 39 is not exclusive; and Landlord reserves the right to grant, renew or extend similar or dissimilar licenses to any and all other tenants. Tenant’s availing itself of any rights or incurring any obligations under or in connection with the Facilities License granted under this Article 39 will be exclusively at Tenant’s expense and risk. During the Facilities License, Tenant will: (i) maintain and repair any Facilities and repair any damage to the Facilities Licensed Areas; (ii) not damage the electrical or other systems or the structure of the Building in the course of installation, maintenance, operation, replacement, or removal of any Facilities; and (iii) comply with all applicable Laws regarding any Facilities or their installation, replacement, maintenance, removal or use.

64

39.3. Notwithstanding anything to the contrary set forth in this Article 39, Tenant will not remove, except to repair or replace, any component of the Facilities without the prior written consent of Landlord, which consent may be withheld for any reason in the sole discretion of Landlord; and upon termination of the Term, at the sole option of Landlord, at Tenant’s sole cost and expense, remove the Facilities from the Facilities Licensed Areas and restore: (i) any portions of the Facilities Licensed Areas, the Building, or both damaged in the process, and (ii) the Facilities Licensed Areas substantially to their condition and no worse than as existed immediately prior to the commencement of the installation of the Facilities, reasonable wear and use excepted.

SIGNATURE PAGE FOLLOWS

65

IN WITNESS WHEREOF Landlord and Tenant have caused this Lease to be executed the day and year first above written.

WITNESS	TENANT: iCIMS, Inc., a New Jersey corporation

	By:	/s/ Colin Day
Name: Colin Day
Title:
Date: July___, 2016

WITNESS	LANDLORD: SOMERSET HOLMDEL DEVELOPMENT I URBAN RENEWAL, L.P., a New Jersey limited partnership

By: Somerset Holmdel, LLC, its general partner

	By:	/s/ Raphael Zucker
Name: Raphael Zucker
Title: Managing Member
Date: July___, 2016

SCHEDULE “A”

FIXED RENT SCHEDULE

Month	RSF1	$/RSF	RSF2	$/RSF	Final RSF	$/RSF	Rent per RSF	Monthly
61	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
62	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
63	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
64	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
65	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
66	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
67	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
68	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
69	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
70	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
71	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
72	301,352	26.10	41,023	13.05	342,375	24.54	8,400,637.35	700,053.11
73	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
74	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
75	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
76	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
77	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
78	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
79	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
80	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
81	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
82	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
83	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
84	301,352	26.60	41,023	13.30	342,375	25.01	8,561,569.10	713,464.09
85	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
86	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
87	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
88	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
89	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
90	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
91	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
92	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
93	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
94	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
95	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
96	301,352	27.10	41,023	13.55	342,375	25.48	8,722,500.85	726,875.07
97	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
98	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
99	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
100	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
101	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
102	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
103	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
104	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
105	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
106	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
107	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
108	301,352	27.60	41,023	13.80	342,375	25.95	8,883,432.60	740,286.05
109	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
110	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
111	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
112	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
113	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
114	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
115	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
116	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
117	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
118	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
119	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03
120	301,352	28.10	41,023	14.05	342,375	26.42	9,044,364.35	753,697.03

SCHEDULE”B”

OPERATING EXPENSE PAYMENTS

EXHIBIT “A”

PLAN OF PREMISES

Concourse Level 1st Floor

EXHIBIT “B”

KEY PLAN

EXHIBIT “B-1”

CONSTRUCTION SCHEDULE FOR TENANT’S WORK

A. **Floors 1 – 3:** Subject to the provisions of this Lease, Landlord and Tenant have agreed to the following schedule for the completion of Tenant's Work on floors 1 – 3:

a. At Landlord's expense, Landlord shall provide to Tenant Architectural As-Builts (which will include survey and measure, and information on the mechanical rooms and perimeter glass) on or before:	15 calendar days from Lease Execution
b. At Landlord's expense, Landlord shall provide to Tenant MEP Drawings sufficient for the Tenant's Architect to begin the Preliminary Plans (as hereinafter defined) on or before:	60 calendar days from Lease Execution
c. Tenant to review provide approval or comments to the Tenant Architectural As-Builts and Tenant MEP Drawings:	7 calendar days from Delivery
d. Tenant to provide Landlord with approval of the 2 stairway penetration locations as described in Exhibit N on or before:	15 calendar days from Lease Execution
e. At Tenant's Expense, Tenant shall provide to Landlord Schematic Architectural Plans for the Tenant Finish Work (the Preliminary Plans) for the Phase 1 Premises on or before:	49 calendar days from Lease Execution
f. Landlord shall provide approval or disapproval of the Preliminary Plans:	Within 10 calendar days after delivery of the Preliminary Plans
g. At Landlord's expense, Landlord shall provide to Tenant Construction Documents (i.e. Architectural, MEP, and Structural drawings) for the 2 slab penetrations on or before:	90 calendar days from Lease Execution
h. Landlord to complete demolition of Floors 1 and 2:	70 calendar days from Lease Execution
i. Landlord to complete demolition of the Concourse Level on or before:	120 calendar days from Lease Execution
j. Landlord to complete demolition of Floor 3 on or before:	150 calendar days from Lease Execution
k. Landlord to complete demolition of Floor 4 on or before:	Before occupancy of Floor 3
l. Landlord to complete demolition of Floor 5 on or before:	Before occupancy of Floor 4
m. Landlord to complete 2 slab penetrations on or before:	180 calendar days from Lease Execution

EXHIBIT “B-2”

LANDLORD’S BASE BUILDING AND CORE IMPROVEMENTS WORK

1. Premises

a)	Will be delivered demolished and free of environmental hazards. Landlord to remove all asbestos, tile, and mastic.

b)

Landlord will prepare the Subject Premises with two (2) sections of the concrete floor(s), specifically the first and second floor, removed and ready for Tenant to construct (at Tenant’s expense) an interior stairway interconnecting the concourse level, first and second floors. The stairway area will be designed so as not to require a smoke evacuation system. Landlord will be responsible for all costs associated with the removal of the concrete and structural reinforcement of the floor(s). Landlord will obtain Tenant’s approval of the location best suitable for such penetration(s).

c)

Smooth and level concrete floor ready for installation of carpet and interior glass walls without the need to float entire floor. Any and all necessary standard patching will be at Tenant’s sole cost and expense. Concrete floor to be broom clean and free of dirt and debris.

d)	The office floor live load is a minimum of 80 psf. Said load is acceptable for typical office use.

e)	Landlord to deliver code compliant space including repairing fireproofing of exposed structural steel if required.

f)	Any hangers or low voltage wiring within the premises left by the previous tenant will be removed by Landlord.

g)	All sprinkler risers, valve connections and main sprinkler loop and branches shall remain; provided that Landlord and Tenant will share equally the cost of any Tenant required modifications.

h)

The inside face perimeter walls, sills and or bulkheads (non-glass surfaces) shall be framed, dry walled, insulated, spackled, finished, taped and sanded from slab to finish ceiling ready to accept eggshell paint.

i)	All core walls and base building partitions shall be framed, dry walled, spackled, finished taped and sanded from slab to finish ceiling ready to accept eggshell paint.

j)	Window treatments will be provided by Tenant at Tenant’s expense. Tenant must follow Landlord’s window treatment specifications.

k)	A minimum of one installed ADA accessible drinking fountain per floor located within elevator tower

l)

ADA accessible washrooms finished according to building standard with ceramic floors and walls (or their equivalent), finished ceilings, vanities, partitions, accessories, fixtures, trim and lighting. Landlord to renovate interior (H aisle) bathrooms with scope similar to newly renovated second floor, building #4 H aisle bathrooms. Tenant to renovate atrium bathrooms.

m)	Finished doors; complete with frame, trim and hardware, installed on all doorways in the service core. On full floor occupancies, door and hardware finishes will be subject to Tenant’s approval.

n)	Landlord will install and maintain a perimeter card access system and security system for the building and the common areas.

o)

Bell Works is currently working to provide a state-of-the-art cabling infrastructure from the Master Data Facility (MDF) and Fiber Data Facility (FDF) to the local Independent Data Facility (IDF) rooms, three (3) per floor in each building that will provide internet, telecom/datacom and cable television transport capabilities for Bell Works tenants. A cost to the tenant for using the cabling infrastructure is expected but pricing has yet to be determined.

Each service will be available at the IDF end points via the cabling infrastructure and will provide the appropriate technology hand-off(s) to the tenant space(s).

p)	iCIMS has rights to fly an iCIMS logo flag from Building flag pole.

2. Common areas

a)

Complete with air conditioning, carpet, lights, finished walls and ceiling, a service elevator lobby (with lights, finished walls, ceiling, tile floors and resilient base), stairways, ventilation shafts, electrical/telephone rooms, mechanical room and any required finished exiting corridors (with carpet, lights, finished walls and ceiling), and demising partitions between tenants (which shall include studs, acoustical insulation and drywall spackled, finished taped and sanded from floor to finish ceiling ready to receive eggshell paint on tenants on tenants side only) scope will be similar to the second floor tower lobby located on the west side.

b)	Maximum occupancy of conference center is 1,500 occupants.

3. Perimeter Glass Glazing

a)	Full height perimeter glass glazing (glass wall) in three foot nominal sections with mullions provided around Premises. Scope to be similar to second floor of building #4.

b)	Certain sections of the glass wall may be removed pursuant to the agreement of both Landlord and Tenant to be obtained after the Effective Date.

c)	Landlord to provide doors as required by code on Atrium side. Tenant to pay for factory installed mag lock.

d)	Location of secure access points set forth on Exhibit “O”.

4. Core Bathrooms

a)

Core bathrooms located in the “H” corridor as well as the bathrooms located in the Elevator Tower will be completely upgraded with all new fixtures (toilets, urinals, sinks), tile, metal stall partitions, reflective ceiling and lighting. The referenced bathrooms are designed to meet building code requirements sufficient for a Class A office building with scope similar to newly renovated second floor, building #4 H aisle bathrooms.

b)

Regarding the number of fixtures and responsibility to provide, there are existing facilities on the floor referred to as North Atrium bathrooms. Landlord initially intended to demolish these bathrooms as they are not required by code. Code notwithstanding, Landlord will keep these bathrooms for tenant use should excess capacity be required. Landlord will upgrade these bathrooms to include new tile floors and walls, new stall metal partitions, new ceiling and lighting, Existing fixtures will remain in place.

5. ADA Compliance

a)	Any work necessary to bring the Building including the Premises in to compliance with ADA and any other government regulations.

6. Utilities

a)	Separate utilities or other services that would be separately metered to tenant, unless tenant is not being separately metered and being charged a flat fee.

b)

Base building infrastructure (including bus ducts, risers & panels) will be provided at 120v/208v and 270/408 (for lighting) to support 5.5 w/RSF Demand Load. Exclusive of HVAC and lighting. All transformers and panels required in excess of this shall be provided at the Tenant’s expense.

c)

Four electrical rooms including bus ducts, risers, and sub metering will be provided to service the full floor. Landlord will provide 1 breaker panel per bay, including all necessary electrical infrastructure to tie into base building primary distribution.

7. Core and Glass Elevators and Elevator Lobbies

a)	To be modernized and upgraded with scope similar to the glass elevators and core elevators and core elevator lobbies located on the west side.

8. Perimeter Circulation Corridor

a)	New floor covering to be installed in the Perimeter Circulation Corridor.

Carpet by Bentley Mills, Style: Multiplay, Color: Super Evolution, Size: 18 x 36. Notwithstanding the above, Landlord reserves the right to install any carpet of equal grade.

b)	Perimeter ventilation is constant (via CAV Boxes) to maintain envelope pressurization.

9. MEP Room Acoustics

a)	Landlord will provide two mechanical rooms that will receive acoustical treatment and vibration isolators if deemed necessary by Landlord’s acoustical consultant.

10. Afr Conditioning & Heating Design Standards for Workplace Floors

New “wet columns” consisting of 4” sanitary, 4” vent and 1-1/2” cold water risers will be installed at columns E3/VV, 13/VV, E5/TT and 15/TT

New “wet columns” consisting of 4” sanitary, 4” vent and 3x” cold water risers will be installed at columns E5/VV, 15/VV, E3/TT and 13/TT.

For the Phase I and II portions of the building, new supply and return condenser water risers will be installed in two new mechanical room stacks, one at the east end of the space and one at the west end. The mechanical rooms will be configured with condenser water headers valved to serve up to 4 water-cooled VRF condenser units.

New condensers, sized for one condenser per column bay, will be installed, along with all associated power and controls. All refrigerant trunk lines, branch selector boxes, branch VRF line sets, horizontal concealed terminal units and downstream ductwork and registers will be part of the tenant fit out cost. Also for the Phase I and II portions of the building, two pairs of new ventilation and exhaust air risers will be installed, one at the east end of the space and one at the west end, with dampered take-offs at each floor. Constant volume boxes for ventilation air to the exterior perimeter corridors will also be provided. Branch ductwork from the floor take-off to each tenant space or VRF terminal unit will be part of the tenant fit out cost. For the Phase II portions of the building, supply and return air risers for VAV systems to serve the space are existing. Any existing ductwork will be demolished back to the floor control damper. All new ductwork, VAV boxes, registers, refrigerant lines, and grills will be part of the tenant fit out cost. The cost of the tenant fit out items described in the immediately preceding sentence will be split equally between the parties, Any items other than ductwork, VAV boxes, registers, refrigerant lines, and grills will be Tenant’s sole obligation without contribution from Landlord. In order to establish a baseline to determine the increased costs, if any, associated with the VRF system, the parties will mutually agree upon 2 comparable 10,000 square foot areas of the 3rd Floor, one 10,000 square foot area will be serviced by a VAV system and the other 10,000 square foot area will be serviced by a VRF system. If the cost of the VRF system (per square foot) is greater than 110% of the cost VAV system (per square foot), such increased cost (inclusive of both hard and soft costs) greater than 110% will be Landlord’s responsibility; provided, however, that Landlord will not be responsible for any increased costs resulting from any extraordinary Tenant design criteria, improvements, or special design features. If the cost of the VRF system (per square foot) is 110% or less of the cost (per square foot) of the VAV system (inclusive of both hard and soft costs), the entire cost of the VRF system will be Tenant’s responsibility. Landlord and Tenant agree to cooperate in good faith with each other to determine the aforementioned 3rd Floor baseline areas and resolve any disputes pursuant to this Section 10.

The following are design standards for the building Heating Ventilation and Air Conditioning (HVAC) system for cooling and heating typical office spaces. Other higher- density spaces such as conference rooms, break rooms, meeting rooms or assembly rooms, etc. must be designed in accordance with current code and based on the actual design occupancy loads of the spaces. The building air conditioning system for typical office spaces should be designed to the following criteria:

a)

HVAC heating system shall be able to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) when the outdoor dry bulb temperature is not lower than 0 degrees F (-13 degrees C),

b)

HVAC cooling system shall be able to maintain comfort cooling for an average indoor dry bulb temperature of not more than 75 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

c)

The HVAC system shall be capable of furnishing fresh ventilation air in accordance with the current mechanical code, International Mechanical Code 2015, at a density not less than 150 square foot per person.

d)

The design criteria for a typical office space cooling-load density shall be not more than l.lW/usable sf for lighting, not more than 2,50W/usable sf for equipment with an occupancy design not more than one person per 150 SF.

e)	HVAC Terminal Units (VRF or VAV) based on zoning of not less than 1,500 square feet per Terminal Unit.

f)

Landlord will deliver condenser water pumps, condenser water risers, branch piping with valved outlets to the mechanical rooms located on each floor, and water-cooled condensers. Tenant Work consists of refrigerant piping distribution, evaporators, ductwork, diffusers, registers and grilles.

g)

The Landlord will deliver a new, open protocol Building Management System, with means to monitor the outlined control points, software, hardware, sensors and controllers of the BACnet compatible VAV boxes and VRF system.

11.	“Air Conditioning & Heating Design Standards for Concourse Level Conference Floor

New “wet columns” consisting of 4” sanitary, 4” vent and 1-1/2” cold water risers will be installed at columns E3/VV, 13/VV, E5/TT and 15/TT

New “wet columns” consisting of 4” sanitary, 4” vent and 3x” cold water risers will be installed at columns E5/VV, 15/VV, E3/TT and 13/TT.

For the Phase I and II portions of the building, new supply and return condenser water risers will be installed in two new mechanical room stacks, one at the east end of the space and one at the west end. The mechanical rooms will be configured with condenser water headers valved to serve up to 4 water-cooled VRF condenser units. New condensers, sized for one condenser per column bay, will be installed, along with all associated power and controls. All refrigerant trunk lines, branch selector boxes, branch VRF line sets, horizontal concealed terminal units and downstream ductwork and registers will be part of the tenant fit out cost. Also for the Phase I and II portions of the building, two pairs of new ventilation and exhaust air risers will be installed, one at the east end of the space and one at the west end, with dampered take-offs at each floor. Constant volume boxes for ventilation air to the exterior perimeter corridors will also be provided. Branch ductwork from the floor take-off to each tenant space or VRF terminal unit will be part of the tenant fit out cost. For the Phase III portions of the building, supply and return air risers for VAV systems to serve the space are existing. Any existing ductwork will be demolished back to the floor control damper. All new ductwork, VAV boxes, register’s, refrigerant lines, and grills will be part of the tenant fit out cost. The cost of the tenant fit out items described in the immediately preceding sentence will be split equally between the parties. Any items other than ductwork, VAV boxes, registers, refrigerant lines, and grills will be Tenant’s sole obligation without contribution from Landlord. In order to establish a baseline to determine the increased costs, if any, associated with the VRF system, the parties will mutually agree upon 2 comparable 10,000 square foot areas of the 3rd Floor, one 10,000 square foot area will be serviced by a VAV system and the other 10,000 square foot area will be serviced by a VRF system. If the cost of the VRF system (per square foot) is greater than 110% of the cost of the VAV system (per square foot), such increased cost (inclusive of both hard and soft costs) greater than 110% will be Landlord’s responsibility; provided, however, that Landlord will not be responsible for any increased costs resulting from any extraordinary Tenant design criteria, improvements, or special design features. If the cost of the VRF system (per square foot) is 110% or less of the cost (per square foot) of the VAV system (inclusive of both hard and soft costs), the entire cost of the VRF system will be Tenant’s responsibility. Landlord and Tenant agree to cooperate in good faith with each other to determine the aforementioned 3rd Floor baseline areas and resolve any disputes pursuant to this Section 11.

EXHIBIT “C”

CONFIRMATION AGREEMENT

THIS CONFIRMATION AGREEMENT, made as of this    day of, 20_,    between SOMERSET HOLMDEL DEVELOPMENT I URBAN RENEWAL, L.P. (hereinafter called “Landlord”) and iCIMS, Inc. (hereinafter called “Tenant”).

WITNESETH:

WHEREAS, by a certain lease (hereinafter called the “Lease”), dated,         20        , Landlord leased to Tenant the Premises (as defined in the Lease”) consisting of a portion of the Building described in Exhibit “A” annexed to the Lease and located at 101 Crawfords Corner Road, Holmdel, Holmdel, New Jersey 07733; and WHEREAS, Tenant is now in possession of the premises demised under the Lease; and WHEREAS, under the Lease, Landlord and Tenant agreed to execute, acknowledge and deliver to each other an agreement setting forth the First Phase, Second Phase, and Third Phase Commencement Dates (as defined in the Lease), the Expiration Date of the initial term of the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The Phase Commencement Date of the Lease is, 20

2.	The Expiration Date of the initial Term of Lease is, 20 .

3.	This Agreement will bind and insure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

4.

This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or canceled except by an agreement, in writing, executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF Landlord and Tenant have caused this Confirmation Agreement to be executed the day and year first above written.

WITNESS:	TENANT: iCIMS, Inc., a New Jersey corporation

By:
Name:
Title:

WITNESS:	LANDLORD: SOMERSET HOLMDEL DEVELOPMENT I URBAN RENEWAL, L.P., a New Jersey limited partnership

By: Somerset Holmdel, LLC, its general partner

By:
Name: Raphael Zucker
Title: Managing Member

EXHIBIT “D”

TENANT’S TAX PROJECTIONS

EXHIBIT “E”

OFFICE CLEANING SPECIFICATIONS AND FREQUENCIES

OFFICE CLEANING SPECIFICATIONS AND FREQUENCIES

OFFICE AREAS

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual	[redacted]	As-Needed
Empty all trash receptacles. Remove trash to a designated area. Disinfect and wipe clean cans if necessary. Replace torn or soiled liners as needed.	X						
Dust and wipe clean tops of all desks, credenzas, files, fixtures, windowsills, and all other horizontal surfaces, within reach. Papers and personal items on individual desktops will not be moved.	X						
Wipe clean appropriate glass tops and cubicle partitions (not windows) to remove fingerprints and smudges.	X						
Vacuum all carpeted areas, unobstructed by furniture, replacing chairs to their original positions. Spot clean minor stains as necessary.	X						
Dust mop all hard surface flooring. Wet mop as necessary with appropriate cleaning solution.	X						
Clean and polish water fountains (if in suite).	X						
Remove all finger marks, smudges, scuff marks and spots from doors, door knobs/handles, light switches, etc..		X					
Dust and clean as necessary all surfaces both above and below the janitors normal reach, including light fixtures, grill vents, window sills, furniture sides, doorjambs, baseboards etc..			X				
Detail vacuum edges of carpet as necessary not typically reached by the normal vacuum process conducted daily.			X				
Dust clean the venetian window blinds.					X		
Strip and Wax applicable hard surface floors.	BY REQUEST						
Carpet Cleaning Service - Shampoo and Extraction	BY REQUEST						

Bell Works

OFFICE CLEANING SPECIFICATIONS AND FREQUENCIES

ENTRANCE AREAS AND COMMON CORRIDORS

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Police entrance ways and empty all trash receptacles and cigarette urns. Remove trash to a designated area. Disinfect and wipe clean cans if necessary. Replace torn or soiled liners as needed.	X						
Spot clean interior and exterior of glass entrance doors and lobby area glass and mirrors, as well as hallway mirrors and partitions.	X						
Remove all finger marks, smudges, scuff marks and spots from doors, door knobs/handles, light switches, etc.	X						
Vacuum all carpeted areas, unobstructed by furniture, replacing chairs to their original positions. Spot clean minor stains as necessary.	X						
Dust mop all hard surface flooring. Wet mop as necessary with appropriate cleaning solution.	X						
Clean, polish, and sanitize area water fountains.	X						
Dust, clean, and/or polish all furniture, pictures, picture frames, art work, etc., within reach.		X					
Dust and Polish clean all door kick plates and thresholds, including doorjambs.		X					
Clean as necessary area furniture, radiators, baseboards, edges and corners, door tracks, vending machines, telephones, and fire extinguishers -		X					
Buff with appropriate machine, padding, and solution all uncarpeted flooring.		X					
Dust all surfaces both above and below the janitor's normal reach, including light fixtures, grill vents, window sills, furniture sides, doorjambs, baseboards..			X				
Spot wash all lobby walls and doors.			X				
Clean and polish entrance door tracks and kick plates.				X			
Dust clean the venetian window blinds.					X		
Clean chairs, seats, sofas, etc..	X						
Machine scrub uncarpeted floors.	BY REQUEST						
Strip and wax applicable hard surface floors.	BY REQUEST						
Carpet Cleaning Service - Shampoo and Extraction	BY REQUEST						

Bell Works

OFFICE CLEANING SPECIFICATIONS AND FREQUENCIES

RESTROOMS

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual	As-Needed
Empty all trash receptacles and sanitary napkin disposal units and damp wipe exterior of receptacles as needed. Replace all liners.	X					
Disinfect and sanitize all toilets (including seat, bowl and underside of rim) and urinals (including tile walls near urinals) with approved germicidal solution.	X					
Clean and polish facility sinks.	X					
Wash and dry all bathroom counters.	X					
Spot clean all mirrors such that glass is free of smudges, marks, etc. Spot clean doors, door frames, air vents, exhaust systems, and light fixtures.	X					
Replenish all consumable supplies, refill and clean dispensers as needed, including toilet tissue, paper towels and hand soap. Check for inoperable broken dispensers and report immediately.	X					
Empty feminine hygiene disposal receptacles as required and replace liners.	X					
Sweep all hard surface floors.	X					
Wet mop all hard surface restroom flooring, including baseboards, using approved disinfectant solution.	X					
Clean and polish door kick plates.	X					
Clean and polish all bright work, including sinks, flush-o-meters, kickplates, and other count and chrome surfaces and spot clean bathroom partitions.		X				
Dust and spot clean as necessary partitions, walls, doors, frames, handles, light switches, door tracks, and kick and push plates to remove marks, splashes, stains, etc..		X				
Dust all doors, door frames, and doorjambs.		X				
Dust clean air and ventilation grills.		X				
Deep clean bathroom walls, wipe clean and/or vacuum air and ventilation grills, and machine scrub all hard surface floors.	BY REQUEST					

Bell Works

OFFICE CLEANING SPECIFICATIONS AND FREQUENCIES

BREAKROOM AND KITCHEN AREA

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Empty all trash receptacles. Remove trash to a designated area. Disinfect and wipe clean cans if necessary. Replace torn or soiled liners as needed.	X						
Wipe clean tables, chairs, and countertops.	X						
Wipe clean the outside of all appliances, including oven, refrigerator, dishwasher, water dispensers, and coffee maker, with the exception of the microwave(s), which will be wiped cleaned inside.		X					
Wash and polish kitchen sinks.		X					
Dust mop all hard surface flooring. Wet mop as necessary with appropriate cleaning solution.	X						
Vacuum all carpeted areas in common areas, unobstructed by furniture. Spot clean minor stains as necessary.	X						
Spot wash all doors and walls.		X					
Wipe clean all vinyl chairs, chair rungs, and table pedestals.		X					
Machine scrub all hard surface floors.	BY REQUEST						
Vacuum all fabric furniture.	BY REQUEST						
Strip and wax applicable hard surface floors.	BY REQUEST						

JANITOR CLOSET CLEANING

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Maintain janitor's closets each night. Clean and arrange all chemicals, supplies and equipment in an neat and orderly manner. No trash is to be stored in the janitor's closet overnight.	X						
Be sure all drains are free of debris and all faucets are tightly closed.	X						
Clean sink, as needed, to prevent dirt, grime and mold build-up.	X						
Sweep and mop floor.	X						
Clean both sides of door and door frame.		X					
Dust lighting fixtures and exposed piping.			X				
Strip and wax applicable hard surface floors.	BY REQUEST						

LOADING DOCK

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Police loading dock area to remove trash and debris. Remove trash to designated area.	X						
Sweep entire area.	X						
Wet mop floor.		X					
Strip and wash applicable hard surface floors	BY REQUEST						

Bell Works

OFFICE CLEANING SPECIFICATIONS AND FREQUENCIES

ELEVATOR CABS

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Dust all walls, doors, and ceilings, including emergency phone (as necessary)	X						
Vacuum all carpeted flooring. Spot clean minor stains as necessary.	X						
Dust mop all hard surface flooring. Wet mop as necessary with appropriate cleaning solution.	X						
Clean and polish all bright work, including elevator door fronts.	X						
Clean elevator tracks.		X					
Clean ceiling panels and ceiling fan.			X				
Clean elevator walls.			X				
Strip and wax applicable hard surface floors	BY REQUEST						

STAIRWELLS

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Sweep stairway steps and landings.	X						
Spot clean glass in stairwell doors.	X						
Dust and wipe clean all handrails.		X					
Dust all stairway lights and light fixtures, within reach.		X					
Dust all stairwell doors and door frames (both sides).		X					
Dust clean corners and edges, baseboards, exposed and reachable piping, and stairway fire extinguishers		X					
Wet mop stairway steps and landings with appropriate cleaning solution.		X					
Wash and polish all stairway handrails appropriately.			X				

GENERAL SERVICES SPECIFICATIONS

Service	Daily	Weekly	Monthly	Quarterly	Semi-Annual		As-Needed
Straighten and lock all utility closets. Shut off all lights including bathrooms and hallways, unless directed otherwise. Lock and recheck all appropriate office doors and enter all necessary security codes upon exit. Close facility drapes as directed.	X						
Report to Building Management any discovered leaks, broken fixtures, burnt out lights, etc.. Maintain consumable supply inventory and report to management when supplies are needed to be ordered.	X						
Report to Building Management any individual tenants who may have interfered with the cleaning crews ability to perform required tasks.	X						

Bell Works

EXHIBIT “F”

RULES AND REGULATIONS

Tenant will faithfully observe and comply with the following Rules and Regulations:

1.

No additional locks or bolts of any kind will be placed on any door in the Building or the Premises and no lock on any door therein will be changed or altered in any respect without the prior written consent of Landlord not to be unreasonably withheld. Landlord will furnish two keys for each lock on exterior doors to the Premises and will, on Tenant’s request and at Tenant’s expense, provide additional duplicate keys. All keys will be returned to Landlord upon the termination of this Lease and Tenant will give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises will be left closed at all times and left locked when the Premises are not in use.

2.

Landlord reserves the right to close and keep locked all entrance and exit doors during hours when the Building is closed. Tenant, its employees and agents, must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other person entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents will in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property. If Tenant desires telephones, burglar alarms, access systems or other electronic mechanical devises, the Landlord will, upon request direct where and how connections and all wiring for such services will be installed and no boring, cutting or installing of wires or cables is permitted without Landlord’s approval.

3.	Tenants may be required to show/use Landlord issued photo ID badges when accessing the upper floors of the Building.

4.

Landlord will have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects will, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property will be the sole responsibility of Tenant and any expense of said damage or injury will be borne by Tenant.

5.

All deliveries or shipments of any kind to and from the Premises, including loading and unloading of goods, will be made only by way of the rear of the Premises or at any such reasonable location designated by Landlord, and only at such reasonable times designated for such purpose by Landlord. All furniture, freight, packages, supplies, equipment and merchandise will be transported using the freight elevators in each elevator tower. At no time will any deliveries or shipments be made using the passenger elevators. Tenant will provide the Management Office with no less than 24 hours prior notice of the need to utilize the freight elevator for loading and unloading of large shipments goods from the Premises and there will not be any charge to Tenant for the use thereof. Notice need not be given for supplies, mail, overnight packages and other deliveries needed for normal business operations. Use of the freight elevators will not be exclusive and times for certain delivers may be restricted. Trailers and/or trucks servicing the Premises will remain parked in the Property only during those periods reasonably necessary to service Tenant’s operations, and then only in locations designated by Landlord.

6.

Landlord will have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7.

The requirements of Tenant will be attended to only upon application at the office location designated by Landlord. Employees of Landlord will not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

8.	Tenant will not disturb, solicit, or canvass any other Tenant of the Building and will cooperate with Landlord or Landlord’s agents to prevent same.

9.

The toilet rooms, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever will be thrown therein. Any cost due to misuse will be borne by Tenant.

10.

Tenant will not overload the floor of the Premises, nor mark, drive nails or screws or drill into the partitions, woodwork or plaster (with the exception of for the purposes of installing, photographs, artwork and wall hung monitors, etc.) or in any way deface the Premises or any part thereof without Landlord’s consent.

11.	Tenant will not use any method of heating or air conditioning other than that which is supplied by Landlord, without the prior written consent of Landlord.

12.

Tenant will not use, keep, or permit to be used or kept, any foul or noxious gas, flammable, combustible, corrosive, caustic, poisonous, explosive or hazardous substance (except for cleaning solutions customarily used in Tenant’s business, and provided that Tenant only maintains on the Premises quantities necessary for such use and Tenant complies with all applicable laws governing the use, storage and disposal thereof) or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Property.

13.	Tenant will not bring into or keep within the Building or the Premises any animals, birds or reptiles with the exception of guide dogs accompanying visually handicapped persons.

14.

Cooking will not be done or permitted by any tenant on the Premises, nor will the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, UL approved equipment and microwave ovens may be used on the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Where cooking is a primary permitted use, venting will be required in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors within the building which are objectionable to Landlord and other tenants.

15.

Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises will be subject to the approval of Landlord.

16.

Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of any of these Rules and Regulations.

17.

Tenant, its employees and agents will not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and will use the same only as a means of ingress and egress for the Premises.

18.

Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and will refrain from attempting to adjust any controls

19.

Tenant will store all trash and garbage within the interior of the Premises. No material will be placed in the trash boxes or receptacles if material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal will be made only through entryways/exits and elevators provided for such purposes at such times as Landlord will designate. Tenant will comply with all recycling and green polices put into effect by the Landlord.

20.	Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21.

Tenant will assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed when the Premises are not occupied.

22.

No awnings or other projections will be attached to the inside or outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens will be attached to or hung in, or used in connection with, any window or door of the Premises without prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent/LED and/or of a quality, type, design and bulb color approved by Landlord.

23.

The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways and other public places in the Building will not be covered or obstructed by Tenant.

24.	The washing and/or detailing of or the installation of windshields, radios, telephones in or general work on automobiles will not be allowed on the Premises without prior consent of the Landlord.

25.

Outside food vendors will be allowed in the Building to service specific tenants, however under no circumstance will the food vendor display their products, leave advertising flyers and/or business cards in the common areas or parking lots or solicit other tenants. Any failure to comply with this rule will result in immediate permanent withdrawal of the vendor from the Property.

26.	It is the Tenant’s responsibility to inform its employees of items of importance/notices from the Landlord.

27.

Bell Works is a non-smoking facility. Tenant will comply with any non-smoking ordinance adopted by any applicable governmental authority. In addition, Landlord reserves the right to designate, in Landlord’s sole discretion, the only outside areas of the Premises where smoking will be permitted.

28.

No sign, lettering, picture, notice or advertisement will be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building will be installed in such manner and be of such character and style as Landlord approves in writing.

29.

Tenant will not use the name of the Building for a purpose other than Tenant’s business address; Tenant will not use the name of the Building for Tenant’s business address after Tenant vacates the Premises; nor will Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without prior written consent of Landlord.

30.	Sidewalks, entrances, passages, courts, corridors, halls elevators and stairways in and about the Premises will not be obstructed,

31.

Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services of work in and about the Premises will be done only by authorized Building personnel. All work done by outside vendors contractors must be approved by Landlord in writing and said vendors must comply with Landlord’s insurance requirements that must be on file before the work commences.

32.	Tenant will not overload the safe capacity of the electricity wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

33.

Tenant will not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced will be audible or vibrations therefrom will be detectable beyond the Premises.

34.	Tenant will at all times maintain the window blinds in the lowered position at their discretion, though Tenant may keep the louvers open.

35.

Landlord may require that all guests, visitors and vendors who enter or leave the Building identify themselves to security guards by registration or otherwise. Landlord, however will have no responsibility or liability for any theft, robbery or other crime in the Building.

Tenant will assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

36.

Tenant will comply with all safety, fire, protection and evacuation procedures and regulations established by Landlord or any governmental agency and will cooperate and participate in all reasonable security and safety programs affecting the Building.

37.	No portion of the Premises will at any time be used or occupied as sleeping or lodging quarters.

38.    No live or fresh cut Christmas Trees are permitted on or about the Premises.

39.

The sidewalks, walks, entries, corridors, malls, concourses, ramps, and other Common Areas of the Property will not be obstructed or used by Tenant for any purpose other than ingress and egress to and from the Premises. Some uses that do not constitute an obstruction may be allowed with the prior consent of the Landlord.

40.

Initial move-in refuse from inventory, including but not limited to packing crates, will be removed at Tenant’s sole cost and expense. Any wet trash, including but not limited to food debris, is to be placed in plastic bags and tied before being placed in trash containers. All boxes are to be broken down before being placed inside the containers. Sidewalk containers are not for personal use. Tenant, or the employees of Tenant will not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or walks of the Property. In the event any item is left at the rear of the Premises or at the base of a refuse container and it can be determined to which tenant it belongs, Landlord has the right to charge that tenant the cost to have it removed. Unless a container is marked by a tenant paying individually and separately for trash collection, containers are for all tenants and do not belong to any one tenant. The exterior areas immediately adjoining the Premises will be kept clean and free from dirt and rubbish by Tenant and its employees, and Tenant will not place or permit any obstructions or merchandise in such areas. No debris will be swept or removed from the Premises onto sidewalks or other Common Areas.

41.	All services requests are to be reported promptly and directly to Landlord’s designated agent during normal office hours, excepting emergencies which will be reported as soon as practicable.

42.    Tenant will at all times keep the Premises neat and orderly.

43.	Landlord will have the right to designate and restrict the areas available within the Property for the parking of vehicles by Tenant, its employees, agents, visitors and invitees.

44.	No tenant will perform construction, remodeling and/or renovation projects to its premises without the prior written consent of Landlord.

45.	Tenant will not use or permit any portion of the Premises to be used for any use other than those specifically granted in the Lease.

46.	Tenant will be responsible for the compliance with these Rules and Regulations by the employees, agents, customers and invitees of Tenant.

47.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants. This will not prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Buildings.

48.	In the event of any conflict between the terms of these rules and regulations and the express provisions of Tenant’s Lease, the express, applicable provisions of the Lease will control.

49.

Landlord reserves the right, without the approval of Tenant, to add new reasonable rales and regulations, and to waive, rescind, add to and amend any rules or regulations with respect to any tenant or tenants, as Landlord in its sole judgment will from time to time find necessary or appropriate in order to provide for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein, and the protection and comfort of tenants and their employees, agents, customers and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, will be binding upon it in like manner as if originally herein prescribed, except to the extent such additional rules or regulations conflict with the express provisions of this Lease. The amendment or waiver by Landlord of any rules or regulations for the benefit of any particular tenant of the Property will not be construed as a waiver of such rules and regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants in the Property. Notwithstanding the foregoing, Landlord agrees, upon written notice from any tenant with regard to a breach of the Rules and Regulations to enforce such Rules and Regulations equally and even handedly amongst all tenants of the Project.

EXHIBIT “G-l”

AFFIRMATIVE ACTION & PREVAILING WAGE ADDENDUM TO CONSTRUCTION

CONTRACT

See attached 9 Pages

(Additional forms and information can be found at: www.nieda.com/affirmativeaction)

New Jersey Economic Development Authority Affirmative Action Addendum to Construction Contract

MANDATORY EQUAL EMPLOYMENT OPPORTUNITY LANGUAGE
Pursuant to N.J.A.C. 19:30 SUBCHAPTER 3. AFFIRMATIVE ACTION IN AUTHORITY-FINANCED CONSTRUCTION PROJECTS

N.J.A.C. 19:30-3.5 Construction contracts

1. The New Jersey Economic Development Authority *"Affirmative Action Addendum to Construction Contract"*, which is provided by the Authority as part of its application for financial assistance and also available at www.njeda.com/affirmativeaction, must be part of all construction contracts and must be signed by the project owner/applicant, prime contractor and subcontractor (all tiers).
2. Unless specifically exempted by N.J.A.C. 19:30-3.4 or 3.5(b), 10 percent of every disbursement for each construction contract in connection with the construction project shall be retained by the project owner/applicant, agent, trustee or lender until 50 per cent completion of the contract. Upon notification to the AA Compliance Officer that a contract is 50 percent complete and confirmation from the AA Compliance Officer that the project is in substantial compliance with this subchapter, five percent of every disbursement for each construction contract must be retained. Upon approximately 90 percent completion of the construction contract and receipt of an Authority Affirmative Action Completion Certificate that is acceptable to the Authority, the Authority will notify the project owner/applicant that the remaining retainage may be released.
3. The contractor or subcontractor, where applicable, will not discriminate against any employee or applicant for employment because of age, race, creed, color, national origin, ancestry, marital status, affectional, or sexual orientation, gender identity or expression, disability, nationality, or sex. Except with respect to affectional or sexual orientation and gender identity or expression, the contractor or subcontractor will ensure that equal employment opportunity is afforded to such applicants in recruitment and employment, and that employees are treated during employment, without regard to their age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation, gender identity or expression, disability, nationality, or sex. Such equal employment opportunity shall include, but not be limited to, the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.
4. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Authority setting forth provisions of this nondiscrimination clause.
5. The contractor or subcontractor, where applicable, will in all solicitations or advertisements for employees placed by or on behalf of the contractor or subcontractor, state that all qualified applicants will receive consideration for employment without regard to age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation, gender identity or expression, disability, nationality or sex.
6. The contractor or subcontractor, where applicable, will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract of understanding, a referral letter, to be provided by the Authority, advising the labor union or workers' representative of the contractor's commitments under this subchapter and shall post copies of the referral letters in conspicuous places available to employees and applicants for employment.
7. The contractor or subcontractor agrees to make good faith efforts to employ minority and women workers in each construction trade consistent with the applicable county employment goals established in accordance with N.J.A.C. 17:27-7.2; provided, however, that the Authority may, in its discretion, exempt a contractor or subcontractor from compliance with the good faith procedures prescribed in N.J.A.C. 19:30-3.6 (see below), as

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long as the Authority is satisfied that the contractor or subcontractor is employing workers provided by a union which provides evidence, in accordance with standards prescribed by the Authority, that its percentage of active "card-carrying" members who are minority and women workers is equal to or greater than the applicable employment goals established in accordance with N.J.A.C. 17:27-7.2.

8. The general contractor that is awarded a construction contract or the project owner/applicant must submit an initial project workforce report to the Authority. Each initial workforce report shall identify the estimated workforce requirements, by trade or craft, of the construction contractors and subcontractors for the duration of the construction contract.
9. The general contractor must submit a monthly project workforce report to the Authority within 15 business days after the end of the reporting month.
10. The contractor or subcontractor agrees to inform in writing its appropriate recruitment agencies including, but not limited to, employment agencies, placement bureaus, colleges, universities, and labor unions, that it does not discriminate on the basis of age, creed, color, national origin, ancestry, marital status, affectional or sexual orientation, gender identity or expression, disability, nationality or sex, and that it will discontinue the use of any recruitment agency which engages in direct or indirect discriminatory practices.
11. In the event a construction contract has been executed between a project owner/applicant;
    Or; a landlord not exempted by N.J.A.C. 19:30-3.4, and the contractor or subcontractor before the project owner/applicant applied to and/or received final approval, the Authority will require that any executed construction contract(s) be amended to include the NJEDA *"Affirmative Action Addendum to Construction Contract"*, on a go-forward basis or incorporate such addendum by a side letter agreement.

19:30-3.6 Good Faith

(a) A contractor will be considered in compliance with this subchapter only if the contractor has made good faith efforts to meet the minority and women hiring goals for each trade or craft employed on the project. The goals are expressed as percentages of the total hours worked on the project in each trade. The goals are established by the Department of the Treasury, Division of Public Contracts Equal Employment Opportunity Compliance and can be found at the Division's website at: www.state.nj.us/treasury/contract_compliance/.

The contractor must take the following steps in demonstrating good faith effort:

1. When hiring or scheduling workers in each construction trade, the contractor or subcontractor shall make good faith efforts to employ minority and women workers in each construction trade consistent with the applicable employment goal prescribed by N.J.A.C. 17:27-7.2; provided, however, that the Authority may, in its discretion, exempt a contractor or subcontractor from compliance with the good faith procedures prescribed by this paragraph and (a) 2 below, as long as the Authority is satisfied that the contractor or subcontractor is employing workers provided by a union which provides evidence, in accordance with standards prescribed by the Authority, that its percentage of "card carrying" members who are minority and women workers is equal to or greater than the applicable employment goal established in accordance with N.J.A.C. 17:27-7.3.

   A good faith effort by the contractor or subcontractor shall include compliance with the following procedures:

2 January 29, 2014

contract, the contractor shall submit to the Authority an initial EDA project workforce report provided by the Authority for distribution to and completion by the contractor, in accordance with N.J.A.C. 19:30-3.7. The contractor shall also submit a copy of the Monthly Project Workforce Report once a month thereafter for the duration of this contract to the Authority. The contractor agrees to notify the Authority and at least two minority referral organizations of the contractor's labor needs, and to request referrals of minority and women workers. The contractor shall leave standing requests for referrals of minority and women workers with the local unions, the State Employment Service, New Jersey Bureau of Apprenticeship and Training and at least two referral sources designated from time to time by the Authority until such a time as the contractor has met its hiring goals.

5. In conforming with the applicable employment goals, the contractor or subcontractor shall review all procedures relating to transfer, upgrading, downgrading and layoff to ensure that all such actions are taken without regard to age, creed, color, national origin, ancestry, marital status, affectional or sexual orientation, gender identity or expression, disability, nationality or sex, consistent with the statutes and court decisions of the State of New Jersey, and applicable Federal law and applicable Federal court decisions.

(b) When compliance challenges are initiated pursuant to N.J.A.C. 19:30-3.8, the Authority shall consider the following factors in its determination of whether a contractor or subcontractor has acted in good faith:

1. Whether the contractor or subcontractor has knowledge of and has considered the general availability of minorities and women having requisite skills in the immediate labor area;
2. Whether the contractor or subcontractor has knowledge of and has considered the percentage of minorities and women in the total workforce in the immediate labor area;
3. Whether, when the opportunity has presented itself, the contractor or subcontractor has considered promoting minority and women employees within its organization;
4. Whether the contractor or subcontractor attempted to hire minorities and women based upon the anticipated expansion, contraction and turnover of its workforce;
5. Whether the contractor or subcontractor has the ability to consider undertaking training as a means of making all job classifications available to minorities and women and whether it has done so;
6. Whether the contractor or subcontractor has utilized the available recruitment resources to attract minorities and women with requisite skills, including but not limited to training institutions, job placement services, referral agencies, newspapers, trade papers, faith-based organizations, and community-based organizations; and
7. Whether the contractor or subcontractor has documented its attempts to attain the goals.

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New Jersey Economic Development Authority Prevailing Wage Addendum to Construction Contract

N.J.A.C. 19:30 SUBCHAPTER 4. PAYMENT OF PREVAILING WAGES IN AUTHORITY PROJECTS

The New Jersey Economic Development Authority *"Prevailing Wage Addendum to Construction Contract"*, which is provided by the Authority as part of its application for financial assistance and also available at www.njeda.com/affirmativeaction, must be part of all construction contracts and must be signed by the project owner/applicant, prime contractor and subcontractor (all tiers), and by the owner/applicant's or recipient of authority financial assistance landlord, unless specifically exempted by N.J.A.C. 19:30-4.2.

N.J.A.C. 19:30-4.2 Payments of prevailing wages in projects receiving assistance

(a) Not less than the prevailing wage rate shall be paid to workers employed in the performance of any construction contract, including contracts for mill work fabrication, undertaken in connection with Authority financial assistance or any of its projects, those projects which it undertakes pursuant to P.L. 2002, c. 43 (N.J.S.A. 52:27BBB-1 et seq.), or undertaken to fulfill any condition of receiving Authority financial assistance, including the performance of any contract to construct, renovate, or otherwise prepare a facility for operations which are necessary for the receipt of Authority financial assistance, unless the work performed under the contract is:

1. Performed on a facility owned by a landlord of the entity receiving the assistance;

2. The landlord is a party to a construction contract(s); and

3. Less than 55 percent of the facility is leased by the entity at the time of the contract and under any agreement to subsequently lease the facility.

(b) In accordance with P.L. 2007, c. 245 (N.J.S.A. 34:1B-5.1), nothing in this subchapter shall be construed as requiring the payment of prevailing wage for construction commencing more than two years after an entity has executed with the Authority a commitment letter regarding Authority financial assistance and the first payment or other provision of the assistance is received.

N.J.A.C. 19:30-4.3 Assurances required

(a) Recipients of Authority financial assistance for construction contract shall deliver a NJEDA affirmative action completion certificate to the Authority (or designated agent for the Authority), upon completion of the contract, signed by an authorized representative of the recipient, representing and confirming that:

1. It has complied and has caused its landlord, if applicable, contractors and subcontractors to comply with the requirements of N.J.A.C. 19:30-4.2; or

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2. It has not entered into any construction contracts subject to the provisions of N.J.A.C. 19:30-4.2(a) and its landlord has not entered in any contracts pursuant to N.J.A.C. 19:30-4.2(a).

N.J.A.C. 19:30-4.4 Contract provisions required

(a) All construction contracts in the amount of $2,000 or more shall require that:

1. Prime contractors maintain and submit certified payrolls to the Authority; or

2. Contractors and subcontractors:
   i. Permit the Authority, or its designated agent, complete access to payroll records and other records for purposes of determining compliance with the provisions of this subchapter; and

   ii. Keep accurate records showing the name, craft or trade, and actual hourly rate of wages paid to each worker employed in connection with the performance of the contract and to preserve such records for two years from the date of payment.

In the event a construction contract has been executed between a project owner/applicant; or; a landlord not exempted by N.J.A.C. 19:30-3.4, and the contractor (or subcontractor) before the project owner/applicant applied to and/or received final approval, the Authority will require that any executed construction contract(s) be amended to include the NJEDA *"Prevailing Wage Addendum to Construction Contract"*, on a go-forward basis or incorporate such addendum by a side letter agreement.

7 January 29, 2014

AFFIRMATIVE ACTION & PREVAILING WAGE ADDENDUM TO CONSTRUCTION CONTRACT
SIGNATURE PAGE (PAGE 1 OF 2)

THIS PROJECT IS SUBJECT TO NJEDA PREVAILING WAGE & AFFIRMATIVE ACTION REQUIREMENTS

I/We, the undersigned certify to the New Jersey Economic Development Authority that the Authority's "Affirmative Action and Prevailing Wage Addendums to Construction Contract" will be included as part of all construction contracts and must be signed by the 1.) project owner/applicant or grant recipient, 2.) general contractor(s) or construction manager, 3.) the subcontractor; and for certain projects 4. The grant recipient's landlord (on page 2 of 2, if applicable) and all lower-tier contractors (on page 2 of 2, if applicable).

NJEDA PROJECT #: __________
PROJECT OWNER – RECIPIENT COMPANY NAME: ______________________________

PROJECT OWNER OR GRANT RECIPIENT

Signature of Authorized Representative for Project Owner/Grant Recipient	Company Name of Project Owner/Grant Recipient
Signatory's Name and Title	Street Address or PO Box of Project Owner/Grant Recipient
Date of Signature	City, State and Zip Code of Project Owner/Grant Recipient
Date of Actual or Projected Date of Contract Award to General Contractor	e-mail address of Project Owner/Grant Recipient
	Phone#:

GENERAL CONTRACTOR or CONSTRUCTION MANAGER

Signature of Authorized Representative for General Contractor or C.M.	Company Name of General Contractor or Construction Mgt. Co.
Signatory's Name and Title	Street Address or PO Box of General Contractor or Mgt. Co.
Date of Signature	City, State and Zip Code of General Contractor or Mgt. Co.
Date of Actual or Projected Construction Start Date	e-mail address of General Contractor or Construction Mgt. Co
	Phone #:

SUBCONTRACTOR

Signature of Authorized Representative for Subcontractor Company	Name of Subcontractor Company
Signatory's Name and Title	Street Address or PO Box of Subcontractor Company
Date of Signature	City, State and Zip Code of Subcontractor Company
Date of Actual or Projected Date of Subcontract Award	e-mail address of Subcontractor Company
	Phone #:

Submit to: NJ Economic Development Authority – 36 Commerce Street – Suite 301 – Newark, NJ 07102 or affirmativeaction@njeda.com

8 January 29, 2014

AFFIRMATIVE ACTION & PREVAILING WAGE ADDENDUM TO CONSTRUCTION CONTRACT
SIGNATURE PAGE (PAGE 2 OF 2)

THIS PROJECT IS SUBJECT TO NJEDA PREVAILING WAGE & AFFIRMATIVE ACTION REQUIREMENTS
I/We, the undersigned certify to the New Jersey Economic Development Authority that the Authority's "Affirmative Action Addendum to Construction Contract" has/will be included as part of all construction contracts and must be signed by the 1.) project owner/applicant or grant recipient; 2.) general contractor(s) or construction manager; 3.) the subcontractor; and for certain projects 4. The grant recipient's landlord (on PAGE 2, if applicable) and all lower-tier contractors (on PAGE 2, if applicable), if not specifically exempted by N.J.A.C. 19:30-3.4 Therefore, a Landlord to the recipient of NJEDA financial assistance will be required to sign the NJEDA Affirmative Action and Prevailing Wage Addendums to Construction Contract, pursuant to N.J.A.C. 19:30-3.7 and N.J.A.C. 19:30-4.2, if the work being performed under the construction contract(s) is:

1. Being performed on a facility owned by a landlord of the entity receiving the Authority financial assistance; and
2. The landlord is a party to the construction contract(s); and
3. More than 55 per cent of the facility is leased by the entity receiving the Authority financial assistance at the time of construction contract(s) and under any agreement to subsequently lease the facility.

NJEDA PROJECT #: ________
PROJECT OWNER – RECIPIENT COMPANY NAME: ______________________________

LANDLORD OF RECIPIENT

Signature of Authorized Representative for Landlord of EDA Grant Recipient	Company Name of Landlord of EDA Grant Recipient
Signatory's Name and Title	Street Address or PO Box of Project of Landlord of EDA Grant Recipient
Date of Signature	City, State and Zip Code of Landlord of EDA Grant Recipient
Date of Actual or Projected Date of Contract Award to General Contractor	e-mail address of Landlord of Grant Recipient
	Phone:

SUBCONSTRUCTOR (lower tier)

Signature of Authorized Representative for Subcontractor (lower tier)	Company Name of Subcontractor (lower tier)
Signatory's Name and Title	Street Address or PO Box of Subcontractor (lower tier)
Date of Signature	City, State and Zip Code of Subcontractor (lower tier)
Date of Actual or Projected Date of Contract Award to Subcontractor (lower tier)	e-mail address of Subcontractor (lower tier)
	Phone:

Submit to: NJ Economic Development Authority – 24 Commerce Street – Suite 301 – Newark, NJ 07102 or affirmativeaction@njeda.com

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EXHIBIT “G-2”

GREEN BUILDING STANDARDS GUIDANCE FOR POTENTIAL

GROWNJ APPLICANTS

See attached 5 Pages

(Additional forms and information can be found at: www.njeda.com)

Exhibit H

Existing Options:

1.    Suttons International:

a. Expansion Option on 2,769 RSF adjacent space (Building 4, Floor 2).

2.    Spirent Communications:

a. 7,000 RSF ROFO 24 months from Lease Commencement on 6,653 RSF adjacent space (Building 4, Floor 2).

3.    Acacia Communications:

a. Expansion Option for 18 months from Lease Commencement on adjacent 45,968 RSF. After 18 months, reverts into a ROFO (Building 1, Floor 4).

4.    Workwave, Inc.:

a. Expansion Option on 71,314 RSF (entire 4th Floor, Building 2) until 8/31/2020-At time of Expansion, Tenant must extend lease 12 years from Commencement of Expansion Premises, After such date, reverts into ROFO. Additionally, a ROFO on Floor 3 of Building 2 should a hotel not be located here.

EXHIBIT “I”

Executive Patio Size and Location

Exhibit J

Payment Schedule

Item	Date
Pencil Invoice	25th of the month
Final Invoice	3rd of the following month
iCIMS Wire Payment	15th of the following month
Somerset Payment	25th of the following month

By way of example, if the Pencil Invoice is provided on July 25th, the Final Invoice is due on August 3rd, the iCIMS Wire Payment is due on August 15th, and the Somerset Payment is due on August 25th.

Exhibit K

Auditorium

EXHIBIT “L”

Banquet Area

Exhibit M

Atrium Event Space

EXHIBIT “N”

Stairway Penetration Locations

EXHIBIT “O”

Secure Access Point Locations

Existing
Secured Doors
Existing
Secured Doors
New Secure
Access Point
New Secure
Access Point

THIRD FLOOR PLAN

Existing
Secured Doors
Existing
Secured Doors
New Secure
Access Point
New Secure
Access Point

FOURTH FLOOR PLAN

Existing
Secured Doors
Existing
Secured Doors
New Secure
Access Point
New Secure
Access Point

FIFTH FLOOR PLAN

EXHIBIT “P”

Common Rooftop Deck

EXHIBIT “Q”

BUILDING SECURITY

There will be a manned security presence on site 24/7/365. Operating from the Control Center, there will be a “Head of Security “supplemented by a team of security officers to ensure a safe and secure working environment. During normal working hours Security officers will monitor tenant, visitor and retail customer activity, conduct prescribed building tours to check for irregularities and to ensure the building perimeter is secure and to assist Tenants with security related inquiries plus assortment of concierge services.

A roving security vehicle(s) will also conduct prescribed tours around the building exterior, parking lots and grounds 24/7/365.

A monitored network of action activated CCTV cameras are strategically installed to allow for continuous visual coverage throughout the building, loading docks and overall site.

Stairwell doors be locked, to prevent entry to tenant suites from the stairwells. Panic/emergency devices will be strategically placed through-out the building and parking lots.

Bell Works security team and management team will work closely with local law enforcement officials to ensure a safe environment and to be kept up to date with bulletins and changes in law that may affect the security of Bell Works.

EXHIBIT “R”

FORM OF LETTER OF CREDIT

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC'S IN THE FUTURE.

****

NOTE: THIS IS SUGGESTED LANGUAGE ONLY, AND ALL CONDITIONS MAY NOT APPLY TO THE APPLICANT'S LEASE TRANSACTION.

[-VALUE DATE-
OUR L/C NO.: XXXXXX

TO: [RECEIVER'S NAME] [RECEIVER'S ADDRESS] [RECEIVER'S CITY/STATE/ZIP]	APPLICANT: [APPLICANT NAME] [APPLICANT ADDRESS] [APPLICANT CITY/STATE/ZIP]

WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98

DOCUMENTARY CREDIT NUMBER:	XXXXXX
DATE OF ISSUE:	-VALUE DATE-
BENEFICIARY:	[BENEFICIARY NAME] [BENEFICIARY ADDRESS] [BENEFICIARY CITY/STATE/ZIP]
APPLICANT:	[APPLICANT NAME] [APPLICANT ADDRESS] [APPLICANT CITY/STATE/ZIP]
DATE AND PLACE OF EXPIRY:	____________________ AT OUR COUNTERS
DOCUMENTARY CREDIT AMOUNT	USD
AVAILABLE WITH:	JPMORGAN CHASE BANK, N.A CHICAGO, ILLINOIS USA BY PAYMENT

ADDITIONAL DETAILS:

FUNDS UNDER THIS LETTER OF CREDIT IS AVAILABLE UPON PRESENTATION OF BENEFICIARY'S SIGNED AND DATED STATEMENT READING AS FOLLOWS:

"[APPLICANT NAME] ("TENANT") IS IN DEFAULT UNDER THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO, BETWEEN TENANT AND [BENEFICIARY NAME], AS LANDLORD (THE "LEASE") FOR PREMISES LOCATED AT [PROPERTY ADDRESS]. LANDLORD HAS PROVIDED THE NOTICE REQUIRED UNDER THE LEASE TO CURE SUCH DEFAULT, AND TENANT HAS FAILED TO CURE THE DEFAULT.

DETAILS OF LEASE PROVISIONS DEFAULTED ARE AS FOLLOWS:
[SPECIFY LEASE PROVISIONS THAT WERE BREACHED].

WE HEREBY DEMAND THE AMOUNT OF USD--------------- UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX".

OR

"WE ARE IN RECEIPT OF NOTICE FROM JPMORGAN CHASE BANK, N.A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND [CURRENT EXPIRY DATE] AND [APPLICANT NAME] HAS FAILED TO SUPPLY ACCEPTABLE REPLACEMENT SECURITY WITHIN THE TIME FRAME SPECIFIED IN THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO BETWEEN [APPLICANT NAME] AS TENANT AND [BENEFICIARY NAME], AS LANDLORD (THE "LEASE") FOR PREMISES LOCATED AT [PROPERTY ADDRESS]. WE HEREBY DEMAND THE AMOUNT OF USD--------------- UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX".

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THIS OR ANY FUTURE EXPIRATION DATE WE SHALL SEND NOTICE TO YOU BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, OR BY HAND-DELIVERED COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. THIS LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED BEYOND [--- INSERT DATE ---] (THE "FINAL EXPIRATION DATE").

<u>[OPTIONAL – TO BE INCLUDED ONLY IF APPLICANT ASKS FOR IT.]</u>

THIS LETTER OF CREDIT WILL BE AUTOMATICALLY REDUCED IN ACCORDANCE WITH THE BELOW SCHEDULE AND CONTINGENT UPON AUTOMATIC EXTENSION OF THIS LETTER OF CREDIT AS HEREIN PROVIDED.

[INSERT TABLE FOR SCHEDULE]

IN THE EVENT OF A DRAWING HEREUNDER, THE REDUCTION AMOUNT FOR THE SUBSEQUENT PERIOD(S) WILL BE DECREASED BY THE AMOUNT OF SAID DRAWING(S). IN NO EVENT WILL THE TOTAL OF ALL PAYMENTS PAID HEREUNDER EXCEED U.S. $[ ].

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED, WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK, ALONG WITH PAYMENT OF OUR TRANSFER CHARGES AS INDICATED THEREIN. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS.

PRESENTATION OF DOCUMENTS BY TELEFACSIMILE ("FAX") IS ACCEPTABLE, AND MUST BE DIRECTED TO FAX NUMBER 312-233-____, OR ALTERNATELY TO FAX NUMBER 312-385-____ UNDER TELEPHONE ADVICE TO 312-385-____, OR ALTERNATELY TO 1-800-634-1969, OPTION 1; PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THE EXPIRY DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, IT BEING UNDERSTOOD THAT ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING, NOT CONTINGENT UPON PRESENTATION OF THE ORIGINAL LETTER OF CREDIT OR ORIGINAL DOCUMENTS WITH RESPECT THERETO.

THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS, IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A., CHICAGO, IL WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

WE ENGAGE WITH YOU THAT PRESENTATIONS MADE UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION AT OUR COUNTERS AT 131 SOUTH DEARBORN, 5TH FLOOR, MAIL CODE IL1-0236, CHICAGO, IL 60603-5506, ATTN: STANDBY LETTER OF CREDIT UNIT. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY'S ACCOUNT PER THEIR INSTRUCTIONS. THE ORIGINAL LETTER OF CREDIT MUST ACCOMPANY THE DOCUMENTS REQUIRED UNDER THIS CREDIT FOR ENDORSEMENT. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH

****

IF THE UNDERLYING OBLIGATION FALLS UNDER ONE OF THE CATEGORIES SPECIFIED IN BANK'S COMPLIANCE DIRECTIVES, THE FOLLOWING CLAUSE WILL BE ADDED.

****

WE MUST COMPLY WITH ALL SANCTIONS, EMBARGO AND OTHER LAWS AND REGULATIONS OF THE U.S. AND OF OTHER APPLICABLE JURISDICTIONS TO THE EXTENT THEY DO NOT CONFLICT WITH SUCH U.S. LAWS AND REGULATIONS ("APPLICABLE RESTRICTIONS"). SHOULD DOCUMENTS BE PRESENTED

EXHIBIT “S”

TEMPORARY CONFERENCE ROOMS

EXHIBIT “T”

PRELIMINARY EVENT SPACE PLAN